UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant
☒

Filed by a Party other than the Registrant
☐

Check the appropriate box:
☒
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to Rule 14a-12.

PARADISE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐
No fee required.

☒
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies.

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Pursuant to the Purchase Agreement, dated April 15, 2019, by and among Paradise, Inc., Gray & Company and Seneca Foods Corporation, the purchase price is approximately $10.9 million, consisting of cash consideration of approximately $9.4 million and assumed liabilities of approximately $1.5 million, subject to an adjustment up or down based on the final inventory value calculated shortly following closing. Solely for purposes of calculating the filing fee, the registrant estimates a purchase price of  $10.9 million.
In accordance with Exchange Act Rule 0-11(c), the filing fee was determined by multiplying 0.0001212 by the proposed maximum aggregate value of the transaction.

(4)
Proposed maximum aggregate value of transaction:

$10,900,000

(5)
Total fee paid:

$1,321.00

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

PARADISE, INC.
1200 W. Dr. Martin Luther King, Jr. Boulevard
Plant City, Florida 33563
[•], 2019
Dear Fellow Shareholders:
We are pleased to inform you that on April 15, 2019, Paradise, Inc. (“Paradise” or the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”), with Gray & Company (the “Buyer”) and Seneca Foods Corporation (the “Parent”). Subject to the closing conditions included in the Purchase Agreement, including most importantly approval by you as our shareholders, the Company will sell to the Buyer the assets of its glacé fruit product business (the “Fruit Business”). If approved and closed in accordance with its terms, the sale of the Fruit Business (the “Asset Sale”) would be for an aggregate purchase price of approximately $10.9 million, consisting of cash consideration of approximately $9.4 million and assumed liabilities of approximately $1.5 million. Approximately $0.9 million of the purchase price would be held in escrow for six months after the sale to satisfy indemnification obligations of the Company. We ask for your approval of the Asset Sale as described in further detail in the accompanying proxy statement.
In addition, our Board of Directors has determined that the best course of action following the Asset Sale is the orderly sale of our remaining assets, including our molded and thermoformed plastics business (the “Plastics Business”) and the real property on which we operate our businesses (the “Real Estate”), as part of a Plan of Complete Liquidation and Dissolution (the “Liquidation Plan”). As a result, we are also asking in the proxy statement for the approval by our shareholders of the Liquidation Plan.
For the purpose of considering and voting on the Asset Sale, the Liquidation Plan, and the other proposals contained in the accompanying proxy statement, you are cordially invited to attend the annual meeting of the Company’s shareholders, which will be held on [•], 2019 starting at [•], at [•].
Our Board’s determination that the Asset Sale and the Liquidation Plan are in the best interest of the Company and its shareholders reflects a thorough exploration of strategic alternatives and also an exploration of opportunities to buy complementary businesses, as further described in the proxy statement. The Board considered the results of these efforts, the Company’s financial condition and results of operations, and its revenue and income prospects if it were to retain either or both of the Fruit Business or the Plastics Business. Both of these businesses offer limited prospects for profitability as we operate them. As a result of this analysis, with advice of its financial advisor, the Board concluded that the Company and its shareholders would be best served by selling its assets, paying liabilities, distributing the net proceeds to shareholders, and winding down the Company. Our Board expects this combination will yield more proceeds to our shareholders than if we continue to operate these businesses, either on a combined basis or solely the Fruit Business or Plastics Business.
All of our directors voted to approve the Asset Sale and have agreed with the Buyer to vote their shares for the Asset Sale and will vote for the Liquidation Plan. Collectively, shareholders holding 39.7% of our shares have agreed with the Buyer to vote for the Asset Sale, subject to conditions stated in the voting agreement.
Assuming shareholder approval and closing of the Asset Sale, the Board estimates that the aggregate amount of distributions to shareholders as a result of the Asset Sale and Liquidation Plan will be between approximately $18.0 million and $25.0 million, or approximately $35 to $48 per share based on 519,600 shares outstanding as of  [•], 2019. Proceeds of the Asset Sale and other asset dispositions will be payable to the Company (not directly to shareholders). These estimates are not based on any set, assured amount of net distributable proceeds from these transactions. While we currently expect that the initial distribution to shareholders would occur on or prior to the date that is 45 days after the closing of the Asset Sale, our ability to distribute proceeds and the timing of such distributions depend on a number of factors that we cannot predict with certainty, including our success in closing the Asset Sale, continuing to operate for a short transitional period, selling our remaining assets for appraised value, identifying and paying our liabilities, and winding down the Company, all as we further describe in the proxy statement. Because of risks and uncertainties associated with our ability to realize and distribute these proceeds, we are not providing assurances as to the actual amount that shareholders will receive. We did not receive an offer to purchase our stock, so this staged course of selling our assets and winding down the Company was our only alternative for completing a sale of the Company.
Assuming approval by our shareholders on both proposals, we expect that the Asset Sale and the Liquidation Plan would be implemented in three stages:
1)
The first stage began with the execution of the Purchase Agreement and would end with the closing of the Asset Sale, which we expect to occur as soon as practicable after shareholder approval is obtained.

2)
The second stage would begin immediately after the closing of the Asset Sale, include our transitional operation of the Fruit Business for the Buyer, and end when we file our Articles of Dissolution with the Secretary of State of Florida. We refer to this stage as the “Transition Period.”

3)
The third stage would begin with the filing of our Articles of Dissolution and end with the final liquidating distribution to shareholders. We refer to this stage as the “Wind-Down Period.”

During the Transition Period, pursuant to a Co-Pack Agreement, we would process, manufacture and package the products of the Fruit Business for the Buyer for the 2019 season using the equipment and inventory purchased by the Buyer in the Asset Sale, in return for weekly payments to the Company. In addition, for approximately one year after closing of the Asset Sale, our principal executives would, as independent contractors, continue to provide transitional consulting services to the Buyer with respect to the Fruit Business and our employees would continue to provide services to the Company to facilitate our services to the Buyer under the Co-Pack Agreement. We are offering our employees retention arrangements to support these services, under which our employees would agree to continue working for the Company through December 31, 2019 and/or such time as their respective departments cease operating.
We believe that the Asset Sale under the terms of the Purchase Agreement maximizes the proceeds to our shareholders from a sale of the Fruit Business. A sale of the Plastics Business might occur during any of the three stages, but we expect that a sale of the Real Estate would not occur until the Wind-Down Period, though it may occur earlier. We cannot predict the terms or timing of these potential transactions or assure that they will occur, because they depend on the availability of buyers and the market generally. We do not have identified buyers for these assets, and we will need to pay liabilities and transaction costs from the proceeds. In addition, while we plan to distribute in an initial distribution a portion of the net proceeds from the Asset Sale as soon as practicable after the Asset Sale, followed by one or more additional distributions in the Wind-Down Period, we cannot provide assurances about the number, timing, or amounts of these distributions to shareholders. As a result, our shareholders will not know at the time of voting the amount of consideration they will receive or when they will receive it.
The enclosed proxy statement provides you with detailed information about the annual meeting and the proposed transactions. In particular, please review the matters referred to under “Risk Factors” beginning on page 17 for a discussion of the risks related to the Asset Sale and the Liquidation Plan. We encourage you to read the proxy statement and all annexes to it carefully and in their entirety. You may obtain additional information about us from documents we have filed with the Securities and Exchange Commission, which are available without charge through the Securities and Exchange Commission’s website at http://www.sec.gov.
The Board of Directors unanimously recommends that you vote “FOR” each of the proposals in the proxy statement and “FOR” the election of each of the director nominees. Your vote is very important, regardless of the number of shares that you own. Whether or not you plan to attend the annual meeting in person, please sign and return the enclosed proxy card. If you attend the annual meeting and wish to vote in person, you may do so even though you have previously voted by proxy. The failure to vote will have the same effect as voting “AGAINST” the approval of the Asset Sale and “AGAINST” the approval of the Liquidation Plan.

If your shares are held in “street name,” you should instruct your bank, broker or other nominee to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals without your instructions, and the failure to instruct your bank, broker or other nominee how to vote will have the same effect as voting “AGAINST” the approval of the Asset Sale and “AGAINST” the approval of the Liquidation Plan. It will not affect the outcome of the other proposals.
If you have any questions regarding the matters addressed in this letter, please call our Chief Financial Officer, Jack Laskowitz, at (813) 752-1155.
On behalf of the entire Board of Directors, I would like to thank our customers, vendors, partners and associates and express my sincere gratitude to our employees for their diligent commitment of excellence and service for all these years enabling Paradise to consistently be the brand of choice. Additionally I would like to thank the Paradise Board of Directors and management for their contribution, prudent guidance and inspiration. To our shareholders, I thank you for your continued loyalty and support, and the opportunity to serve you. Very truly yours,
PARADISE, INC.
By:
Randy S. Gordon, President and Chief Executive Officer

PARADISE, INC.
1200 W. Dr. Martin Luther King, Jr. Boulevard
Plant City, Florida 33563
NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS
Dear Shareholder:
You are cordially invited to attend the annual meeting of the shareholders of Paradise, Inc., a Florida corporation that we refer to as “Paradise” or the “Company,” which will be held on [•], 2019 starting at [•], at [•].
At the annual meeting you will be asked to consider and vote on the following proposals:
(1)
A proposal to approve the sale (the “Asset Sale”) of substantially all of the assets, and certain specified liabilities, of the Company’s glacé fruit product business (the “Fruit Business”) to Gray & Company (the “Buyer”), a subsidiary of Seneca Foods Corporation (the “Parent”), pursuant to the Asset Purchase Agreement, dated April 15, 2019, among the Parent, the Buyer and the Company (the “Purchase Agreement”), and to approve and adopt the Purchase Agreement and the transactions contemplated under that agreement (the “Asset Sale proposal”);

(2)
A proposal to approve the complete liquidation and dissolution (the “Liquidation”) of the Company in accordance with the Plan of Complete Liquidation and Dissolution (the “Liquidation Plan”), which, if approved, will give the Board of Directors discretion to determine when and whether to proceed with the Liquidation Plan and which the Board of Directors envisions will lead to the sale of the Company’s remaining assets (the “Liquidation proposal”);

(3)
The election of five directors to our Board of Directors each for a term expiring at the 2020 annual meeting of shareholders, if any, and until his successor has been duly elected and qualified (the “Director Election proposal”);

(4)
The ratification of the appointment of Warren Averett LLP as our independent registered public accounting firm for the year ending December 31, 2019 (the “Ratification proposal”);

(5)
A proposal to adjourn the annual meeting in order to solicit additional proxies in the event there are insufficient votes to approve one or more of the foregoing proposals or for any other reason the Board of Directors deems appropriate (the “Adjournment proposal”);

(6)
A proposal to approve on a non-binding, advisory basis, certain compensation (the “Severance Payments”) that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Asset Sale and the Liquidation Plan, as disclosed in the section titled “Severance Payments Triggered by Sale of Assets” in the proxy statement (the “Severance Payments proposal”);

(7)
A proposal to approve on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the “Summary Compensation Table” and accompanying disclosure in the proxy statement (the “Say-on-Pay proposal”); and

(8)
Such other business as may properly come before the annual meeting or any postponements or adjournments thereof.

The Company’s Board of Directors has fixed the close of business on [•], 2019 as the record date for determining shareholders entitled to notice of and to vote at the annual meeting.
A copy of the Purchase Agreement is attached as Annex A to the accompanying proxy statement. A copy of the Liquidation Plan is attached as Annex B to the accompanying proxy statement.

After careful consideration, the Board of Directors unanimously determined that the Asset Sale, on the terms and subject to the conditions set forth in the Purchase Agreement, is fair to, and in the best interests of, the Company and its shareholders and unanimously approved the Asset Sale and the transactions contemplated by the Purchase Agreement. In addition, the Board of Directors has determined that the best course of action following the Asset Sale is the orderly sale of our remaining assets. Accordingly, shareholders are also being asked to approve the Liquidation Plan.
Both the Asset Sale and the Liquidation are conditioned upon receiving approval from our shareholders. The proposals to approve the Asset Sale pursuant to the Purchase Agreement and to approve the subsequent dissolution and liquidation of the Company pursuant to the Liquidation Plan require the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to be cast at the annual meeting. Therefore, it is very important that your shares be represented and voted at the meeting.
The Asset Sale is not conditioned upon shareholders approving the Liquidation Plan. The Liquidation Plan is not conditioned upon shareholders approving the Asset Sale. Shareholders do not have appraisal rights in connection with the Asset Sale or the Liquidation Plan.
On the basis of the assumptions and other factors described in the accompanying proxy statement, most notably the assumption that the Asset Sale closes, the Board anticipates that the aggregate amount of distributions to shareholders as a result of the Asset Sale and Liquidation will be between approximately $18.4 million and $25.2 million, or approximately $35 to $48 per share based on 519,600 shares outstanding as of [•], 2019. The amount ultimately distributed to shareholders may be more or less than anticipated because of the factors described elsewhere in the accompanying proxy statement and unforeseen circumstances. The actual amount and timing of, and record date for, distributions will be determined by the Board, in its sole discretion, and will depend upon the amounts deemed necessary by the Board to pay or provide for all of our liabilities and obligations. Only shareholders of record as of the record date for a distribution as determined by the Board will be entitled to receive that distribution. Shareholders will not know at the time of voting the amount of consideration they will receive in these distributions.
The enclosed proxy statement provides you with detailed information about the annual meeting and the proposed transactions. In particular, please review the matters referred to under “Risk Factors” beginning on page 17 for a discussion of the risks related to the Asset Sale and the Liquidation Plan. We encourage you to read the proxy statement and all annexes thereto carefully and in their entirety. You may also obtain additional information about us from documents we have filed with the Securities and Exchange Commission, which are available without charge through the Securities and Exchange Commission’s website at http://www.sec.gov.
The Board of Directors unanimously recommends that you vote “FOR” the approval of the Asset Sale, “FOR” the approval of the Liquidation Plan, “FOR” the election of each of the director nominees, “FOR” the ratification of the Company’s independent registered public accounting firm, “FOR” the proposal to adjourn the annual meeting in order to solicit additional proxies in the event there are insufficient votes to approve one or more of the foregoing proposals or for any other reason the Board of Directors deems appropriate, “FOR” the Severance Payments proposal, and “FOR” the Say-on-Pay proposal.
Your vote is very important, regardless of the number of shares that you own. The Asset Sale and the Liquidation Plan cannot be completed unless approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to be cast at the annual meeting. Whether or not you plan to attend the annual meeting in person, please sign and return the enclosed proxy card. If you attend the annual meeting and wish to vote in person, you may do so even though you have previously voted by proxy. The failure to vote will have the same effect as voting “AGAINST” the approval of the Asset Sale and “AGAINST” the approval of the Liquidation Plan.

If your shares are held in “street name,” you should instruct your bank, broker or other nominee to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals without your instructions, and the failure to instruct your bank, broker or other nominee how to vote will have the same effect as voting “AGAINST” the approval of the Asset Sale and “AGAINST” the approval of the Liquidation Plan. It will not affect the outcome of the other proposals.
By order of the Board of Directors,

Randy Gordon
President and Chief Executive Officer
Neither the U.S. Securities and Exchange Commission nor any state securities or other regulatory agency has approved or disapproved the Asset Sale, Purchase Agreement, Liquidation Plan or any other transactions contemplated thereby, passed upon the merits or fairness of the Asset Sale, Purchase Agreement, Liquidation Plan or other transactions contemplated thereby, or passed upon the adequacy or accuracy of the disclosures in this notice or the accompanying proxy statement. Any representation to the contrary is a criminal offense.
The proxy statement is dated [•], 2019 and is first being mailed to shareholders on or about [•], 2019.

i

ii

iii

SUMMARY
The following summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that item in this proxy statement. You may obtain the information incorporated by reference into this proxy statement by following the instructions under “Where You Can Find Additional Information” beginning on page 81.
Unless we otherwise indicate or unless the context requires otherwise, all references in this proxy statement to:
•
“Company,” “Paradise,” “we,” “our” and “us” refer to Paradise, Inc., a Florida corporation;

•
“Parent” refers to Seneca Foods Corporation, a New York corporation;

•
“Buyer” refers to Gray & Company, an Oregon corporation and wholly-owned subsidiary of Parent;

•
“Purchase Agreement” refers to the Asset Purchase Agreement, dated as of April 15, 2019, by and among Parent, Buyer and the Company, as it may be amended from time to time, a copy of which is attached as Annex A to this proxy statement;

•
“Asset Sale” refers to the sale of all of the assets and certain specified liabilities of the Fruit Business contemplated by the Purchase Agreement;

•
“Fruit Business” refers to Paradise’s glacé fruit product business;

•
“Plastics Business” refers to Paradise’s molded and thermoformed plastics business;

•
“Real Estate” refers to Paradise’s real property;

•
“Company’s Articles of Incorporation” refers to the Articles of Incorporation of the Company;

•
“Board of Directors” or “Board” refers to the Company’s Board of Directors;

•
“Liquidation Plan” refers to the Plan of Complete Liquidation and Dissolution, a copy of which is attached as Annex B to this proxy statement;

•
“FBCA” refers to the Florida Business Corporation Act.

The Parties to the Asset Sale (page 16)
Company — Paradise, Inc.
The Company is a Florida corporation headquartered in Plant City, Florida.
Our principal executive office is located at 1200 West Dr. Martin Luther King, Jr. Boulevard, Plant City, Florida 33563, and our telephone number is (813) 752-1155.
Parent — Seneca Foods Corporation
Parent is a New York corporation.
The mailing address of Parent’s principal executive office is 3736 South Main Street, Marion, New York 14505, and its telephone number is (315) 926-8100.
Buyer — Gray & Company
Buyer is an Oregon corporation.
The mailing address of Buyer’s principal executive office is c/o Seneca Foods Corporation, 3736 South Main Street, Marion, New York 14505, and its telephone number is (315) 926-8100.

Expected Process and Timetable
Assuming approval by our shareholders of both the Asset Sale proposal and the Liquidation proposal, Paradise expects that the Asset Sale and the Liquidation Plan would be implemented in three stages:
1.
The first stage began with the execution of the Purchase Agreement and would end with the closing of the Asset Sale, which we expect to occur as soon as practicable after shareholder approval is obtained.

2.
The second stage would begin immediately after the closing of the Asset Sale, include our transitional operation of the Fruit Business for the Buyer, and end when we file our Articles of Dissolution with the Secretary of State of Florida. We refer to this stage as the “Transition Period.”

3.
The third stage would begin with the filing of our Articles of Dissolution and end with the final liquidating distribution to shareholders. We refer to this stage as the “Wind-Down Period.”

During the Transition Period, pursuant to a Co-Pack Agreement with the Buyer, Paradise would process, manufacture and package the products of the Fruit Business for the Buyer for the 2019 season using the equipment and inventory purchased by the Buyer in the Asset Sale, in return for weekly payments to the Company based on an agreed upon budget that includes a 10% profit. In addition, for approximately one year after closing of the Asset Sale, our principal executives would, as independent contractors, continue to provide transitional consulting services to the Buyer with respect to the Fruit Business and our employees would continue to provide services to the Company to facilitate our services to the Buyer under the Co-Pack Agreement. We are offering our employees retention arrangements to support these services, under which our employees would agree to continue working for the Company through December 31, 2019 and/or such time as their respective departments cease operating. Also during the Transition Period, Paradise intends to conduct modest remediation efforts based on the Phase 2 environmental study conducted in December 2018 to prepare the Real Estate for sale.
A sale of the Company’s molded and thermoformed plastics business (the “Plastics Business”) might occur during any of the three stages, but we expect that a sale of the Real Estate would not occur until the Wind-Down Period, though it may occur earlier. We cannot predict the terms or timing of these potential transactions or assure that they will occur, because they depend on the availability of buyers and the market generally. We do not have identified buyers for these assets, and we will need to pay liabilities and transaction costs from the proceeds. In addition, while we plan to distribute in an initial distribution a portion of the net proceeds from the Asset Sale as soon as practicable after the Asset Sale, followed by one or more additional distributions in the Wind-Down Period, we cannot provide assurances about the number, timing, or amounts of these distributions to shareholders. As a result, our shareholders will not know at the time of voting the amount of consideration they will receive or when they will receive it.
The Asset Sale (page 28)
On April 15, 2019, Paradise entered into the Purchase Agreement with Buyer and Parent. Pursuant to the Purchase Agreement, Buyer would acquire substantially all of the assets of Paradise engaged in the production, manufacture, sale and distribution of glacé fruit product (the “Fruit Business”) on the satisfaction or waiver of the closing conditions set forth in the Purchase Agreement.
Pursuant to the Purchase Agreement, the Fruit Business would be sold to the Buyer for an aggregate purchase price of approximately $10.9 million, consisting of cash consideration of approximately $9.4 million and assumed liabilities of approximately $1.5 million, subject to an adjustment up or down based on the final inventory value calculated shortly following closing. Approximately $0.9 million of the purchase price would be held in escrow for six months after the sale to satisfy indemnification obligations of Paradise.
We encourage you to carefully read in its entirety the Purchase Agreement, which is the principal document governing the Asset Sale and is attached as Annex A to this proxy statement.
Opinions of Paradise’s Financial Advisor (page 36 and Annex C)
On April 15, 2019, Hyde Park Capital (“HPC”) rendered its oral opinion, subsequently confirmed in writing, to the Company’s Board that, as of such date and based upon and subject to the foregoing, it is

HPC’s opinion that the purchase price to be received by the Company in the Asset Sale is fair, from a financial point of view, to the Company.
The full text of the written opinion of HPC, dated April 15, 2019, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is filed as Annex C to this proxy statement. HPC’s opinion is directed to, and is solely for the benefit of the Board of Directors of the Company in connection with its consideration of the Purchase Agreement and the opinion does not constitute advice or a recommendation as to how the Board of Directors or any shareholder should vote or act on any matter relating to the Purchase Agreement. Paradise shareholders are encouraged to read HPC’s opinion carefully and in its entirety. The following discussion of HPC’s written opinion is qualified in its entirety by reference to the full text of the written opinion of HPC, dated April 15, 2019, filed as Annex C to this proxy statement.
Reasons for the Asset Sale (page 33)
In reaching its decision to approve the Asset Sale and the transactions contemplated by the Purchase Agreement and, subject to the terms and conditions of the Purchase Agreement, to recommend the approval of the Asset Sale proposal to our shareholders, the Board consulted with our management, as well as our legal and financial advisors, and considered the terms of the proposed Purchase Agreement and the transactions set forth in the Purchase Agreement, as well as other alternative transactions, including contacts and extensive discussions with other potential acquirers. Our Board’s determination that the Asset Sale is in the best interest of the Company and its shareholders reflects a thorough exploration of strategic alternatives and also an exploration of opportunities to buy complementary businesses. As a result of its analysis, the Board concluded that the Company and its shareholders will be best served by the Asset Sale, in particular because the Board expects that this course will yield higher proceeds to its shareholders than if it continued to operate the Fruit Business.
The Board’s reasons for approving the Asset Sale and the transactions contemplated by the Purchase Agreement; certain factors the Board considered in its deliberations in approving Purchase Agreement, the Asset Sale and the transactions contemplated by the Purchase Agreement; and the Board’s recommendation to our shareholders are further discussed in the section entitled “Proposal 1 — The Asset Sale Proposal — The Asset Sale — Reasons for the Asset Sale” beginning on page 33 of this proxy statement.
The Liquidation Plan (page 55)
If the Liquidation Plan is approved by the shareholders, the decision of whether or not to proceed with the Liquidation and when to proceed will be made by the Board in its sole discretion. No further shareholder approval would be required to effect the Liquidation pursuant to the Liquidation Plan. Assuming that the Board will determine to proceed with the Liquidation, the Company anticipates filing Articles of Dissolution with the Secretary of State of the State of Florida on a date determined by the Board. For purposes of the FBCA, the Company will be dissolved on the date the Articles of Dissolution are filed unless the articles specify a later effective date in accordance with the FBCA. The Company will cease carrying on its business after the effective date of the Liquidation except as necessary to wind up its business and affairs, including retaining such employees and consultants as necessary or desirable to carry out these activities.
Shareholder approval of the Liquidation Plan constitutes approval by the shareholders of the sale, exchange, or other disposition in liquidation of all of the property and assets of the Company, which assets include the Fruit Business, the Plastics Business and the Real Estate. This sale, exchange, or other disposition may occur in one transaction or a series of transactions. As a result, even if the Asset Sale proposal is not approved by the shareholders or the Asset Sale does not close for any reason, if the shareholders approve the Liquidation Plan, the Board may proceed with the Liquidation, as part of which it would be authorized to sell the assets constituting the Fruit Business. In that case, the shareholders would have no right to approve the particular terms of that sale of the Fruit Business.
If the Asset Sale is approved by our shareholders and closes, then as soon as practicable after the closing of the Asset Sale, the Company plans to distribute, in an initial distribution (with potential subsequent distributions thereafter), a portion of the net proceeds from the Asset Sale, potentially subject to a contingency reserve for remaining costs and liabilities. We currently expect that the initial distribution to shareholders would be made on or prior to the date that is 45 days after the closing of the Asset Sale. However, the amount and timing of distributions to shareholders will be determined by the Board in its discretion, subject to the provisions of the Liquidation Plan. Only shareholders of record as of the record date for a distribution as determined by the Board will be entitled to receive that distribution.
If the shareholders do not approve the Liquidation Plan, the Company will still seek to complete the Asset Sale, if the Asset Sale is approved by the shareholders and the other conditions to closing set forth in the Agreement are satisfied or waived. With limited assets with which to generate revenue and no Liquidation Plan approved, the Company anticipates that it would use its cash to pay ongoing operating expenses, and the Board would convene to determine whether to make any distributions to shareholders. The Board would have to evaluate the alternatives available to the Company, including, among other things, remaining a publicly traded company, the possibility of investing the cash received from the Asset Sale in another operating business or undertaking a going private transaction.
Reasons for the Liquidation Plan (page 55)
In considering whether the Company should liquidate and dissolve, the Board considered other available strategic options, which included, among other things, remaining a publicly traded company, the possibility of investing the cash received from the Asset Sale in another operating business or undertaking a going private transaction. In approving the Liquidation Plan, the Board considered a number of factors, including but not limited to, the factors in the section entitled “Proposal 2 — The Liquidation proposal — Reasons for the Liquidation Plan.” The Board’s determination that Liquidation is in the best interest of the Company and its shareholders reflects a thorough exploration of strategic alternatives and also an exploration of opportunities to buy complementary businesses, as further described in this proxy statement. The Board considered the results of these efforts, the Company’s financial condition and results of operations, and its revenue and income prospects if it were to retain either or both of the Fruit Business or the Plastics Business. Both of these businesses offer limited prospects for profitability as we operate them. As a result of this analysis, with advice of its financial advisor, the Board concluded that the Company and its shareholders would be best served by selling its assets, paying liabilities, distributing the net proceeds to shareholders, and winding down the Company. Our Board expects this combination will yield more proceeds to our shareholders than if we continue to operate these businesses, either on a combined basis or solely the Fruit Business or Plastics Business.
The Annual Meeting (page 22)
The annual meeting of shareholders will be held on [•], 2019 starting at [•], at [•]. At the annual meeting, our shareholders will be asked to vote on the proposal to approve the Asset Sale, a proposal to approve the Liquidation Plan, a proposal to elect directors to our Board, a proposal to ratify the appointment of our independent registered public accounting firm, a proposal to adjourn the annual meeting, if necessary or appropriate, including to solicit additional proxies in the event that there are not sufficient votes in favor of approval of the Asset Sale or the Liquidation Plan at the time of the annual meeting, a non-binding advisory proposal on the compensation that may be paid or become payable to our current and former named executive officers as disclosed in the section titled “Severance Payments Triggered by Sale of Assets,” and a non-binding advisory proposal on the compensation of our named executive officers as disclosed in the “Summary Compensation Table” and accompanying disclosure in the proxy statement, and any other business that may properly come before the annual meeting and any adjournment(s) or postponement(s).
Recommendation of the Board (page 33)
The Board of Directors unanimously recommends that you vote “FOR” the approval of the Asset Sale, “FOR” the approval of the Liquidation Plan, “FOR” the election of each of the director nominees, “FOR” the ratification of the Company’s independent registered public accounting firm, “FOR” the proposal to adjourn the annual meeting in order to solicit additional proxies in the event there are insufficient votes to approve one or more of the foregoing proposals or for any other reason the Board of Directors deems appropriate, “FOR” the Severance Payments proposal, and “FOR” the Say-on-Pay proposal.

Shareholders Entitled to Vote; Record Date (page 23)
Only holders of record of shares of Paradise’s common stock on [•] may vote at the annual meeting. For each share of common stock that you owned on the record date, you are entitled to cast one vote on each matter voted upon at the annual meeting. On the record date, 519,600 shares of common stock were entitled to vote at the annual meeting.
Quorum and Vote Required (page 23)
A quorum of shareholders is necessary to hold the annual meeting. The required quorum for the transaction of business at the annual meeting exists when the holders of a majority of the shares of the Company’s common stock entitled to vote at the annual meeting are represented either in person or by proxy. If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned to solicit additional proxies. Abstentions count as present for establishing a quorum.
Approval of the Asset Sale proposal and the Liquidation proposal requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock entitled to vote at the annual meeting. Failure to vote, by proxy or in person, or failure to instruct your broker, bank or nominee how to vote shares of common stock held in street name will have the same effect as a vote “AGAINST” the Asset Sale and the Liquidation. Under the Director Election proposal, the five nominees for director receiving the highest number of affirmative votes shall be elected as directors. The Ratification proposal and the Adjournment proposal will be approved if a majority of the shares of Company common stock, present in person or represented by proxy and entitled to vote on the subject matter, vote in favor of the proposal. The Severance Payments proposal and the Say-on-Pay proposal will be approved on a non-binding, advisory basis, if a majority of the shares of Company common stock, present in person or represented by proxy and entitled to vote on the subject matter, vote in favor of the proposal.
Certain shareholders of Paradise owning approximately 39.7% of the outstanding shares of Company common stock entered into a voting agreement with Buyer and Parent in which they pledged to vote their shares of Company common stock in favor of the Asset Sale.
Shares Owned by Our Directors and Executive Officers (page 71)
As of the Record Date, our directors and executive officers were entitled to vote 206,109 shares of the Company’s common stock, or approximately 39.7% of the Company’s common stock outstanding on that date.
Interests of Certain Persons in the Asset Sale and the Liquidation (page 42)
In considering the recommendation of the Board that the shareholders vote to approve the Asset Sale proposal and the Liquidation proposal, shareholders should be aware that some of our directors and executive officers have interests in the Asset Sale and the Liquidation that are different from, or in addition to, the interests of shareholders generally; including, among others, retention and severance payments and other benefits and entitlements that are due upon, or upon a termination of employment following, a change of control of the Company and transitional consulting arrangements certain officers of the Company will enter into with Buyer simultaneously with the closing of the Asset Sale.
Material U.S. Federal Income Tax Consequences (page 63)
If consummated, the Asset Sale will be a taxable transaction to the Company. Because of the tax attributes of the Company, it is anticipated that the Company will utilize such tax attributes to substantially reduce the amount of U.S. federal income tax from the Asset Sale, even taking into account limitations, if any, on the Company’s use of tax attributes imposed by Public Law No. 115-97 enacted in December 2017 (informally known as the Tax Cuts and Jobs Act) (“TCJA”).
Even if the Liquidation Plan is approved, the Company will continue to be subject to tax on our taxable income until the Liquidation is complete, including on taxable income realized from the Co-Pack Agreement. Any subsequent asset sales (such as the sale of the Real Estate or assets of the Plastics Business) will also be taxable transactions to the Company, and the Company does not expect to have tax attributes remaining after the Asset Sale to reduce the amount of U.S. federal income tax from any such subsequent sales. The determination of whether and to what extent the Company’s tax attributes will be available, however, is highly complex and is based in part upon facts that will not be known until the completion of the Asset Sale. Therefore, it is possible that the Asset Sale or our activities after the Asset Sale (including subsequent asset sales) will generate a U.S. tax liability to the Company and, in such case, this liability would reduce the assets available for distribution to our shareholders pursuant to the Liquidation Plan.
Neither the Asset Sale nor any subsequent asset sales by the Company will be taxable to holders of Company common stock, although any distribution made by the Company on Company common stock will be a taxable event to the holders of Company common stock. If the Liquidation Plan is approved and implemented, then distributions made to holders of Company common stock pursuant to the Liquidation Plan will generally be treated as payments in exchange for their shares of Company common stock. If the Liquidation Plan is not approved and implemented, and we make a distribution outside of the Liquidation Plan (including cash from the Asset Sale), our shareholders could, depending on their particular circumstances, incur an increased shareholder-level U.S. federal income tax liability in the event such distributions are characterized as dividends for U.S. federal income tax purposes.
See the section entitled “Material U.S. Federal Income Tax Consequences” beginning on page 63 of this proxy statement for a more complete discussion of the U.S. federal income tax consequences of the Asset Sale, any subsequent asset sales and any distributions on Company common stock. The tax consequences to you of any distributions on your Company common stock will depend on your particular tax situation. You should consult your tax advisor for a complete analysis of the U.S. federal, state, local or foreign tax consequences to you of any distributions on Company common stock.
Appraisal Rights (page 26)
Under Florida law, holders of shares of Company common stock are not entitled to appraisal rights in connection with the Asset Sale or the Liquidation Plan.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING, THE ASSET SALE AND THE LIQUIDATION PLAN
The following questions and answers are intended to address briefly some commonly asked questions regarding the annual meeting, the Asset Sale and the Liquidation Plan. These questions and answers may not address all questions that may be important to you as a Paradise shareholder. Please refer to the additional information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.
Q.
WHEN AND WHERE WILL THE ANNUAL MEETING OF SHAREHOLDERS BE HELD?

A.
The annual meeting of Paradise shareholders will be held at [•], on [•], 2019 at [•]. You should read the section entitled “The Annual Meeting” beginning on page 22.

Q.
WHAT ARE THE PROPOSALS THAT WILL BE VOTED ON AT THE ANNUAL MEETING?

A.
You will be asked to consider and vote upon (1) a proposal to approve the Asset Sale, and to approve and adopt the Purchase Agreement and the transactions contemplated under that agreement (the “Asset Sale proposal”); (2) a proposal to approve the Liquidation in accordance with the Liquidation Plan, which, if approved, will give the Board of Directors discretion to determine when and whether to proceed with the Liquidation Plan (the “Liquidation proposal”); (3) the election of five directors to our Board of Directors each for a term expiring at 2020 annual meeting of shareholders (if any) and until his successor has been duly elected and qualified (the “Director Election proposal”); (4) the ratification of the appointment of Warren Averett LLP as our independent registered public accounting firm for the year ending December 31, 2019 (the “Ratification proposal”); (5) a proposal to adjourn the annual meeting in order to solicit additional proxies in the event there are insufficient votes to approve one or more of the foregoing proposals or for any other reason the Board of Directors deems appropriate (the “Adjournment proposal”); (6) a proposal to approve on a non-binding, advisory basis, certain compensation (the “Severance Payments”) that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Asset Sale and the Liquidation Plan, as disclosed in the section titled “Severance Payments Triggered by Sale of Assets” in this proxy statement (the “Severance Payments proposal”); and (7) a proposal to approve on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the “Summary Compensation Table” and accompanying disclosure in this proxy statement (the “Say-on-Pay proposal”).

Q.
HOW DOES THE PARADISE BOARD OF DIRECTORS RECOMMEND THAT I VOTE ON THE PROPOSALS?

A.
The Paradise Board of Directors recommends that you vote as follows:

•
“FOR” the Asset Sale proposal;

•
“FOR” the Liquidation proposal;

•
“FOR” each of the nominees for the Board under the Director Election proposal;

•
“FOR” the Ratification proposal;

•
“FOR” the Adjournment proposal;

•
“FOR” the Severance Payments proposal; and

•
“FOR” the Say-on-Pay proposal.

Q.
WHO IS ENTITLED TO ATTEND AND VOTE AT THE ANNUAL MEETING?

A.
The record date for the annual meeting is [•], 2019. If you own shares of Paradise common stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting. As of the record date, there were 519,600 shares of Paradise common stock issued and outstanding.

Q.
WHAT VOTE OF OUR SHAREHOLDERS IS REQUIRED TO ADOPT THE ASSET SALE?

A.
Under Section 607.1202 of the FBCA, the adoption of the Purchase Agreement and approval of the Asset Sale and other transactions contemplated by the Purchase Agreement by Paradise shareholders requires the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote on the matter.

Q.
WHAT VOTE OF OUR SHAREHOLDERS IS REQUIRED TO ADOPT THE LIQUIDATION PLAN?

A.
Under Section 607.1402 of the FBCA, the adoption of the Liquidation Plan and approval of the Liquidation by Paradise shareholders requires the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote on the matter.

Q.
WHAT VOTE OF OUR SHAREHOLDERS IS REQUIRED TO ELECT THE NOMINEES TO THE BOARD OF DIRECTORS?

A.
The nominees for director receiving the highest number of affirmative votes shall be elected as directors.

Q.
WHAT VOTE OF OUR SHAREHOLDERS IS REQUIRED TO RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

A.
The ratification of the appointment of Warren Averett LLP as our independent registered public accounting firm for the year ending December 31, 2019 requires the number of votes cast at the annual meeting in favor of such proposal to exceed the number of votes cast opposing such proposal.

Q.
WHAT VOTE OF OUR SHAREHOLDERS IS REQUIRED TO ADOPT THE PROPOSAL TO ADJOURN OR POSTPONE THE ANNUAL MEETING TO A LATER TIME, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES?

A.
The adoption of the proposal to adjourn or postpone the annual meeting to a later time, if necessary or appropriate, to solicit additional proxies requires the number of votes cast at the annual meeting in favor of such proposal to exceed the number of votes cast opposing such proposal.

Q.
WHAT VOTE OF OUR SHAREHOLDERS IS REQUIRED TO APPROVE ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION TO BE PAID TO PARADISE’S NAMED EXECUTIVE OFFICERS THAT IS BASED ON OR OTHERWISE RELATES TO THE ASSET SALE OR THE LIQUIDATION?

A.
The approval, on a non-binding, advisory basis, of the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the Asset Sale or the Liquidation, as disclosed in the section titled “Severance Payments Triggered by Sale of Assets,” requires the number of votes cast at the annual meeting in favor of such proposal to exceed the number of votes cast opposing such proposal.

Q.
WHAT WILL HAPPEN IF OUR SHAREHOLDERS DO NOT APPROVE, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION TO BE PAID TO PARADISE’S NAMED EXECUTIVE OFFICERS THAT IS BASED ON OR OTHERWISE RELATES TO THE ASSET SALE OR THE LIQUIDATION?

A.
The advisory vote on the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the Asset Sale or the Liquidation is a vote separate and apart from the vote to approve the Asset Sale or the Liquidation Plan. Accordingly, you may vote to approve the executive compensation and vote not to approve either or both of the Asset Sale and the Liquidation Plan, and vice versa. Because the vote on executive compensation that will or may become payable in connection with the Asset Sale or the Liquidation is advisory in nature only, it will not be binding on Paradise. Accordingly, because Paradise is contractually obligated to pay the compensation, if the Asset Sale or a sale of all or substantially all assets under the Liquidation is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory vote.

Q.
WHAT VOTE OF OUR SHAREHOLDERS IS REQUIRED TO APPROVE ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT?

A.
The approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in the “Summary Compensation Table” and accompanying disclosure in this proxy statement requires the number of votes cast at the annual meeting in favor of such proposal to exceed the number of votes cast opposing such proposal.

Q.
WHAT ARE THE EFFECTS OF ABSTENTIONS AND BROKER NON-VOTES?

A.
Pursuant to Florida law, abstentions are counted as present for purposes of determining the presence of a quorum. Abstentions will not be counted as votes cast “FOR” or “AGAINST” any proposal; however, because the proposal to approve the Asset Sale and the proposal to approve the Liquidation Plan each requires the affirmative vote of a majority of our outstanding shares of common stock entitled to vote on the matter, an abstention will have the same effect as a vote “AGAINST” such proposal. Abstentions will have no effect on the voting results for any other proposal described in this proxy statement.

Under applicable exchange rules, if a broker, bank or other institution that holds shares in “street name” for a customer does not receive voting instructions from that customer, the broker may vote on only certain “routine” matters. For “non-routine” matters, which include all proposals contained in this proxy statement except for the Ratification proposal, a broker may not vote on such matters unless it receives voting instructions from the customer for whom it holds shares of Common Stock. A broker “non-vote” occurs when a broker does not receive such voting instructions from its customer on “non-routine” matters. Broker non-votes are counted for purposes of determining the presence of a quorum; however, they will not be counted as votes cast “FOR” or “AGAINST” any proposal and will have no effect on the voting results for any proposal, other than the proposals to approve the Asset Sale and the Liquidation Plan, for which a broker non-vote will have the effect of a vote “AGAINST” approval of such proposals.
Because several proposals in this proxy statement are considered “non-routine” matters under applicable exchange rules, we urge you to give voting instructions to your broker.
With respect to the proposal to ratification of the appointment of the Company’s independent registered public accounting firm and any other “routine” matters properly brought before the annual meeting, brokers holding shares in street name may vote those shares in their discretion.
Q.
ARE THERE ANY VOTING AGREEMENTS WITH EXISTING SHAREHOLDERS?

A.
Yes. On April 15, 2019, certain shareholders of Paradise owning approximately 39.7% of the outstanding shares of Company common stock entered into a voting agreement with Buyer and Parent in which they pledged to vote their shares of Company common stock in favor of the Asset Sale, the Purchase Agreement and any other matter that must be approved by the Company shareholders in order to facilitate the Asset Sale, and to vote against, among other things, any proposal opposing or competing with the Asset Sale. You should read the section entitled “Voting Agreement” on page 43 and Annex D.

Q.
WHAT DO I NEED TO DO NOW?

A.
After carefully reading and considering the information contained in this proxy statement, including the annexes and the other documents referred to in this proxy statement, please vote your shares in one of the ways described below. You have one vote for each share of Paradise common stock you own as of the record date.

Q.
HOW DO I VOTE IF I AM A SHAREHOLDER OF RECORD?

A.
You may vote by:

•
submitting your proxy by completing, signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope; or

•
appearing in person at the annual meeting.

You are encouraged to submit your proxy. Submitting your proxy by mailing your proxy card will not prevent you from voting in person at the annual meeting. You are encouraged to submit a proxy even if you plan to attend the annual meeting in person to ensure that your shares of Paradise common stock are represented at the annual meeting.
If you properly sign your proxy card but do not mark the boxes showing how your shares of common stock should be voted on a matter, the shares of common stock represented by your properly signed proxy will be voted “FOR” the approval of the Asset Sale, “FOR” the approval of the Liquidation Plan, “FOR” the election of each of the five nominees for the Board of Directors, “FOR” the ratification of the appointment of Warren Averett LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019, “FOR” the proposal to adjourn the annual meeting, if necessary or appropriate, to solicit additional proxies, “FOR” the proposal to approve, by non-binding, advisory vote, the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the Asset Sale and the Liquidation, as disclosed in the “Severance Payments Triggered by Sale of Assets” section included in this proxy statement, and “FOR” the proposal to approve, by non-binding, advisory vote, the compensation of our named executive officers as disclosed in the “Summary Compensation Table” and accompanying disclosure included in this proxy statement.
Q.
HOW DO I VOTE IF MY SHARES OF PARADISE COMMON STOCK ARE HELD BY MY BROKERAGE FIRM, BANK, TRUST OR OTHER NOMINEE?

A.
If your shares of Paradise common stock are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered to be the beneficial owner of those shares of Paradise common stock, with your shares being held in “street name.” “Street name” holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares of Paradise common stock for you at the annual meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares. If you wish to vote in person at the annual meeting, you must bring a proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the annual meeting.

In addition, because any shares of Paradise common stock you may hold in “street name” will be deemed to be held by a different shareholder than any shares you hold of record, shares held in “street name” will not be combined for voting purposes with shares you hold of record. To be sure your shares of Paradise common stock held in “street name” are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares. Shares of Paradise common stock held by a corporation or business entity must be voted by an authorized officer of the entity.
Q.
WHAT CONSTITUTES A QUORUM FOR THE ANNUAL MEETING?

A.
The presence, in person or by proxy, of shareholders representing a majority in interest of the shares of Paradise common stock issued and outstanding will constitute a quorum for the annual meeting. If you are a shareholder of record and you submit a properly executed proxy card by mail or vote in person at the annual meeting, then your shares of Paradise common stock will be counted as part of the quorum. If you are a “street name” holder of shares and you provide your brokerage firm, bank, trust or other nominee with instructions as to how to vote your shares or obtain a legal proxy from such broker or nominee to vote your shares in person at the annual meeting, then your shares will be counted as part of the quorum. All shares of Paradise common stock held by shareholders that are present in person or represented by proxy and entitled to vote at the annual meeting, regardless of how such shares are voted or whether such shareholders abstain from voting, will be counted in determining the presence of a quorum.

Q.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY?

A.
If you receive more than one proxy, it means that you hold shares of Paradise common stock that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to sign and return each proxy card you receive by mail.

Q.
MAY I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY?

A.
Yes. If you are the shareholder of record of Paradise common stock, you have the right to change or revoke your proxy at any time prior to it being voted at the annual meeting:

•
by delivering to Paradise’s Secretary, a signed written notice of revocation bearing a date later than the date of proxy, stating that the proxy is revoked;

•
by submitting a later-dated proxy card relating to the same shares of Paradise common stock; or

•
by attending the annual meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting).

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:
PARADISE, INC.
1200 West Dr. Martin Luther King, Jr. Boulevard
Plant City, Florida 33563
Attn: Secretary
Telephone: (813) 752-1155
If you are a “street name” holder of Paradise common stock, you should contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.
Q.
AM I ENTITLED TO APPRAISAL RIGHTS IN CONNECTION WITH THE ASSET SALE OR THE LIQUIDATION?

A.
No. The Company’s shareholders are not entitled to appraisal rights with respect to the Asset Sale or the Liquidation under Florida law.

Q.
WHAT HAPPENS IF I SELL MY SHARES OF THE COMPANY’S COMMON STOCK AFTER THE RECORD DATE BUT BEFORE THE ANNUAL MEETING?

A.
The record date for shareholders entitled to vote at the annual meeting is earlier than both the date of the annual meeting and the consummation of the Asset Sale. If you transfer your shares of the Company’s common stock after the record date but before the annual meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the annual meeting but will transfer the right to receive any distributions that are anticipated after the closing of the Asset Sale. Only shareholders of record as of the record date for a distribution as determined by the Board will be entitled to receive such distribution.

Q.
ARE THERE RISKS RELATED TO THE ASSET SALE OR THE LIQUIDATION PLAN?

A.
Yes. You should carefully review the section entitled “Risk Factors” beginning on page 17 of this proxy statement.

Q.
WHEN DO YOU EXPECT THE ASSET SALE TO BE COMPLETED?

A.
The Company, Buyer and Parent have agreed in the Purchase Agreement to complete the Asset Sale as soon as possible. If the Purchase Agreement and the Asset Sale are approved at the annual meeting then, assuming timely satisfaction or, to the extent permitted by the Purchase Agreement and applicable law, waiver of the other necessary closing conditions, we anticipate that the Asset Sale will be completed promptly thereafter.

Q.
WHY IS THE BOARD RECOMMENDING THAT I VOTE “FOR” THE ASSET SALE PROPOSAL?

A.
After careful consideration, the Board unanimously determined that the Asset Sale, on the terms and subject to the conditions set forth in the Purchase Agreement, is fair to, and in the best interests of, Paradise and its shareholders and unanimously approved and declared advisable the Asset Sale and the transactions contemplated by the Purchase Agreement. The Board’s determination reflects a thorough exploration of strategic alternatives. As a result of its analysis, the Board concluded that the Company and its shareholders will be best served by the Asset Sale, in particular because the Board expects that this course will yield higher proceeds to its shareholders than if it continued to operate the Fruit Business. The Board also considered each of the items set forth under “Proposal 1 — The Asset Sale Proposal — Reasons for the Asset Sale” beginning on page 33 of this proxy statement.

Q.
DO ANY OF THE COMPANY’S DIRECTORS OR EXECUTIVE OFFICERS HAVE INTERESTS IN THE ASSET SALE AND THE LIQUIDATION THAT MAY DIFFER FROM THOSE OF THE SHAREHOLDERS?

A.
Yes. Our directors and executive officers have interests in the Asset Sale that are different from, or in addition to, the interests of the shareholders. See the section entitled “Interests of Certain Persons in the Asset Sale and the Liquidation” beginning on page 42 of this proxy statement. The members of the Board were aware of and considered these interests, among other matters, in evaluating and in recommending that the shareholders vote to approve the Asset Sale and the Liquidation Plan.

Q.
WHAT WILL HAPPEN UNDER THE LIQUIDATION PLAN?

A.
Under the Liquidation Plan, upon obtaining shareholder approval of the Liquidation proposal, we will file Articles of Dissolution with the Secretary of State of the State of Florida, our jurisdiction of incorporation, to commence the process of liquidation and dissolution. The Company will then cease its business activities (except as necessary, appropriate or desirable to effect a sale of its remaining assets, including the Plastics Business and the Real Estate), negotiate and consummate the sale of all of its assets and properties, pay, or make adequate provision for the payment of, all obligations and claims against the Company (including the provision for payment of contingent or unknown claims), wind-up its affairs, and distribute its remaining assets, if any, to its shareholders.

Q.
WHAT WILL HAPPEN IF SHAREHOLDERS APPROVE THE ASSET SALE BUT DO NOT APPROVE THE LIQUIDATION PLAN?

A.
If shareholders do not approve the Liquidation Plan, Paradise will still seek to complete the Asset Sale, assuming the other conditions to closing set forth in the Purchase Agreement are satisfied or waived. In that event, Paradise will have transferred substantially all of its operating assets to Buyer and will have limited operations with which to generate revenue. With limited assets with which to generate revenue and no Liquidation Plan approved, Paradise anticipates that it would use its cash to pay ongoing operating expenses, and the Board would convene to determine whether to make any distributions to the shareholders. The Board would have to evaluate the alternatives available to Paradise, including, among other things, remaining a publicly traded company, the possibility of investing the cash received from the Asset Sale in another operating business or undertaking a going private transaction. In the event we make a distribution outside of the Liquidation Plan, our shareholders could, depending on their particular circumstances, incur an increased shareholder-level U.S. federal income tax liability in the event that property (including cash from the Asset Sale) distributed to shareholders is characterized as a dividend for U.S. federal income tax purposes. See the section entitled “Material U.S. Federal Income Tax Consequences” beginning on page 63 of this proxy statement.

Q.
WHAT WILL HAPPEN IF SHAREHOLDERS APPROVE THE LIQUIDATION PLAN BUT DO NOT APPROVE THE ASSET SALE?

A.
Shareholder approval of the Liquidation Plan constitutes approval by the shareholders of the sale, exchange, or other disposition in liquidation of all of the property and assets of the Company, which assets include the Fruit Business, the Plastics Business and the Real Estate. This sale, exchange, or other disposition may occur in one transaction or a series of transactions. As a result, even if the Asset Sale proposal is not approved by the shareholders or the Asset Sale does not close for any reason, if the shareholders approve the Liquidation Plan, the Board may proceed with the Liquidation, as part of which it will be authorized to sell the assets constituting the Fruit Business in addition to the assets constituting the Plastics Business and the Real Estate. In that case, the shareholders would have no right to approve the particular terms of the sale of the Fruit Business.
Q.
WHO CAN ANSWER FURTHER QUESTIONS?

A.
For additional questions about the proxy statement and the proposals contained in the proxy statement, assistance in submitting proxies or voting shares of Paradise common stock or additional copies of the proxy statement or the enclosed proxy card, please contact the Company’s Chief Financial Officer, Jack Laskowitz at (813) 752-1155.

If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should also call your brokerage firm, bank, trust or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, the documents to which we refer you in this proxy statement and information included in oral statements or other written statements made or to be made by us or on our behalf may include predictions, estimates and other information that may be considered “forward-looking statements” that do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the Asset Sale. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words of similar import. Shareholders are cautioned that any forward-looking statements are not guarantees of future performance. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including, but are not limited to, factors and matters described under the section entitled “Risk Factors” elsewhere in this proxy statement or incorporated by reference in this proxy statement, and include the following:
•
our financial performance through the completion of the Asset Sale;

•
our ability to satisfy the closing conditions set forth in the Purchase Agreement, including among others, receipt of the required shareholder approval and the absence of any change, circumstance, condition, state of facts, events or effect that constitutes a material adverse effect;

•
the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement;

•
the outcome of any legal proceedings that may be instituted against us and others related to the Purchase Agreement, the Asset Sale or the Liquidation Plan;

•
the failure of the Asset Sale to close for any other reason;

•
diversion of management’s attention from ongoing business concerns during the pendency of the Asset Sale;

•
the costs, fees and expenses related to the Asset Sale, including the risk that the Purchase Agreement may be terminated in circumstances that would require us to pay Buyer a termination fee of  $400,000, the payment of which could cause significant liquidity and long-term financial viability issues for us;

•
the effect of the announcement of the Asset Sale on our customer and employee relationships, operating plans and results and our business generally, including the risk that we may experience a decline in sales and difficulties retaining employees;

•
business uncertainty and contractual restrictions on the operation of our business during the pendency of the Asset Sale;

•
the failure of our shareholders to approve the Liquidation Plan;

•
our ability to sell our remaining assets at acceptable prices or at all;

•
the impact of the Asset Sale, the Liquidation and any distributions on our stock price and the market for the Company’s common stock;

•
the timing and amount of any distributions to shareholders;

•
the amount of our future liabilities;

•
the tax treatment of any distributions to shareholders; and

•
competitive pressures and general economic conditions.

Additional factors that may affect our future results are set forth in the filings we make with the SEC from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2018, which is available on the SEC’s website at www.sec.gov.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, we undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

THE PARTIES TO THE ASSET SALE
Company

Paradise, Inc.
1200 West Dr. Martin Luther King, Jr. Boulevard
Plant City, Florida 33563
Phone: (813) 752-1155
The Company is a Florida corporation.
For more information about the Company, please visit the Company’s website at https://www.paradisefruitco.com. The Company’s website address is provided as an inactive textual reference only. The information on the Company’s website is not incorporated into, and does not form a part of, this proxy statement. Detailed descriptions about the Company’s business and financial results are contained in its Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated in this proxy statement by reference. See “Where You Can Find Additional Information” beginning on page 81.
Parent

Seneca Foods Corporation
3736 South Main Street
Marion, New York 14505
Phone: (315) 926-8100
Parent is a New York corporation.
Parent is North America’s leading provider of packaged fruits and vegetables, with facilities located throughout the United States. Its high quality products are primarily sourced from over 2,000 American farms. Parent holds the largest share of the retail private label, food service, and export canned vegetable markets, distributing to over 90 countries. Products are also sold under the highly regarded brands of Libby’s®, Aunt Nellie’s®, Green Valley®, CherryMan®, READ®, Seneca Farms® and Seneca labels, including Seneca snack chips. In addition, Parent provides vegetable products under a contract packing agreement with B&G Foods North America, under the Green Giant label.
Buyer

Gray & Company
c/o Seneca Foods Corporation
3736 South Main Street
Marion, New York 14505
Phone: (315) 926-8100
Buyer is an Oregon corporation.
Buyer, an indirect, wholly-owned subsidiary of Parent, has operations in Hart, Michigan, and is a leading provider of maraschino cherries and one of the largest providers of glace or candied fruit products. Its product suite is sold via branded and private label items to the retail, club stores, foodservice and industrial markets.

RISK FACTORS
You should carefully consider the risk factors described below, along with other information provided to you in this proxy statement in deciding how to vote on the proposals to approve the Asset Sale and the Liquidation Plan. See “Where You Can Find More Information” beginning on page 81 of this proxy statement. The risks described below are not the only risks we face. Additional risks not presently known to us or that we currently believe are immaterial may also impact our business operations. If any of the following risks occur, our business, financial condition or results of operations could be materially adversely affected, the market price of our common stock may decline, and you may lose all or part of your investment.
Risks Related to the Asset Sale
The proposed Asset Sale is subject to several conditions beyond our control. Failure to complete the Asset Sale could materially and adversely affect our future business, results of operations, financial condition and stock price.
The closing of the Asset Sale is conditioned on the receipt of the approval of our shareholders, as well as the satisfaction of other closing conditions, including performance in all material respects by each party of its obligations under the Purchase Agreement.
We cannot predict whether and when the conditions will be satisfied. If one or more of these conditions is not satisfied, and as a result, we do not complete the Asset Sale, or in the event the Asset Sale is not completed or is delayed for any other reason, we may be harmed because:
•
management’s and our employees’ attention may be diverted from our day-to-day operations as they focus on matters related to the Asset Sale;

•
we could potentially lose key employees if such employees experience uncertainty about their future roles with us and decide to pursue other opportunities in light of the Asset Sale;

•
we could potentially lose customers or vendors, and new customer or vendor contracts could be delayed or decreased;

•
we have agreed to restrictions in the Purchase Agreement that limit how we conduct our business prior to the closing of the Asset Sale, including, among other things, restrictions on our ability to make certain capital expenditures, sell, transfer or dispose of our assets, acquire assets outside of the ordinary course of business and incur indebtedness; these restrictions may not be in our best interests as an independent company and may disrupt or otherwise adversely affect our business and our relationships with our customers, prevent us from pursuing otherwise attractive business opportunities, limit our ability to respond effectively to competitive pressures, industry developments and future opportunities, and otherwise harm our business, financial results and operations;

•
we have incurred and expect to continue to incur expenses related to the Asset Sale, such as legal, financial advisory and accounting fees, and other expenses that are payable by us whether or not the Asset Sale is completed;

•
we may be required to pay a termination fee of  $400,000 to Buyer if the Purchase Agreement is terminated under certain circumstances, which would negatively affect our financial results and liquidity;

•
activities related to the Asset Sale and related uncertainties may lead to a loss of revenue and market position that we may not be able to regain if the Asset Sale does not occur; and

•
the failure to, or delays in, consummating the Asset Sale may result in a negative impression of us with customers, potential customers or the investment community.

The occurrence of these or other events individually or in combination could have a material adverse effect on our business, results of operations, financial condition and stock price.
In addition, our stock price may fluctuate significantly based on announcements by us, Buyer, Parent or other third parties regarding the Asset Sale or our business.

The Purchase Agreement contains provisions that could discourage a potential competing acquirer.
The Purchase Agreement contains “no solicitation” provisions that restrict our ability to solicit, initiate, or knowingly encourage, facilitate or induce third party proposals for the acquisition of our common stock or to pursue an unsolicited offer, subject to certain limited exceptions. In addition, Buyer has an opportunity to modify the terms of the Asset Sale in response to any competing acquisition proposals before the Board may withdraw or change its recommendation with respect to the Asset Sale. Upon the termination of the Purchase Agreement to pursue an alternative transaction, including in connection with a “superior proposal”, we will be required to pay $400,000 as a termination fee. These provisions could discourage a potential third-party acquirer from considering or proposing an acquisition transaction, even if it were prepared to pay a higher price than what would be received in the Asset Sale, or propose to acquire our entire company. These provisions might also result in a potential third-party acquirer proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable. If the Purchase Agreement is terminated and we determine to seek another purchaser for our Fruit Business or another business combination, we may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the Asset Sale.
Our current and former executive officers and directors have interests in the Asset Sale that may be different from, or in addition to, the interests of our shareholders generally.
Our executive officers and members of the Board may be deemed to have interests in the Asset Sale that may be different from or in addition to those of our shareholders, generally. These interests may create potential conflicts of interest. The Board was aware of these potentially differing interests and considered them, among other matters, in evaluating and negotiating the Purchase Agreement and in reaching its decision to approve the Purchase Agreement and the transactions thereunder. These interests relate to or arise from, among other things:
•
compensation payable pursuant to employment and retention agreements as a result of the Asset Sale being deemed a change of control under such agreements; and

•
transitional consulting agreements that such executive officers and members of the Board will enter into with Buyer and Parent in connection with the closing of the Asset Sale.

See also the section entitled “Interests of Certain Persons in the Asset Sale and the Liquidation” beginning on page 42.
We will incur significant costs in connection with the Asset Sale, whether or not it is consummated.
We have and will continue to incur substantial expenses related to the Asset Sale, whether or not it is completed. We recorded significant transaction-related costs, and we anticipate incurring additional costs and expenses until completion of the Asset Sale. In addition, we will incur additional financial advisory fees that are payable upon consummation of the Asset Sale. Finally, we may also be required to pay $400,000 to Buyer if the Purchase Agreement is terminated under certain circumstances. Payment of these expenses by us as a standalone entity would adversely affect our operating results and financial condition and would likely adversely affect our stock price.
We cannot predict the timing, amount or nature of any distributions to our shareholders.
See “Risks Related to the Liquidation Plan — We cannot determine at this time the amount or timing of any distributions to our shareholders because there are many factors, some of which are outside of our control, that could affect our ability to make such distributions.”
If we decide to “go dark,” our stock price and liquidity will decline.
Given the expense and resource demands of being a public company, we may decide to “go dark,” or cease filing periodic reports with the SEC, as soon as practicable after the closing of the Asset Sale. This will result in a substantial decrease in disclosure by us of our operations and prospects, including a complete cessation of periodic filings with the SEC, and trading on the Pink Sheets may cease. Even if it does not cease altogether, liquidity and the value of our common stock would likely be negatively affected.

Risks Related to the Liquidation Plan
If our shareholders do not approve the Liquidation Plan, our business could be harmed and our shareholders could face adverse tax consequences.
If we close the Asset Sale but do not obtain shareholder approval of the Liquidation Plan, we would have to continue business operations despite the sale of assets that generate a significant portion of our revenue. We would have limited assets with which to generate operating revenue and likely will have retained only those employees required to wind-up our remaining business. Further, our shareholders could, depending on their particular circumstances, incur an increased shareholder-level U.S. federal income tax liability in the event that property (including cash from the Asset Sale) distributed to shareholders is characterized as a dividend for U.S. federal income tax purposes. See the section entitled “Material U.S. Federal Income Tax Consequences” beginning on page 63 of this proxy statement.
We cannot determine at this time the timing, amount or nature of any distributions to our shareholders because there are many factors, some of which are outside of our control, that could affect our ability to make such distributions.
If the Asset Sale is approved by our shareholders and closes, then as soon as practicable after the closing of the Asset Sale, the Company plans to distribute, in an initial distribution (with potential subsequent distributions thereafter), a portion of the net proceeds from the Asset Sale, potentially subject to a contingency reserve for remaining costs and liabilities. However, the amount and timing of distributions to shareholders will be determined by the Board in its discretion, subject to the provisions of the Liquidation Plan.
In order to maximize shareholder value and pursuant to the terms of the Liquidation Plan, we presently intend to sell our remaining assets and line of business as well. However, we may not be able to find purchasers for such assets due to market conditions or we may be unable to obtain acceptable value for these remaining assets and line of business. As a result, we may be forced to attempt to sell our remaining assets and line of business at a time or at a value which is unfavorable to us, which would delay or decrease the potential liquidating distributions to our shareholders.
Although the Company has estimated the distributions that can be expected by the shareholders as described beginning on page 59 of this proxy statement under “Estimated Liquidating Distributions to Shareholders,” there are no assurances that such estimates will prove to be accurate. Shareholders will not know at the time of voting the amount of consideration they will receive or when they will receive it. Those determinations depend on a variety of factors, including, but not limited to, whether we are able to close the Asset Sale, whether we are able to sell our remaining assets and the prices therefor; the timing of the sale of our remaining assets; the amount we will be required to pay to satisfy unknown or contingent liabilities in the future; the cost of operating our business through the date of our final liquidation; general business and economic conditions; and other matters.
For the foregoing reasons, there can be no assurance as to the timing and amount of distributions to our shareholders, even if all of our remaining assets, including the Plastics Business and the Real Estate, are sold.
If we do not close the Asset Sale and our Liquidation Plan is approved, we may sell the Fruit Business on terms on which our shareholders will not have any input.
Shareholder approval of the Liquidation Plan constitutes approval by the shareholders of the sale, exchange, or other disposition in liquidation of all of the property and assets of the Company, which assets include the Fruit Business, the Plastics Business and the Real Estate. This sale, exchange, or other disposition may occur in one transaction or a series of transactions.
As a result, even if the Asset Sale proposal is not approved by the shareholders or the Asset Sale does not close for any reason, if the shareholders approve the Liquidation Plan, the Board may proceed with the Liquidation, as part of which it will be authorized to sell the assets constituting the Fruit Business in addition to the assets constituting the Plastics Business and the Real Estate. In that case, the shareholders would have no right to approve the particular terms of the sale of the Fruit Business.

If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each of our shareholders who receives liquidating distributions could be held liable for payment to our creditors of his or her pro rata share of amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such shareholder in the Distribution.
If the Liquidation Plan is approved by our shareholders, we intend to file Articles of Dissolution with the Secretary of State of the State of Florida and then complete the wind down. Pursuant to Florida law, the Company will continue to exist for a minimum of four years after its dissolution becomes effective for the purpose of prosecuting and defending suits against the Company and enabling the Company and its subsidiaries to close their business, to dispose of their property, to discharge their liabilities and to distribute to shareholders any remaining assets. If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, creditors could assert claims against each shareholder receiving a distribution for the payment of any shortfall, up to the amounts previously received by the shareholder in distributions from us. Moreover, in the event a shareholder has paid taxes on amounts previously received by the shareholder, a repayment of all or a portion of such amount could result in a shareholder incurring a net tax cost if the shareholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. We cannot assure you that the contingency reserve established by us will be adequate to cover all expenses and liabilities.
Even if our shareholders approve the Asset Sale and the Liquidation Plan, the Internal Revenue Service may not treat the distributions to our shareholders as distributions in complete liquidation. The tax treatment of any liquidating distributions may vary from shareholder to shareholder, and the discussion in this proxy statement regarding such tax treatment are general in nature. You should consult your own tax advisor instead of relying on the discussions of tax treatment in this proxy statement for tax advice.
The Company intends that the Liquidation Plan constitute a plan of  “complete liquidation”, and that distributions made pursuant to the Liquidation Plan constitute distributions made in “complete liquidation” of the Company. The approval of the Liquidation Plan, however, does not ensure that any distributions we make will be treated as distributions in “complete liquidation” by the Internal Revenue Service (“IRS”).
We have not requested a ruling from the IRS with respect to the anticipated tax consequences of the Liquidation, and we will not seek an opinion of counsel with respect to the anticipated tax consequences of any liquidating distributions. If any of the anticipated tax consequences described in this proxy statement proves to be incorrect, the result could be increased taxation at the corporate and/or shareholder level, thus reducing the benefit to our shareholders and us from the Liquidation and distributions. Tax considerations applicable to particular shareholders may vary with and be contingent upon the shareholder’s individual circumstances.
Shareholders may not be able to recognize a loss for federal income tax purposes until they receive a final distribution from us, which is not expected to occur until 2020 at the earliest, and could be years from now.
As a result of the Liquidation, for U.S. federal income tax purposes, shareholders will recognize gain or loss equal to the difference between (a) the sum of the amount of cash distributed to them and the aggregate fair market value of any property (other than cash) distributed to them, and (b) their tax basis for their shares of Company common stock. A shareholder’s tax basis in shares of Company common stock will depend upon various factors, including the shareholder’s cost and the amount and nature of any distributions received with respect thereto. Any loss generally will be recognized only when the final distribution from us has been received, which may be years after our dissolution, and if the shareholder is still the owner of the shares of Company common stock.

Our stock transfer books will close on a date to be selected by our Board, after which it will not be possible for shareholders to trade our stock.
If the Liquidation is approved by our shareholders and if the Board determines to proceed with the Liquidation, we will close our transfer books on a date to be determined by our Board (the “Final Record Date”). After the Final Record Date, we will not record any further transfers of our common stock, except pursuant to the provisions of a deceased shareholder’s will, intestate succession or operation of law and we will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of our common stock will occur after the Final Record Date.

THE ANNUAL MEETING
Time, Place and Purpose of the Annual Meeting
This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by the Board of Directors for use at the annual meeting to be held on [•], 2019, starting at [•], local time, at [•], or at any postponement or adjournment thereof. At the annual meeting, our shareholders will be asked to vote on (i) the proposal to approve the Asset Sale, (ii) the proposal to approve the Liquidation Plan, (iii) the election of five directors to our Board of Directors; (iv) the ratification of the appointment of Warren Averett LLP as our independent registered public accounting firm for the year ending December 31, 2019, (v) the proposal to adjourn the annual meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event there are insufficient votes at the time of the annual meeting to approve the proposal to approve the Asset Sale or the Liquidation Plan; (vi) the proposal to approve, on an advisory, non-binding basis, the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the Asset Sale and the Liquidation Plan, as disclosed in the “Severance Payments Triggered by Sale of Assets” section included in this proxy statement and (vii) the proposal to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in the “Summary Compensation Table” and accompanying disclosure included in this proxy statement.
Our shareholders must approve the Purchase Agreement in order for the Asset Sale to occur, and must approve the Liquidation Plan in order for the Liquidation to occur. If our shareholders fail to approve the Purchase Agreement, the Asset Sale will not occur. If our shareholders fail to approve the Liquidation Plan, the Liquidation will not occur. A copy of the Purchase Agreement is attached as Annex A hereto and a copy of the Liquidation Plan is attached as Annex B hereto, and we encourage you to read each carefully in its entirety.
Board Recommendations
After careful consideration and evaluation of the Asset Sale proposal, and in consideration of, among other things, the opinion of Hyde Park Capital that, based upon and subject to the factors and assumptions set forth in such opinion, the cash consideration to be received by the Company in the Asset Sale, is fair, from a financial point of view, our Board of Directors unanimously:
•
determined that the Purchase Agreement, the Asset Sale and the other transactions contemplated by the Purchase Agreement are advisable, fair to and in the best interests of the Company’s shareholders;

•
approved, adopted and declared advisable the Purchase Agreement, the Asset Sale and the other transactions contemplated by the Purchase Agreement;

•
recommended that the shareholders approve and adopt the Purchase Agreement, the Asset Sale and the other transactions contemplated by the Purchase Agreement;

•
determined that the dissolution and liquidation of the Company pursuant to a Liquidation Plan is in the best interest of the Company and its shareholders;

•
approved, adopted and declared advisable the Liquidation Plan and the transactions contemplated therein;

•
recommended that the shareholders vote “FOR” each of the five nominees for the Board;

•
recommended that the shareholders ratify the appointment of Warren Averett LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019;

•
recommended that the shareholders approve and adopt the proposal to adjourn the annual meeting, if necessary or appropriate, to solicit additional proxies;

•
recommended that the shareholders approve, on a non-binding, advisory basis, the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the Asset Sale and the Liquidation, as disclosed in the “Severance Payments Triggered by Sale of Assets” section included in this proxy statement; and
•
recommended that the shareholders approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in the “Summary Compensation Table” and accompanying disclosure included in this proxy statement.

Shareholders will not know at the time of voting the amount of consideration they will receive. In addition, only shareholders of record as of the record date for a distribution as determined by the Board will be entitled to receive that distribution.
Record Date and Quorum
We have fixed the close of business on [•], 2019, as the record date for the annual meeting, and only holders of record of common stock on the record date are entitled to vote at the annual meeting. You are entitled to receive notice of, and to vote at, the annual meeting if you owned common stock at the close of business on the record date. You will have one vote for each share that you owned on the record date. As of the record date, there were 519,600 shares of common stock issued and outstanding, and entitled to vote at the annual meeting.
Holders of a majority in interest of all of the Company’s common stock issued and outstanding must be present, in person or by proxy, at the annual meeting to achieve the required quorum for the transaction of business at the annual meeting. Therefore, the presence in person or by proxy of shareholders of record representing at least 259,801 votes will be required to establish a quorum. Common stock represented at the annual meeting but not voted, including shares of common stock for which a shareholder directs an “abstention” from voting, as well as broker non-votes, will be counted for purposes of establishing a quorum. Once a share is represented at the annual meeting, it will be counted for the purpose of determining a quorum at the annual meeting and any adjournment of the annual meeting. However, if a new record date is set for the adjourned annual meeting, then a new quorum will have to be established. In the event that a quorum is not present at the annual meeting, it is expected that the annual meeting will be adjourned or postponed.
Attendance
Only shareholders of record or their duly authorized proxies have the right to attend the annual meeting. To gain admittance, you must present proof that you are a shareholder of the Company as well as valid picture identification, such as a current driver’s license or passport. If your shares of common stock are held through a bank, brokerage firm or other nominee, please bring to the annual meeting a copy of your brokerage statement evidencing your beneficial ownership of our common stock and a valid photo identification. If you are the representative of a corporate or institutional shareholder, you must present valid photo identification along with proof that you are the representative of such shareholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the annual meeting.
Vote Required
If a quorum is present, the proposals to approve the Asset Sale pursuant to the Purchase Agreement and to approve the subsequent dissolution and liquidation of the Company pursuant to the Liquidation Plan require the affirmative vote of the holders (in person or by proxy) of a majority of the outstanding shares of our common stock entitled to be cast at the annual meeting. Abstentions will not be counted as votes cast in favor of these proposals. If you fail to submit a proxy or to vote in person at the annual meeting, or abstain, it will have the same effect as voting “AGAINST” the proposal to approve the Asset Sale and the Liquidation.
If a quorum is present, the five nominees for director receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them will be elected as directors. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

If a quorum is present, the ratification of the appointment of Warren Averett LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019 requires that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. However, since brokers may exercise discretionary voting power with respect to this proposal, a shareholder’s failure to provide voting instructions will not prevent a broker vote and can therefore affect the outcome of the auditor ratification proposal.
If a quorum is present, approval, by non-binding, advisory vote, of the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the Asset Sale will be achieved if the number of votes cast at the annual meeting in favor of such proposal exceeds the number of votes cast opposing such proposal. The outcome of this vote is not binding on the Company. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.
If a quorum is present, approval of the proposal to adjourn the annual meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies requires that the number of votes cast at the annual meeting, whether in person or by proxy, in favor of adjournment exceeds the number of votes cast opposing adjournment. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.
If your shares of common stock are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares of common stock, the “shareholder of record.” This proxy statement and proxy card have been sent directly to you by the Company.
If your shares of common stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares of common stock held in street name. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of common stock, the shareholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares of common stock by following their instructions for voting.
Under applicable exchange rules, if a broker, bank or other institution that holds shares in “street name” for a customer does not receive voting instructions from that customer, the broker may vote on only certain “routine” matters. For “non-routine” matters, which include all proposals contained in this proxy statement except for the Ratification proposal, a broker may not vote on such matters unless it receives voting instructions from the customer for whom it holds shares of the Company’s common stock. A broker “non-vote” occurs when a broker does not receive such voting instructions from its customer on “non-routine” matters. Broker non-votes are counted for purposes of determining the presence of a quorum; however, they will not be counted as votes cast “FOR” or “AGAINST” any proposal and will have no effect on the voting results for any proposal, other than the proposals to approve the Asset Sale and the Liquidation, for which a broker non-vote will have the effect of voting “AGAINST” approval of the Asset Sale and the Liquidation.
Because all but one proposal in this proxy statement are considered “non-routine” matters under applicable exchange rules, we urge you to give voting instructions to your broker.
With respect to the proposal to ratify the appointment of the Company’s independent registered public accounting firm and any other “routine” matters properly brought before the annual meeting, brokers holding shares in street name may vote those shares in their discretion.
If you are a shareholder of record, you may have your shares of the Company’s common stock voted on matters presented at the annual meeting in any of the following ways:
Return Your Proxy Card By Mail:   You may vote by completing, signing and returning the proxy card in the postage-paid envelope provided with this proxy statement. The proxy holders will vote your shares of common stock according to your directions. If you sign and return your proxy card without specifying choices, your shares of common stock will be voted by the persons named in the proxy in accordance with the recommendations of the Board of Directors as set forth in this proxy statement.

Vote at the Meeting:   You may cast your vote in person at the annual meeting. Written ballots will be passed out to shareholders or legal proxies who want to vote in person at the meeting.
If you are a beneficial owner, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of common stock voted. Those instructions will identify which of the above choices are available to you in order to have your common stock voted.
Please note that if you are a beneficial owner and wish to vote in person at the annual meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.
If you choose to vote by mailing a proxy card, your proxy card must be filed with our Secretary by the time the annual meeting begins.
If you vote by proxy, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, or your proxies, will vote your common stock in the way that you indicate. When completing the proxy card, you may specify whether your shares of common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the annual meeting.
If you properly sign your proxy card but do not mark the boxes showing how your shares of common stock should be voted on a matter, the shares of common stock represented by your properly signed proxy will be voted “FOR” the approval of the Asset Sale, “FOR” the approval of the Liquidation Plan, “FOR” the election of each of the five nominees for the Board of Directors, “FOR” the ratification of the appointment of Warren Averett LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019, “FOR” the proposal to adjourn the annual meeting, if necessary or appropriate, to solicit additional proxies, “FOR” the proposal to approve, by non-binding, advisory vote, the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the Asset Sale and the Liquidation, as disclosed in the “Severance Payments Triggered by Sale of Assets” section included in this proxy statement, and “FOR” the proposal to approve, by non-binding, advisory vote, the compensation of our named executive officers as disclosed in the “Summary Compensation Table” and accompanying disclosure included in this proxy statement.
IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF OUR COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.
In addition, concurrently with the execution of the Purchase Agreement, certain shareholders of Paradise owning approximately 39.7% of the outstanding shares of Company common stock entered into a voting agreement with Buyer and Parent in which they pledged to vote their shares of Company common stock in favor of the Asset Sale, the Purchase Agreement and any other matter that must be approved by the Company shareholders in order to facilitate the Asset Sale, and to vote against, among other things, any proposal opposing or competing with the Asset Sale. The voting agreement will terminate upon certain circumstances, including upon termination of the Purchase Agreement.
Proxies and Revocation
Any shareholder of record entitled to vote at the annual meeting may submit a proxy by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the annual meeting. If your shares of common stock are held in “street name” by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or vote in person at the annual meeting, or abstain, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of common stock will not be voted on any of the proposals described in this proxy statement, which will have the same effect as voting “AGAINST” the proposals to approve the Asset Sale and the Liquidation, but will not affect the outcome of any other proposal.

If you are a shareholder of record, you have the right to revoke a previously-granted proxy at any time before it is voted at the annual meeting by:
•
delivering written notice to our Secretary at Paradise, Inc., 1200 W. Dr. Martin Luther King, Jr. Boulevard, Plant City, Florida 33563;

•
executing and delivering to our Secretary at the address above a proxy bearing a later date; or

•
attending the annual meeting in person, at which time the powers of the proxy holders will be suspended if you so request.

Your attendance at the annual meeting will not by itself revoke a previously granted proxy.
If you hold your shares of common stock in street name, you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the annual meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.
Adjournments and Postponements
Although it is not currently expected, the annual meeting may be adjourned or postponed, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the annual meeting to approve the proposals to approve the Asset Sale or the Liquidation or if a quorum is not present at the annual meeting. Other than an announcement to be made at the annual meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the annual meeting as adjourned or postponed.
Anticipated Date of Completion of the Asset Sale
The Company, Buyer and Parent have agreed in the Purchase Agreement to complete the Asset Sale as soon as possible. If the Purchase Agreement and the Asset Sale are approved at the annual meeting then, assuming timely satisfaction or, to the extent permitted by the Purchase Agreement and applicable law, waiver of the other necessary closing conditions, we anticipate that the Asset Sale will be completed promptly thereafter.
Anticipated Date of Completion of the Liquidation
The Company has not yet determined an expected completion date of the Liquidation, if any.
Absence of Appraisal Rights
The Company’s shareholders are not entitled to appraisal rights with respect to the Asset Sale or the Liquidation under Florida law. Section 607.1302 of the FBCA excludes from asset sales, including sales in dissolution, that entitle shareholders to appraisal rights any sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale. The Company intends to distribute substantially all the proceeds of the Asset Sale, and substantially all the proceeds of the asset sales during the Liquidation, as promptly as practical following such sales, but in any event within one year of such sales.
The Company’s Articles of Incorporation and Bylaws do not provide for shareholder appraisal rights, and we do not intend to independently provide the shareholders with any appraisal or similar rights. Accordingly, no shareholder will have the right to dissent and obtain payment for its shares in connection with the Asset Sale or the Liquidation.
Solicitation of Proxies
The Company will bear all costs of this proxy solicitation. Proxies may be solicited by mail, in person, by telephone, or by facsimile or by electronic means by officers, directors and regular employees of the Company. The Company may also reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses to forward proxy materials to beneficial owners. Parent, directly or through one or more affiliates or representatives, may, at its own cost, also make solicitations of proxies by mail, telephone, facsimile or other contact in connection with the Asset Sale.
Questions and Additional Information
If you have more questions about the proposal contained in the proxy statement, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact the Company’s Chief Financial Officer, Jack Laskowitz:
1200 W. Dr. Martin Luther King, Jr. Boulevard
Plant City, Florida 33563
(813) 752-1155
If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

PROPOSAL 1
THE ASSET SALE PROPOSAL
The following is a description of the material aspects of the Asset Sale, which may not contain all of the information that is important to you, and is qualified in its entirety by reference to the Purchase Agreement, which is attached to this proxy statement as Annex A. We encourage you to read carefully this entire proxy statement, including the Purchase Agreement, for a more complete understanding of the Asset Sale.
Background of the Asset Sale
The following chronology summarizes the key meetings and events that led to the signing of the Purchase Agreement by the Company. In this process, representatives of the Board, the Company, and their advisors held many conversations, both by telephone and in person, about the potential transaction and alternatives. This chronology covers only key events leading up to the signing of the Purchase Agreement and does not purport to catalogue every related conversation among or between representatives of the Board, the Company, Parent, Buyer, or their respective advisors.
The Board and the Company’s management regularly review the Company’s results of operations and competitive position and from time to time review its strategic options, including whether a potential strategic acquisition in the food or plastics industry, the continued execution of the strategy as a stand-alone company or a possible strategic or financial investment by a third party, including a strategic sale to a third party, or other business combination, would offer the best opportunity to enhance shareholder value.
In November 2012, the Board began discussions with representatives of Hyde Park Capital Advisors, LLC, which we refer to as “Hyde Park Capital,” during which such representatives presented their services and discussed potential sell-side and buy-side options with the Board. In April 2013, the Board engaged Hyde Park Capital to explore buy-side strategic alternatives for the Company. While the buy-side engagement did not yield a transaction, senior representatives of Hyde Park Capital remained in regular contact with the Company’s Board and management team over the subsequent years.
Beginning in April 2017, members of the Board again met with representatives of Hyde Park Capital, and in August 2017, the Board unanimously determined to engage Hyde Park Capital to explore all strategic alternatives, including a potential strategic acquisition in the food or plastics industry, the continued execution of the strategy as a stand-alone company and/or a possible strategic or financial investment by a third party, including a strategic sale to a third party, or other business combination. In making this determination, the Board considered the maturity of the Company’s business and its financial performance over the previous years as well as the recent change in the position of Chief Executive Officer. The Company formally engaged Hyde Park Capital for these purposes in September 2017.
Between October 2017 and February 2018, representatives of Hyde Park Capital worked with Company management and the Board to prepare initial sell-side materials and lists of potential investors/buyers and targets. In November 2017, the Company was approached by another investment bank representing a plastics packaging company, which we refer to as “Party A,” interested in a potential sale to the Company.
In January 2018, the Company approved a confidential information memorandum and Hyde Park Capital formally commenced the buy-side and sell-side processes. Parent was among the 99 potential buyers contacted by Hyde Park Capital between February 1, 2018 and February 23, 2018.
On February 13, 2018, the Company issued a press release and filed a current report on Form 8-K reporting the exploration and evaluation of strategic alternatives for the Company. On February 15, 2018, the Parent informed Hyde Park Capital that it was not interested in purchasing the Company. On February 23, 2018, Hyde Park Capital provided the Company with a marketing report showing that 99 total investors/buyers were contacted, of which 8 signed confidentiality agreements and received confidential information memoranda, and 42 declined. On March 6, 2018, Parent signed a non-disclosure agreement with the Company after Hyde Park Capital had reached out to the Company’s contact at Parent in another attempt to interest it in a strategic acquisition of the Company.

On March 12, 2018, Company management visited the principal offices of Party A, with Party A’s investment bank present at the meeting, to explore a potential transaction with Party A. Later in March 2018, Company management abandoned this potential transaction after encountering difficulties obtaining relevant information from the investment bank representing Party A.
On March 20, 2018, an investment firm focused on acquiring and operating middle market companies, which we refer to as “Party B,” submitted a letter of interest to the Company to purchase 100% of the Company’s stock for a total consideration of  $7 million to $8 million payable in cash at closing, which corresponded to a per share price of  $13.47 to $15.40. The Company rejected the offer as too low.
On March 27, 2018, Parent submitted an initial term sheet to the Company for the all-cash purchase of the Company’s Fruit Business assets at a price equal to net tangible book value. Hyde Park Capital informed Parent that the Company would not consider an asset sale of its Fruit Business assets and that if they wished to purchase those assets, they would need to make an offer for 100% of the stock of the Company in a stock purchase.
From February through April 2018, Hyde Park Capital regularly provided the Company with marketing summaries showing the status of their sell-side and buy-side efforts. The marketing summary provided on April 12, 2018 showed that Hyde Park Capital had contacted 111 potential buyers, that confidential information memoranda were sent to 11 of such buyers, and that Hyde Park Capital had contacted 35 potential targets, of which 20 were companies in the plastics industry and 15 were companies in the food industry.
On April 17, 2018, Parent submitted a second term sheet to the Company for an all-stock purchase, with a price equal to the Company’s tangible net book value, which would have been $44.89 per share based on the December 31, 2017 balance sheet. However, the Board determined that the term sheet included terms that were not acceptable for the stock purchase of a public company, did not address the fees and expenses of the transaction and did not take into account the costs of, and taxes payable in connection with, an eventual sale of the Plastics Business and the Real Estate, neither of which Parent was interested in retaining. Since the Company had only 519,600 shares of common stock outstanding, a deduction of sale transaction fees, expenses and taxes associated with the eventual sale of the Company’s Real Estate and Plastics Business reduced the effective price per share payable to shareholders well below the stated offer price of  $44.89. The Company insisted that it would only consider an offer at a fixed price per share amount.
On April 27, 2018, representatives of Parent traveled to the Company’s offices in Plant City to meet with senior management at the Company, including Randy Gordon and Mark Gordon, and tour the Company’s facility.
On May 3, 2018, Parent submitted its third term sheet to the Company for an all-stock purchase at $44.89 per share, which Parent calculated to be the Company’s latest reported net tangible value. In connection with this term sheet, Parent reiterated its plan to re-locate the Company’s fruit operations to its Michigan location and sell the Company’s Plastics Business and Real Estate. Parent expressed to Hyde Park Capital that it would like to have buyers of these assets identified prior to it closing on the purchase of the Company. Parent further requested initial diligence information on the Company, including a real estate appraisal. Again, members of the Company Board determined that the term sheet did not adequately address the fees and expenses of the transaction, nor did it take into account the costs of, and taxes payable in connection with, the sale of the Plastics Business or the Real Estate, and included terms that it preferred to avoid, such as survival of representations and warranties and a seller’s indemnification.
Between May 3 and May 15, 2018, the Company worked on responding to Parent’s diligence request and between May 3 and May 31, 2018, with the assistance of Hyde Park Capital, searched for and identified a real estate appraiser and commissioned an appraisal. In addition, on May 4, 2018, Hyde Park Capital began seeking buyers for the Company’s Plastics Business.
On June 20, 2018, representatives of a private equity firm investing in the thermoformed plastics industry, which we refer to as “Party C,” visited Plant City to tour the Company’s Plastics operations. Subsequently, Hyde Park Capital provided requested diligence information to such representatives.

On June 29, 2018, the Company received a real estate appraisal showing a range in value of the Real Estate from $7.7 million to $9.9 million. At the time, the book value of the Real Estate was $2.7 million. On the same day, representatives of Party C communicated to the Company that Party C was not interested in purchasing the Plastics Business after reviewing the requested diligence information.
On July 10, 2018, Hyde Park Capital communicated the results of the real estate appraisal to Parent via email.
On July 17, 2018, Parent informed Hyde Park Capital that the real estate appraisal would not change its offer because their proposal was based on net book value. Parent furthermore stressed that, if the Company did not accept this proposal, either the discussions of a merger would be terminated or the transaction would be converted back to an asset purchase, in which Parent would only buy the Company’s Fruit Business assets for the net tangible book value of such assets.
Between July 20, 2018 and July 23, 2018, representatives of Parent and Hyde Park Capital negotiated the structure and pricing of a potential transaction, and Hyde Park Capital continued its search for a potential buyer of the Plastics Business. On July 23, 2018, Parent resubmitted its initial term sheet for a purchase of the assets of the Company’s Fruit Business for a price equal to the net book value of such assets.
On July 26, 2018, representatives of Hyde Park Capital discussed the terms of Parent’s latest term sheet with the Chief Financial Officer of Parent on a telephone call. On August 7, 2018, representatives of Hyde Park Capital discussed such terms with members of the Board of the Company on a telephone call in preparation for a visit the subsequent day with management of Parent.
On August 8, 2018, representatives of Parent, including its Chief Executive Officer and Chief Financial Officer, visited the Company’s offices in Plant City to meet with Randy Gordon and Mark Gordon of the Company, tour the facility, and discuss the terms of a potential transaction.
On August 9, 2018, representatives of Hyde Park Capital met with the Board to discuss the visit by management of Parent and the latest term sheet. The Board determined to make a counteroffer to Parent for a stock purchase at a price of  $50 per share.
On August 10, 2018, Hyde Park Capital communicated the counteroffer to Parent on a telephone call along with feedback from the Board meeting. Hyde Park Capital emailed Parent a spreadsheet supporting the counteroffer.
On August 13, 2018, the Company was contacted by representatives of a container and packaging manufacturer, which we refer to as “Party D,” about the Plastics Business. The Company informed Hyde Park Capital, and representatives of Hyde Park Capital had a telephone call with Party D to respond to the inquiry.
Between August 10, 2018 and September 4, 2018, Parent requested and received detailed information on the Company. In this context, Hyde Park Capital provided Parent with the results of an analysis supporting a stock purchase at a price of  $50 per share.
On September 4, 2018, Parent submitted a revised term sheet to the Company for a stock purchase at a price of  $41.80 per share, which amount was calculated by Parent to equal the Company’s net tangible book value as of March 31, 2018, less certain severance liabilities. Members of the Company’s Board determined that the term sheet did not address the fees and expenses of the transaction, or of the sale of the Plastics Business or the Real Estate, and that certain of the terms were impractical in the context of purchasing the stock of a public company.
On September 13, 2018, Party D signed a non-disclosure agreement with the Company.
On September 17, 2018, the Company received a revised term sheet from Parent for a stock purchase at a price of  $40.32 per share based on the Company’s financial statements as of and for the period ended June 30, 2018. The term sheet introduced the concept of a post-closing contingent payment to the shareholders of the Company tied to the proceeds from a future, post-closing sale of the Real Estate and the Plastics Business.

On September 18, 2018, representatives of Party D visited the Company’s offices in Plant City and toured the facilities of the Plastics Business. Between September 19, 2018 and November 6, 2018, Party D requested diligence information on the Plastics Business, and the Company responded to all such requests.
On September 24, 2018, Parent submitted a revised term sheet for a stock purchase at $40.32 per share plus a contingent payment tied to the proceeds from a sale of the Real Estate and the Plastics Business. On September 30, 2018, Hyde Park Capital presented to the Board the latest terms discussed with Parent. The Board did not take formal action on the term sheet at the meeting and instead opted to further deliberate and await news of internal approval at Parent.
On September 30, 2018, the Company’s entire Board met with Hyde Park Capital and at that meeting Hyde Park Capital presented the terms of a sale transaction with the Parent based on the negotiations that had taken place since March of 2018. Hyde Park Capital recommended that the Board accept these terms. The Board did not resolve to move forward at the meeting.
On October 3, 2018, Parent submitted a revised term sheet reflecting the result of negotiations between Parent and Hyde Park Capital, the terms of which had previously been presented to the Board at the September 30, 2018 Board meeting. The term sheet contemplated a stock purchase at $40.00 per share, plus a contingent payment tied to the proceeds from a sale of the Real Estate and the Plastics Business. The lower price per share compared to previous term sheets was a reflection of the inclusion of fees, expenses, and taxes, which were being addressed for the first time.
On October 4, 2018, Parent notified Hyde Park Capital of internal approval of the terms obtained from its CEO and Chairman and communicated certain diligence and other requests, including with respect to the use of transaction insurance and commission of a Phase I environmental study. The Board determined to move forward with the contemplated merger transaction based on the terms presented by Hyde Park Capital at the September 30, 2018 Board meeting. Also on October 4, 2018, representatives of Hyde Park Capital, the Company and the Company’s counsel, Hill, Ward & Henderson, P.A. (“HWH”) discussed next steps.
On October 8, 2018, HWH and counsel for Parent, Bond, Schoeneck & King PLLC (“BSK”), had a telephone conversation to discuss next steps, including the drafting of definitive documentation. On October 14, 2018, HWH sent a revised term sheet to BSK, which among other things reflected the Company’s expectation that transaction fees incurred by the Company, but not those incurred by Parent, would be deducted in the calculation of net proceeds from the sale of the Plastics Business and/or Real Estate.
On October 8, 2018, the Company and Hyde Park Capital commenced the process of creating the virtual due diligence data room. On October 16, 2018, the Company began populating the data room.
On October 26, 2018, BSK transmitted to HWH via email the first draft of a merger agreement.
On October 30, 2018, senior management of Parent visited the Company’s offices in Plant City to discuss with members of the Board details of proceeding with the contemplated transactions. Among the items discussed were the general transaction structure, timing of closing, timing of transition of production and sales, process (and timing thereof) for selling the Plastics Business and the Real Estate, continuation of the Plastics Business during the transition period, inventories, raw materials, commitments for purchase and general conduct of business, process for insurance policy review, environmental review process, and personnel and other issues.
On November 9, 2018, BSK transmitted to HWH via email the first draft of a contingent value rights agreement. On November 10, 2018, HWH transmitted to BSK its comments on the draft merger agreement.
On November 15, 2018, Parent informed the Company that it received the results of a Phase 1 environmental study of the Company’s property and the results included some concerns causing the Parent to mention a potential need to conduct a Phase 2 environmental study.
On November 16, 2018, the Company ordered a survey of its property.

On November 19, 2018, HWH transmitted to BSK its comments on the draft contingent value rights agreement.
On November 20, 2018, BSK transmitted a revised draft of the merger agreement via email to HWH. On November 21, 2018, Parent’s Chief Financial Officer forwarded the proposal, including anticipated cost and timing, for the Phase 2 environmental study via email to the Company and Hyde Park Capital.
On November 26, 2018 the Company engaged special environmental legal counsel to advise on the Phase 1 study and scope of any Phase 2 environmental studies of its property.
On December 6, 2018 the Company commissioned a Phase 2 environmental study of its property.
On December 4, 2018, HWH transmitted to BSK a list of significant negotiation points remaining with respect to the transaction documents, including among other things with respect to the termination fee, transaction expenses, exclusive sale window for the Plastics Business and exclusive sale window for the Real Estate.
On January 3, 2019, the Parent terminated negotiations with the Company regarding a merger but communicated its willingness to purchase only the Fruit Business of the Company under an asset purchase. The Parent did not give any reason for this termination at this time, but later told the Company that it did not want to acquire the stock of the Company based on the preliminary results of the Phase 2 study.
On January 4, 2019, the Company received an unsolicited contact from an entity “Party E” seeking to acquire companies and wanted to engage in conversations about potentially buying the Company. On January 7, 2019, Party E signed a confidentiality agreement with the Company. On January 30, representatives of Party E met with the Company and toured its property. On February 7, 2019, Party E informed the Company that it has decided not to move forward with an acquisition transaction with the Company stating that the Company was not a good fit for what they are looking to acquire.
On January 23 and 25, 2019 the Parent contacted both HWH and Hyde Park Capital to reiterate its board’s decision not to proceed with a merger due to not wanting to be in the “chain of ownership” for the Company’s real estate property but did express a willingness to proceed with a purchase of only the Fruit Business under an asset purchase. On January 25, Hyde Park Capital spoke with the Parent; based on that conversation the Parent submitted a new term sheet to the Company to purchase only the Fruit Business under an asset purchase. The new term sheet introduced the concept of a “Co-Pack” Agreement whereby the Company would continue its Fruit Business operations for the benefit of the Parent during a transition period. The new term sheet also included one-year transitional consulting agreements with the Company’s top three executives to assist with the transition period before operations were moved to Parent’s home facility.
From January 25, 2019 to February 18, 2019, Hyde Park Capital negotiated with the Parent the terms of the term sheet. Also during this time Hyde Park Capital modeled the total proceeds the Company could expect to receive from a sale transaction to the Parent under the negotiated term sheet plus potential proceeds the Company might expect from the future sale of its remaining assets, namely the Company’ real estate assets and its plastics segment.
On February 18, 2019, the Company held a board meeting where Hyde Park Capital and HWH addressed the financial and legal aspects of moving forward with a sale transaction of the Company’s Fruit Business only to the Parent. The board of the directors of the Company voted unanimously to accept the negotiated term sheet subject to a few remaining points to be resolved.
On February 19, 2019, a final term sheet was agreed to by the Company and the Parent.
On February 26 and 27, 2019, the Company met with representatives of the Parent to discuss the terms of the co-pack agreement. Parent provides the Company with a first draft of the Co-Pack Agreement.
During the period between February 27, 2019 and April 15, 2019, the parties negotiated the terms of the Purchase Agreement, Co-Pack Agreement, and other documentation for the transaction.
On April 15, 2019, the Company’s Board approved the Purchase Agreement and plan to liquidate the Company. Also on that date, the parties signed the Purchase Agreement.

Required Approval of the Asset Sale
Paradise’s Board of Directors unanimously approved the Purchase Agreement, the Asset Sale and the other transactions contemplated by the Purchase Agreement on April 15, 2019, as further described below under “Recommendation of our Board of Directors.”
Under Section 607.1202 of the FBCA, the adoption of the Purchase Agreement and approval of the Asset Sale and other transactions contemplated by the Purchase Agreement by Paradise shareholders requires the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote on the matter.
Because the Asset Sale is subject to a number of conditions, some of which are beyond the control of the Company, the precise timing of completion of the Asset Sale cannot be predicted with certainty. Furthermore, there can be no assurance that the Asset Sale will be completed at all.
Number of Outstanding Shares
On [•], the record date for determining shareholders entitled to notice of and to vote at the annual meeting regarding approval of the Asset Sale, adoption of the Purchase Agreement and approval of the other transactions contemplated thereby, and the other matters to which this proxy statement relates, 519,600 shares of the Company’s common stock were outstanding and entitled to vote.
Recommendation of our Board of Directors
After careful consideration and evaluation of the Asset Sale, and in consideration of, among other things, the opinion of Hyde Park Capital that, based upon and subject to the factors and assumptions set forth in such opinion, the consideration to be received by the Company in the Asset Sale, is fair, from a financial point of view, to the Company, our Board of Directors unanimously:
•
determined that the Purchase Agreement, the Asset Sale and the other transactions contemplated by the Purchase Agreement are advisable, fair to and in the best interests of the Company’s shareholders;

•
approved, adopted and declared advisable the Purchase Agreement, the Asset Sale and the other transactions contemplated by the Purchase Agreement;

•
recommended that the shareholders approve and adopt the Purchase Agreement, the Asset Sale and the other transactions contemplated by the Purchase Agreement;

•
recommended that the shareholders approve, on a non-binding, advisory basis, the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the Asset Sale; and

•
recommended that the shareholders approve and adopt the proposal to adjourn the annual meeting, if necessary or appropriate, to solicit additional proxies.

Reasons for the Asset Sale
The Board, at a meeting held on April 15, 2019 unanimously adopted a resolution determining the Asset Sale to be advisable, fair, and in the best interests of the Company and its shareholders and approving the Asset Sale, the Purchase Agreement and the other transactions contemplated by the Purchase Agreement. In evaluating the Purchase Agreement, the Asset Sale and such other transactions, the Board consulted with the Company’s senior management and legal and financial advisors. Our Board’s determination that the Asset Sale is in the best interest of the Company and its shareholders reflects a thorough exploration of strategic alternatives and also an exploration of opportunities to buy complementary businesses, as further described above under the heading “Background of the Asset Sale.” The Board considered the results of these efforts, the Company’s financial condition and results of operations, and its revenue and income prospects if it were to retain the Fruit Business. The Board concluded that the Fruit Business offers limited prospects for profitability as we operate it. As a result of this analysis, with advice of its financial advisor, the Board concluded that the Company and its shareholders would be best served by consummating the Asset Sale. Our Board expects this will yield higher proceeds to our shareholders than if we continue to operate the Fruit Business. In reaching its determination of the fairness of the terms of the Asset Sale and unanimous decision to approve and declare advisable the Purchase Agreement, the Asset Sale and the other transactions contemplated by the Purchase Agreement and to recommend that the Company’s shareholders adopt and approve the Purchase Agreement, the Asset Sale and the other transactions contemplated by the Purchase Agreement, the Board considered a number of factors, including the following material factors and benefits of the Asset Sale, each of which the Board believed supported its determination and recommendation:
Strategic Process
The Board considered their belief that the value offered to shareholders in the Asset Sale was more favorable to the Company’s shareholders than the potential value that might have resulted to shareholders from other strategic alternatives evaluated by the Board, with the assistance of senior management and its advisors, including remaining an independent company, taking into account the potential benefits, risks, and uncertainties of those other alternatives.
The Board believed that the Company engaged in a reasonable process to obtain the best available value for its shareholders and create an opportunity for other potentially interested parties to express interest in and negotiate a transaction with the Company. They noted that the Company announced an open process to explore strategic alternatives beginning on February 13, 2018 and actively sought offers from a broad range of potential financial and strategic investors on the sell side and potential plastics and food company targets on the buy side over an extended time period. Specifically, they noted that Hyde Park Capital had contacted 111 potential buyers and investors on the sell side, of which 17 had received a confidential information memorandum and 1 (Seneca) communicated an indication of interest with respect to a potential acquisition of the Company. The Board furthermore noted that Hyde Park Capital had contacted 35 potential targets on the sell side, consisting of 20 plastics and 15 food companies, but received no indications of interest.
Relative Certainty of Consideration
The Board considered that the aggregate consideration to be paid at closing of the Asset Sale is cash, so that the transaction provides Paradise shareholders certainty of value for the Asset Sale.
Likelihood of Completion; Certainty of Payment
The Board based their belief that the Asset Sale will likely be completed on, among other factors:
•
the absence of a financing contingency and the financial capability of Parent and its group to complete the transactions;

•
the absence of a regulatory approval requirement;

•
the fact that shareholders holding an aggregate of approximately 39.7% of the outstanding shares of Company common stock had entered into voting agreements with the Buyer and Parent;

•
the scope of the other conditions to completion, and the fact that the conditions to the Asset Sale are specific and limited and, in the Board’s judgment, are likely to be satisfied; and

•
the reputation of Parent, Buyer and its group.

The Company’s Operating and Financial Condition
The Board considered the Company’s current and historical financial condition, results of operations, business and prospects, its financial plan and prospects if it were to remain an independent public company, and the maturity of its fruit business, as well as the risks and uncertainties that the Company would face if it were to remain an independent public company. In particular, the Board concluded that continuing to operate the Company would not yield proceeds to the shareholders as high as those expected from the Asset Sale and Liquidation.

Because of these and other factors, the Board concluded that the Company lacked prospects for increasing shareholder value as a standalone company and was subject to substantial risks of a decline in shareholder value.
Analyses and Opinion of Board’s Financial Advisor
The Board reviewed and discussed the financial analyses of Hyde Park Capital as well as the oral opinion of Hyde Park Capital rendered to the Board on April 15, 2019 (which was subsequently confirmed in writing by delivery of Hyde Park Capital’s written opinion to the Board dated the same date) that the purchase price to be received by the Company in the Asset Sale, is fair, from a financial point of view, to the Company, as more fully described below under the heading “Opinion of the Board’s Financial Advisor.”
Terms of the Purchase Agreement
The Board considered the fact that the terms of the Purchase Agreement were determined through arm’s-length negotiations between the Company, with the assistance of its legal and financial advisors, on the one hand, and Parent and Buyer, with the assistance of their legal and financial advisors, on the other hand. Among others, certain provisions of the Purchase Agreement considered important by the Board were:
•
Ability to Respond to Certain Unsolicited Takeover Proposals.   The ability of the Company, under certain circumstances specified in the Purchase Agreement and prior to receipt of shareholder approval, to furnish information to and engage in discussions or negotiations with a third-party that makes an unsolicited bona fide written proposal for an acquisition transaction that it deems likely to result in a superior proposal, as defined below in the discussion of  “No Solicitation of Other Offers” beginning on page 50; and

•
Change in Recommendation; Ability to Accept a Superior Proposal.   The Board’s right to withdraw, modify or amend its recommendation, recommend a superior proposal prior to receipt of shareholder approval, or terminate the Purchase Agreement under certain circumstances, including to accept a superior proposal, subject to Buyer’s right to negotiate in good faith to make adjustments to the terms of the Purchase Agreement and the Company’s obligation to pay a termination fee of  $400,000 in the case of a termination of the Purchase Agreement by the Company to accept a superior proposal (prior to receipt of shareholder approval). The Board determined that the termination fee was reasonable at approximately 3.7% of the purchase price, especially given the small size of the Asset Sale in comparison to the transaction expenses to be incurred. In addition, the Board recognized that provisions in the Purchase Agreement relating to termination fees were insisted upon by Buyer as a condition to entering into the Purchase Agreement, with the amount resulting from an arm’s-length negotiation between the parties.

Risks and Other Countervailing Factors
In its deliberations, the Board considered a variety of risks and other countervailing factors related to entering into the Purchase Agreement and consummating the Asset Sale and the other transactions contemplated by the Purchase Agreement, including:
•
the potential negative effect of the pendency of the Asset Sale on Paradise’s business, including uncertainty about the effect of the proposed Asset Sale on Paradise’s employees, customers and other parties, which may impair Paradise’s ability to retain and motivate key personnel, and could cause customers, suppliers and others to seek to change existing business relationships with Paradise;

•
the fact that the Company must pay Buyer a termination fee if the Purchase Agreement is terminated in certain circumstances, including the potential effect of such a termination fee to deter other potential acquirers from publicly making a competing offer for the Company that might be more advantageous to the Company and its shareholders;

•
the risks and costs to the Company if the Asset Sale does not close, including diversion of management and employee attention, potential employee attrition, and the potential disruptive effect on business and customer relationships;

•
the risks of reduced value for Paradise shareholders if either the Plastics Business or the Real Estate or both cannot be sold;

•
the restrictions on the conduct of the Company’s business prior to the completion of the transaction, requiring the Company to conduct its business in the ordinary course of business, and to use its commercially reasonable efforts to preserve intact its business organization and its business relationships, subject to specific limitations, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the Asset Sale;

•
that the nature of the transaction will prevent shareholders from being able to participate in any future earnings or growth of the Fruit Business;

•
the cash consideration would be taxable to the Company, and distributions to shareholders, if and when made, would be taxable to shareholders if not in connection with a plan of liquidation of the Company (i.e., the Liquidation Plan).

The foregoing discussion of factors considered by the Board is intended to be a summary, and is not intended to be exhaustive, but does set forth the principal factors considered by the Board. After considering these factors, the Board concluded that the positive factors relating to the Purchase Agreement, the Asset Sale and the other transactions contemplated by the Purchase Agreement substantially outweighed the potential negative factors. The Board reached the conclusion to approve the Purchase Agreement, the Asset Sale and the other transactions contemplated by the Purchase Agreement, in light of the various factors described above and other factors that they believed were appropriate. They did not attempt to quantify, rank or otherwise assign relative weights to the specific factors they considered in reaching their decision. Rather, they made their recommendation based on the totality of information they received and the investigation they conducted. In considering the factors discussed above, individual directors might have given different weights to different factors.
Opinion of the Board’s Financial Advisor
On April 15, 2019, Hyde Park Capital (“HPC”) rendered its oral opinion, subsequently confirmed in writing, to the Company’s Board that, as of such date and based upon and subject to the foregoing, it is HPC’s opinion that the purchase price to be received by the Company in the Asset Sale is fair, from a financial point of view, to the Company.
The full text of the written opinion of HPC, dated April 15, 2019, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is filed as Annex C to this proxy statement. HPC’s opinion is directed to, and is solely for the benefit of the Board of Directors of the Company in connection with its consideration of the Purchase Agreement and the opinion does not constitute advice or a recommendation as to how the Board of Directors or any shareholder should vote or act on any matter relating to the Purchase Agreement. Paradise shareholders are encouraged to read HPC’s opinion carefully and in its entirety. The following discussion of HPC’s written opinion is qualified in its entirety by reference to the full text of the written opinion of HPC, dated April 15, 2019, filed as Annex C to this proxy statement.
In arriving at HPC’s opinion, HPC has:
•
Reviewed certain information related to the historical, current and future operations, financial condition and prospects of the Company that was provided by management and which HPC deemed to be relevant;

•
Reviewed certain other information relating to the Company provided to or discussed with HPC by the Company, including (i) historical financial information relating to the Company; and (ii) certain industry and business information prepared by the management of the Company;

•
Discussed the past and present operations and financial condition and the prospects of the Company with its senior executives;

•
Reviewed and compared the multiples, margins, current market prices and growth rates; and compared those data with similar data for other publicly held companies in businesses HPC deemed relevant in evaluating the Company;

•
Considered, to the extent publicly available, the financial terms of certain other transactions or acquisition transactions, which HPC deemed to be relevant, which have been effected or announced;

•
Considered and applied conventional valuation methodologies to the Company’s business, including (i) a premium-based analysis; (ii) a comparable public company analysis; and (iii) a precedent mergers and acquisitions transactions analysis (HPC did not use a discounted cash flow analysis because the Company informed HPC that its projected cash flow for 2019 and ensuing years is negative);

•
Considered such other available information, financial studies, analyses and investigations and financial, economic and market criteria as HPC deemed relevant;

•
Considered the results of its efforts marketing a sale and/or recapitalization to a large group of potential strategic and financial buyers;

•
Reviewed the financial terms and conditions as stated in the draft Purchase Agreement; and

•
Considered the value of potential subsequent sales of the Real Estate and Plastics Business.

In preparing its opinion, HPC relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax and other information reviewed by it, and HPC did not assume any responsibility for the independent verification of, nor did HPC independently verify, any of such information. With respect to the financial forecasts provided to or discussed with HPC by the management of Paradise and the unaudited financial statements and other financial information prepared and provided to HPC by the management of Paradise, HPC assumed that they were reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the management of Paradise. HPC assumed no responsibility for the assumptions, estimates and judgments on which such forecasts and unaudited financial statements and other financial information were based. In addition, HPC was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of Paradise, nor was HPC furnished with any such evaluations or appraisals, except for an appraisal of the Real Estate, which HPC did receive. With regard to the information provided to HPC by Paradise, HPC relied upon the assurances of the members of management of Paradise that they were unaware of any facts or circumstances that would make such information materially incomplete or misleading. HPC also assumed that there had been no material change in the assets, liabilities, business, condition (financial or otherwise), results of operations or prospects of Paradise since the date of the most recent financial statements made available to HPC. HPC also assumed that in the course of obtaining any necessary regulatory and third party consents, approvals and agreements for the transactions contemplated by the Purchase Agreement, no modification, delay, limitation, restriction or condition would be imposed that will have an adverse effect on Paradise, or the transaction contemplated by the Purchase Agreement, and that such transactions would be consummated in accordance with the terms of the Purchase Agreement, without waiver, modification or amendment of any term, condition or agreement therein that is material to HPC’s analysis. Representatives of Paradise advised HPC, and HPC further assumed, that the final terms of the Purchase Agreement would not vary materially from those set forth in the draft reviewed by HPC. HPC’s opinion was necessarily based on financial, economic, market and other conditions as they existed on and the information made available to HPC as of April 15, 2019. Although subsequent developments may affect its opinion, HPC has no obligation to update, revise or reaffirm its opinion. HPC made each of the assumptions set forth above with the consent of the Board.
HPC’s opinion was for the use and benefit of the Board in connection with the transactions contemplated by the Purchase Agreement. HPC’s opinion may not be used by any other persons for any other purpose and was not intended to and did not confer any rights or remedies upon any other person. HPC’s opinion should not be construed as creating any fiduciary duty on the part of HPC to Paradise, the Board, the shareholders of Paradise or any other party. HPC’s opinion only addressed that the purchase price to be received by the Company in the Asset Sale is fair, from a financial point of view, to the Company, and did not address any other terms, aspects or implications of such transactions or any agreements, arrangements or understandings entered into in connection with such transactions or otherwise. In addition, HPC’s opinion did not address the relative merits of the transactions contemplated by the Purchase Agreement as compared to other transaction structures, transactions or business strategies that may have been available to Paradise, the Board, or the shareholders of Paradise nor did it address or constitute a recommendation regarding the decision of the Board to enter into the Purchase Agreement or to engage in the transaction contemplated by the Purchase Agreement. HPC’s opinion had been authorized for issuance by the Fairness Opinion Committee of HPC. HPC’s opinion did not constitute advice or a recommendation to any shareholder of Paradise as to whether such person or entity should vote or act on any other matter relating to the transactions contemplated by the Purchase Agreement. HPC expressed no opinion about the amount or nature of the compensation to Paradise’s officers, directors or employees, or class of such persons, in connection with the transactions contemplated by the Purchase Agreement relative to the consideration in such transactions.
The following is a summary of the material financial analyses delivered by HPC to the Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by HPC, nor does the order of analyses described represent relative importance or weight given to those analyses by HPC. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of HPC’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 12, 2019 because it was the latest practical date for HPC to update the financial presentation before it was presented to the Board on April 15, 2019, and is not necessarily indicative of current market conditions.
Sale of the Fruit Business
The Purchase Agreement details a purchase of certain assets of Paradise’s Fruit Business, namely: fruit inventory (both raw goods and finished goods) for a price equal to current book value ($8.8 million); fruit equipment for a price equal to current net book value ($588K); and fruit intellectual property and trademarks. The Buyer also assumes certain liabilities, namely the remaining fruit purchase obligations under existing purchase orders estimated to be $1.5 million. In sum, the total proposed purchase price contemplated in the Purchase Agreement is $10.9 million.
Comparable Public Company Analysis
HPC reviewed certain publicly available financial information and stock market information for certain publicly traded companies in the Packaged Foods industry that HPC deemed relevant to Paradise. The group of publicly traded companies included in this analysis is listed below.
•
B&G Foods, Inc.;

•
Hostess Brands, Inc.;

•
The Simply Good Foods Co.;

•
Dean Foods Co.;

•
SunOpta Inc.;

•
John B. Sanfilippo & Son, Inc.;

•
Seneca Foods Corp.;

•
Farmer Bros. Co.;

•
Landec Corp.; and

•
Bridgford Foods Corp.

HPC chose these companies based on a review of publicly traded companies that possessed general business, operating and financial characteristics representative of companies in the Packaged Foods industry. HPC noted that none of the companies reviewed is identical to Paradise, and that, accordingly, the analysis of such companies necessarily involves complex considerations and judgments concerning differences in the business, operating and financial characteristics of each company and other factors that affect the public market values of such companies. Although none of the selected companies is directly comparable to Paradise, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Paradise. HPC determined that the public companies included in its selected publicly traded companies analysis should be included based on similarities of operations of such companies to certain operations of Paradise, notwithstanding the greater revenues and earnings before interest, taxes, depreciation and amortization (referred to as EBITDA) of these companies as compared to Paradise.
For each selected company, HPC calculated the “enterprise value” (defined as the market capitalization plus the book value of each company’s total debt, preferred stock and minority interests, less cash, cash equivalents and marketable securities). Further, HPC calculated the multiple of each company’s enterprise value to its last twelve months (which we refer to as LTM) EBITDA.
HPC then compared the purchase price multiple implied in the transaction contemplated by the Purchase Agreement with the corresponding enterprise value multiples for the selected companies. Stock market and historical financial information for the selected companies was based on publicly available information as of April 12, 2019.
The results of the selected public companies analysis are summarized as follows:
Packaged Foods	Selected Companies Trading Range	Median
Enterprise value/LTM EBITDA	10.1x – 22.9x	15.9x
Using the data set’s median as a midpoint, HPC selected a range of 15.3x – 16.3x multiples of Paradise’s Fruit Business 2018 Adjusted EBITDA of  $570,000 to enterprise value, and applied a discount of 25% because of the Company’s much smaller size and lack of marketability to calculate a range of implied enterprise value.1 HPC noted that this analysis calculated an implied enterprise value range of  $6.6 million to $7.0 million.
Precedent M&A Transaction Analysis
HPC reviewed certain publicly available financial information concerning completed merger and acquisition transactions that HPC deemed relevant. The group of selected merger and acquisition transactions in the Packaged Foods industry is listed below:
Deal Date	Target	Acquirer	EV/ EBITDA
12/03/2018	Yucatan Foods	Landec	11.4x
10/26/2018	Pinnacle Foods	Conagra Brands	19.7x
06/16/2018	Keystone Foods	Tyson Foods	10.2x
05/23/2018	Hearthside Food Solutions	Charlesbank Capital	10.7x
01/31/2018	Amplify Snack Brands	The Hershey Co.	12.0x
12/19/2017	Omega Protein	Cooke Inc.	9.0x
10/02/2017	Back To Nature Foods	B&G Foods	9.6x
06/06/2017	Advance Pierre Foods	Tyson Foods	11.2x
04/12/2017	WhiteWave Foods	Groupe Danone	23.4x
12/22/2016	Bellisio Foods	Charoen Pokphand Foods	12.7x
12/02/2016	Chaucer Foods	Nagatanien Holdings	14.5x
		Median	11.4x
HPC chose these acquisition transactions based on a review of completed and pending transactions involving target companies that possessed general business, operating and financial characteristics representative of companies in the Packaged Foods industry that HPC deemed relevant. HPC noted that

1
Damodaran, Aswath, “Marketability and Value: Measuring the Illiquidity Discount.” Stern School of Business. 2005.

none of the merger and acquisition transactions or subject target companies reviewed is identical to the transaction contemplated by the Purchase Agreement or Paradise, respectively, and that, accordingly, the analysis of such acquisition transactions necessarily involves complex considerations and judgments concerning differences in the business, operating and financial characteristics of each subject target company and each acquisition transaction and other factors, such as contemporaneous market conditions, that affect the values implied in such acquisition transactions.
For each target company in the selected transactions, HPC analyzed its enterprise value, LTM EBITDA, and the multiple of the enterprise value to LTM EBITDA. HPC then compared the multiples implied in the transaction contemplated by the Purchase Agreement with the corresponding multiples for the selected transactions.
Using the data set’s median as a midpoint, HPC selected a range of 10.9x – 11.9x multiples of Paradise’s Fruit Business 2018 Adjusted EBITDA of  $570,000 to enterprise value, and applied a discount of 25% because of the Company’s much smaller size and lack of marketability to calculate a range of implied enterprise value.2 HPC noted that this analysis calculated an implied enterprise value range of  $4.7 million to $5.1 million.
Valuation Summary
Weighting the utilized valuation methodologies equally, HPC noted that this analysis calculated an implied enterprise value range of  $5.6 million to $6.0 million, or a 9.8-10.6x Enterprise Value/2018 Adjusted EBITDA multiple. For reference, the total purchase price in the Asset Sale is $10.9 million, and the Fruit Business 2018 Adjusted EBITDA was $570K — a 19.1x purchase price/Fruit Business 2018 Adjusted EBITDA multiple.
Estimated Future Proceeds to Shareholders
While HPC only opined as to the fairness of the purchase price to the Company, it also provided an estimate as to future proceeds to shareholders. As previously noted, under the Purchase Agreement the Buyer will purchase certain assets of Paradise’s Fruit Business, namely: fruit inventory (both raw goods and finished goods) for a price equal to current book value ($8.8 million); fruit equipment for a price equal to current net book value ($588K); and fruit intellectual property and trademarks. The Buyer will also assume certain liabilities, namely the remaining fruit purchase obligations under existing purchase orders estimated to be $1.5 million. After execution of the Purchase Agreement, the Company will have an estimated remaining asset value net of liabilities of approximately $14.0 million (with the Plastics Business and Real Estate being valued at net book value). Given that, estimated future proceeds to shareholders are calculated as (1) the cash consideration from the Asset Sale; plus (2) the net tangible value of remaining assets less liabilities; less (3) transaction-related fees/expenses and severance ($4.2 million); plus/minus (4) operating profits/losses between the date of closing of the Asset Sale and the date of full liquidation of the Company (assumed to be break-even) — totaling $19.2 million of estimated proceeds.
Comparable Public Company Analysis
Utilizing the previously detailed data set’s median as a midpoint, HPC selected a range of 15.3x – 16.3x multiples of Paradise’s 2018 Adjusted EBITDA of  $170,000 to enterprise value, and applied a discount of 25% because of the Company’s much smaller size and lack of marketability to calculate a range of implied enterprise value. HPC noted that this analysis calculated an implied price per share of $3.76 – $4.01.
Precedent M&A Transaction Analysis
Utilizing the previously detailed data set’s median as a midpoint, HPC selected a range of 10.9x – 11.9x multiples of Paradise’s 2018 Adjusted EBITDA of  $170,000 to enterprise value, and applied a discount of 25% because of the Company’s much smaller size and lack of marketability to calculate a range of implied enterprise value. HPC noted that this analysis calculated an implied price per share of $2.68 – $2.93.

2
Damodaran, Aswath, “Marketability and Value: Measuring the Illiquidity Discount.” Stern School of Business. 2005.

Valuation Summary
Weighting the utilized valuation methodologies equally, HPC noted that this analysis implied a price per share reference range of  $3.22 – $3.47, or a 9.8 – 10.6x Enterprise Value/2018 Adjusted EBITDA multiple. For reference, the total estimated proceeds mentioned above of  $19.2 million are 112.9x Paradise’s 2018 Adjusted EBITDA of  $170,000 (or $36.93 per share).
Further, a sensitivity analysis that varied the valuation of the Plastics Business (at 0.75x, 1.0x, and 1.2x net book value) and Real Estate (at book value, the mid-point between book value and the high-end of a relevant appraisal, and the high-end of a relevant appraisal) produced a valuation as follows. In the low case, in which the Plastics Business was valued at $2.4 million and the Real Estate at $2.7 million — a 108.2x multiple or $35.41 price per share. In the mid case, in which the Plastics Business was valued at $3.2 million and the Real Estate at $6.3 million — a 128.2x multiple or $41.96 price per share. In the high case, in which the Plastics Business was valued at $4.1 million and the Real Estate at $9.9 million — a 148.0x multiple or $48.43 price per share.
Premium-Based Analysis
HPC also reviewed certain publicly available financial information concerning the excess that acquirers have paid over market trading value of the shares being acquired one month prior to the deal announcement in select completed merger and acquisition transactions of publicly traded companies that HPC deemed relevant. The group of selected transactions in the Packaged Foods industry is listed below:
Deal Date	Target	Acquirer	One-Month Premium
07/26/2018	AGT Food and Ingredients	PointNorth Capital	18.0%
06/27/2018	Pinnacle Foods	Conagra Brands	6.3%
01/15/2018	Hugli Holding	Bell Food Group	15.0%
12/18/2017	Amplify Snack Brands	The Hershey Co.	114.7%
12/18/2017	Snyder’s-Lance	Campbell Soup Co.	37.8%
10/06/2017	Omega Protein	Cooke Inc.	39.2%
09/19/2017	Bob Evans Farms	Post Holdings	16.7%
04/25/2017	AdvancePierre Foods Holdings	Tyson Foods	30.9%
07/19/2016	Golden Enterprises	Utz Quality Foods	78.8%
03/23/2016	Premier Foods	Nissin Foods Holdings	100.0%
		Median	34.4%
HPC chose these acquisition transactions based on a review of completed and pending transactions involving target companies that possessed general business, operating and financial characteristics representative of companies in the Packaged Foods industry that HPC deemed relevant. HPC noted that none of the merger and acquisition transactions or subject target companies reviewed is identical to the transaction contemplated by the Purchase Agreement or Paradise, respectively, and that, accordingly, the analysis of such acquisition transactions necessarily involves complex considerations and judgments concerning differences in the business, operating and financial characteristics of each subject target company and each acquisition transaction and other factors, such as contemporaneous market conditions, that affect the relevant premiums in such acquisition transactions.
For each target company in the selected transactions, HPC analyzed its market capitalization, and the excess that the acquirer paid over the market trading value of the shares being acquired one month prior to the transaction. HPC then compared the premium paid in the transaction contemplated by the Purchase Agreement with the corresponding premiums for the selected transactions.
Utilizing Paradise’s stock price 30 days before announcement ($29.11 on 3/13/19) and the estimated proceeds to shareholders in the low, mid, and high cases of the sensitivity analysis described above implies premiums of 21.6% (low), 44.2% (mid), and 66.4% (high), compared to the data set’s median of 34.4%.

The foregoing summary does not purport to be a complete description of the analyses performed by HPC or its presentation to the Board. The preparation of an opinion is a complex process and is not necessarily susceptible to partial analyses or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying HPC’s opinion. In arriving at its determination, HPC considered the results of all of its analyses and marketing efforts. HPC made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses, marketing efforts, and the solicited offer on an enterprise value basis. These marketing efforts resulted in one indication of interest with a purchase price of  $9.4 million for certain Fruit Business assets plus the assumption of future liabilities of approximately $1.5 million. No company or transaction used in the above analyses as a comparison is directly comparable to Paradise or the transactions contemplated by the Purchase Agreement.
HPC prepared these analyses for purposes of providing its opinion to the Board that the purchase price to be received by the Company, is fair, from a financial point of view, to the Company. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold.
The consideration was determined through arm’s-length negotiations between Paradise and Seneca, and was approved by the Board. HPC provided advice to Paradise and the Board during these negotiations. HPC did not, however, recommend any specific amount or type of consideration to Paradise or the Board or that any specific amount or type of consideration constituted the only appropriate consideration for the transactions contemplated by the Purchase Agreement.
As described above, HPC’s opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Purchase Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by HPC in connection with its opinion and is qualified in its entirety by reference to the written opinion of HPC attached as Annex C to this proxy statement.
HPC and its affiliates provide a range of investment banking and financial services and, in that regard, HPC and its affiliates may in the future provide investment banking and other financial services to Paradise, Seneca, and their respective affiliates for which HPC and its affiliates would expect to receive compensation. For the three years prior to its engagement by the Board in connection with a proposed transaction involving the Company, HPC has not provided services to either Paradise or Seneca for which HPC received compensation.
Paradise has agreed to pay HPC a transaction fee of 2.5% of the purchase price with a minimum fee of $400,000, a total retainer of  $40,000, and a $100,000 fee for rendering its fairness opinion. In addition, Paradise has agreed to reimburse HPC for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify HPC against certain liabilities that may arise out of its engagement.
Interests of Certain Persons in the Asset Sale and the Liquidation
Aside from their interests as shareholders of the Company, certain directors and executive officers of the Company have interests in the Asset Sale and the Liquidation that are different from, or in addition to, those of other shareholders of the Company. Those interests consist of retention and severance payments and other benefits and entitlements that are due upon, or upon a termination of employment following, a change of control in the Company and transitional consulting arrangements certain officers of the Company will enter into with the Buyer simultaneously with the closing of the Asset Sale. In considering the recommendation of the Board of Directors that you vote to approve the Asset Sale Proposal and the Liquidation proposal, you should be aware of these interests.
Severance Payments Triggered by the Sale of Assets
Pursuant to their employment agreements with the Company, Randy S. Gordon, President and Chief Executive Officer, Mark H. Gordon, Executive Vice President, and Tracy W. Schulis, Senior Vice President, would be entitled to severance payments if terminated following either the consummation of the

Asset Sale or the sale of substantially all of the assets of the Company in Liquidation. These potential severance payments are described in more detail below, in the section entitled “Severance Payments Triggered by the Sale of Assets” beginning on page 42 of this proxy statement.
Retention Agreement
Effective as of October 31, 2017, the Company entered into a retention agreement with Jack M. Laskowitz, Chief Financial Officer. Mr. Laskowitz is not a named executive officer of the Company. Pursuant to the retention agreement, Mr. Laskowitz would be entitled to a bonus in the amount of  $75,000 upon a change of control so long as Mr. Laskowitz remains employed by the Company through the closing date of such transaction and otherwise complies with the requirements set forth in the retention agreement. The retention agreement defines a “Change of Control” to include a sale of all or substantially all of the Company’s assets. Therefore, either the consummation of the Asset Sale or the sale of substantially all of the assets of the Company in Liquidation will constitute a Change of Control under the retention agreement (with the bonus payable only once).
Voting Agreement
In connection with the Purchase Agreement, the Company’s directors and executive officers that are shareholders entered into the Voting Agreement with Buyer and Parent, pursuant to which they have agreed to approve and adopt the proposal to approve the Purchase Agreement and the Asset Sale. The Voting Agreement will terminate if the Purchase Agreement is terminated. For a discussion of the Voting Agreement, see “Voting Agreement” beginning on page 53 of this proxy statement.
Consulting Agreements
In connection with the Purchase Agreement, each of Randy S. Gordon, President and Chief Executive Officer, Mark H. Gordon, Executive Vice President, and Tracy W. Schulis, Senior Vice President, will, at the request of Parent, enter into a Consulting Agreement with Buyer and Parent, pursuant to which such officers will, as independent contractors, provide transitional consulting services with respect to the Fruit Business. The term of each Consulting Agreement will be one year, and each such officer will be paid a total fee of  $375,000.00 by Buyer in consideration of such services. These fees are incremental to, and did not affect, the purchase price for the Fruit Business. The Company will continue to pay such executives their current salaries during the respective terms of their employment agreements because they will continue to provide services to the Company to meet its obligations under the Co-Pack Agreement, facilitate efforts to sell the Plastics Business and Real Estate, operate the Plastics Business until sold and otherwise manage the Liquidation Plan.
Director and Officer Indemnification and Insurance
The FBCA generally provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and the director’s breach of or failure to perform those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) an unlawful distribution, (iv) in a proceeding by or in the right of the corporation or in the right of a shareholder, conscious disregard for the best interest of the corporation or willful misconduct, or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.
In addition, the FBCA provides that a Florida corporation has the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), because he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
The FBCA further provides that a Florida corporation has the power to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor because that person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors of the corporation, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification is authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification with regard to a proceeding by or in the right of the corporation is to be made in respect of any claim, issue or matter as to which such person has been found liable unless, and only to the extent that, the court in which the proceeding was brought, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court will deem proper.
Under the FBCA, to the extent that a director, officer, employee or agent of a Florida corporation has been successful on the merits or otherwise in defense of any proceeding referred to in the preceding two paragraphs, or in defense of any claim, issue or matter therein, he or she will be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.
The Company’s Articles of Incorporation provide that the Company shall indemnify and save harmless its officers and directors of and from any suits, actions or judgments arising out of their conduct of the affairs of the Company, in which suit, action or judgment any liability shall be alleged or imposed upon any of the officers or directors, from any act done by any such officers or directors on behalf of the Company; and the Company further shall pay all costs, legal expenses, and any other charges that such officers or directors may incur in the defense of any claim, suit or action that may be instituted against such officers or directors in their individual capacity; it being the purpose and intent that the Company shall save its officers and directors harmless from any action taken by them in its behalf.
The Company’s Bylaws provide that every person who is a director or officer of the Company or a director or officer of any other corporation serving as such at the request of the Company because of the Company’s interest as a shareholder or creditor of such other corporation, shall be indemnified by the Company against all costs and amounts or liability therefor and expenses, including counsel fees, reasonably incurred by or imposed upon such person in connection with or resulting from any action, suit, proceeding or claim of whatever nature to which such person is made a party by reason of being or having been a director or officer of the Company or of such other corporation (whether or not such person is such director or such officer at the time such person is made a party to such action, suit, proceeding or claim or at the time such costs, expenses, amounts or liability therefore are incurred by or imposed upon such person), provided that such indemnification shall not apply with respect to any matter as to which such director or officer shall be finally adjudged in such action, suit, proceeding or claim to have been individually guilty of gross negligence or willful malfeasance in the performance of such person’s duty as such director or officer and that such indemnification shall, with respect to any settlement of any such suit, action, proceeding or claim, include reimbursement of any amounts paid and expenses reasonably incurred in settling any such suit, action, proceeding or claim when, in the judgment of the Board of Directors, such settlement and reimbursement appeared to be for the best interests of the Company. The Bylaws state that such right of indemnification is in addition to and not exclusive of any and all other rights as to which any director or officer may be entitled under any agreement, vote of shareholders or otherwise.
On April 15, 2019, the Company entered into indemnification agreements with its directors and executive officers. The indemnification agreements provide for the indemnification of the directors and executive officers to the fullest extent permitted by Florida law for claims and other liabilities incurred or paid by them in connection with any proceeding to which they are a party or otherwise become involved in relating to their service on behalf of the Company, the advancement of expenses in connection with any such proceeding and certain other proceedings, and the process of seeking indemnification and the advancement of expenses. A stated purpose of the indemnification agreements is to provide the directors and officers with specific contractual assurance that the protection promised by the Articles of Incorporation and Bylaws will be available to them regardless of, among other things, any amendment to or revocation of such or any change in the composition of the Board of Directors or business combination transaction relating to the Company.
We maintain insurance policies insuring our directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.
Additionally, the employment agreement with certain of our officers provide them with the maximum indemnification allowed under the Company’s Bylaws and applicable law, including indemnification for all judgments and expenses incurred as the result of any lawsuit in which such person is named as a defendant by reason of being our officer.
Financing of the Asset Sale
Buyer’s obligation to complete the Asset Sale is not conditioned upon obtaining financing. Buyer has advised the Company that it will have available at the closing date of the Asset Sale the necessary funds from its cash on hand to complete the Asset Sale.
Absence of Appraisal Rights
The Company’s shareholders are not entitled to appraisal rights with respect to the Asset Sale under Florida law. Section 607.1302 of the FBCA excludes from asset sales that entitle shareholders to appraisal rights any sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale. The Company intends to distribute substantially all of the proceeds of the Asset Sale as promptly as practical following the closing of the Asset Sale, but in any event within one year of such closing.
The Company’s Articles of Incorporation and Bylaws do not provide for shareholder appraisal rights, and we do not intend to independently provide the shareholders with any appraisal or similar rights. Accordingly, no shareholder will have the right to dissent and obtain payment for its shares in connection with the Asset Sale.
Regulatory Approvals Required for the Asset Sale
We are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the Purchase Agreement, completion of the Asset Sale or the other transactions contemplated by the Purchase Agreement.

THE PURCHASE AGREEMENT
This section of this proxy statement describes the material provisions of the Purchase Agreement but does not purport to describe all of the terms of the Purchase Agreement. The following summary is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. We urge you to read the full text of the Purchase Agreement because it is the legal document that governs the Asset Sale. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find Additional Information” beginning on page 81.
Explanatory Note Regarding the Purchase Agreement
The Purchase Agreement is included to provide you with information regarding its terms. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Purchase Agreement. The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Paradise, Parent, Buyer or any of their respective subsidiaries or affiliates.
The representations and warranties of Paradise contained in the Purchase Agreement have been made solely for the benefit of Parent and Buyer. In addition, such representations and warranties (a) have been made only for purposes of the Purchase Agreement, (b) may be subject to limits or exceptions agreed upon by the contracting parties, (c) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Purchase Agreement or other specific dates and (e) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Paradise or Buyer or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Paradise’s public disclosures.
The Asset Sale
Paradise has agreed to sell to Buyer all of the assets which relate to Fruit Business for an aggregate purchase price of approximately $10.9 million, consisting of cash consideration of approximately $9.4 million, and Buyer will assume certain specified liabilities of Paradise of approximately $1.5 million. The purchase price is subject to an adjustment up or down based on a final calculation of the Fruit Business inventory to be determined by the parties shortly following closing. Approximately $0.9 million of the purchase price would be held in escrow for six months after the sale to satisfy certain indemnification obligations of the Company. The only liabilities of the Company being assumed by Buyer are obligations under contracts that are being purchased by Buyer but only to the extent such obligations are to be performed on or after the closing date of the Asset Sale and do not relate to any breach by the Company prior to the closing. The assets related to the Plastics Business and the Real Estate are excluded from the Asset Sale, along with all cash and cash equivalents, the accounts receivable of the Fruit Business, and other certain other assets specified as Excluded Assets in the Purchase Agreement. Parent is party to the Purchase Agreement solely for purposes of guaranteeing the payment of certain amounts due and payable by Buyer pursuant to the Purchase Agreement.

Representations and Warranties
The Purchase Agreement contains representations and warranties made by Paradise to Parent and Buyer, including representations and warranties relating to:
•
our organization, standing and power, and other corporate matters of Paradise;

•
the authorization, execution, delivery and enforceability of the Purchase Agreement and the related transaction agreements;

•
the absence of conflicts or violations under our organizational documents, contracts or law, and required consents and approvals;

•
brokerage and finders’ fees and other expenses payable by us with respect to the Asset Sale;

•
our compliance with applicable laws;

•
the absence of litigation;

•
the absence of certain changes or events since December 31, 2018;

•
tax matters;

•
our intellectual property;

•
our inventory and other assets;

•
the assigned contracts;

•
undisclosed liabilities;

•
governmental approvals and clearances; and

•
our financial statements.

Many of the representations and warranties in the Purchase Agreement made by Paradise are qualified by a “materiality” or “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a Material Adverse Effect on Paradise). Under the Purchase Agreement, a “Material Adverse Effect” is defined as a material adverse effect on the business, results of operations, financial condition or assets of Paradise, the value of the purchased assets, or the ability of Paradise to consummate the Asset Sale, but does not include any of the following, in and of itself or themselves: (i) changes generally affecting the economy, financial, or securities markets; (ii) the announcement or pendency of the transactions contemplated by the Purchase Agreement; (iii) any outbreak or escalation of war or any act of terrorism; (iv) general conditions in the industry in which Paradise and its subsidiaries operate; (v) failure by Paradise to meet internal projections or forecasts, or published revenue or earnings predictions (but not, in each case, the underlying cause, unless the underlying cause was excepted by this definition); (vi) any litigation arising from allegations of a breach of fiduciary duty or other violations of laws arising out of the Purchase Agreement. For items (i), (iii), and (iv), such change, event, circumstance or development must not primarily relate only to (or have the effect of primarily relating only to) Paradise and its subsidiaries or disproportionately adversely affect Paradise and its subsidiaries compared to other companies operating in the same industries.
The Purchase Agreement also contains representations and warranties made by Buyer to Paradise, including representations and warranties relating to:
•
organization, standing and power, and other corporate matters;

•
authorization, execution, delivery and enforceability of the Purchase Agreement and related transaction agreements;

•
the absence of conflicts or violations under organizational documents, contracts or law, and required consents and approvals;

•
the sufficiency of funds necessary to consummate the transactions contemplated by the Purchase Agreement;

•
the absence of certain arrangements and litigation; and

•
the lack of brokerage and finders’ fees payable by Buyer with respect to the Asset Sale.

The indemnification obligations of Paradise are subject to a specified deductible and indemnity cap. However, the deductible and cap on indemnification do not apply with respect to breaches of certain fundamental representations and warranties, breaches of covenants and certain other matters. The representations and warranties set forth in the Purchase Agreement generally survive for six months following the closing, with longer survival periods with respect to the fundamental representations and warranties.
Indemnification
Pursuant to the Purchase Agreement, Paradise has agreed to indemnify and hold harmless Buyer, its affiliates and their respective directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents against losses incurred by such parties arising out of or by reason of:
•
any breach or inaccuracy in any of the Paradise’s representations and warranties in the Purchase Agreement, any related agreement or any certificate delivered pursuant to the Purchase Agreement;

•
any breach of any covenant or other agreement of Paradise under the Purchase Agreement; or

•
any excluded assets or liabilities.

Except for certain fundamental representations, Paradise’s indemnification obligations are subject to certain limitations, including that:
•
Paradise will not be liable for indemnification until the aggregate amount of losses exceeds $100,000, and then only to the extent in excess of such deductible;

•
the aggregate amount of losses for which Paradise will be liable shall not exceed $1,000,000; and

•
such non-fundamental representations and warranties shall generally survive for sixth months following the closing of the Asset Sale.

The aggregate amount of losses for which Paradise will be liable for any breach of a fundamental representation shall not exceed the purchase price.
Any materiality, material adverse effect or similar qualifier contained in a representation or warranty of the Company is disregarded when determining losses and whether a breach of such representation or warranty has occurred.
Conduct of Business Pending the Asset Sale
From the date of the Purchase Agreement through the closing of the Asset Sale, Paradise has agreed (except as contemplated by the Purchase Agreement or as otherwise consented to by Buyer) to:
•
conduct its business in the ordinary course of business consistent with past practice;

•
preserve intact its business organization;

•
preserve its relationships with customers, suppliers, licensees, lessees and other third parties;

•
preserve and maintain all permits required for the conduct of the Fruit Business or the ownership and use of the purchased assets;

•
pay the debts, taxes and other obligations of the Fruit Business when due;

•
maintain the properties and assets, subject to reasonable wear and tear;

•
maintain its insurance policies;

•
defend and protect the properties and assets from infringement or usurpation;

•
perform its obligations under the assigned contracts;

•
maintain its books and records; and

•
comply with applicable laws.

In addition, during the same period, Paradise has also agreed not to take certain actions with respect to its business (except as contemplated by the Purchase Agreement or as otherwise consented to by Buyer), including the following:
•
material change any method of accounting or accounting practice, except as required by generally accepted accounting principles;

•
incur or guarantee any indebtedness for borrowed money in outside the ordinary course of business;

•
dispose of any of the purchased assets, except for the sale of inventory in the ordinary course of business;

•
cancel any debts or claims, or terminate any rights constituting purchased assets;

•
transfer, license or abandon any intellectual property, except for licenses granted in the ordinary course of business;

•
take any action that would result in material damage, destruction or loss, or any material interruption in use, of any purchased assets;

•
materially modify or cancel any assigned contract;

•
incur any material capital expenditures;

•
create or permit any lien or other encumbrance on any of the purchased assets;

•
adopt any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy law or consent to the filing of any bankruptcy petition against it under any similar law;

•
purchase, lease or otherwise acquire any assets in connection with the Fruit Business, except for purchases of equipment, inventory or supplies in the ordinary course of business; or

•
agree to take any of the foregoing actions.

In addition, during the same period, Paradise has also agreed that it will (a) afford Buyer reasonable access to the officers, employees, service providers, books and records, property, and other assets; (b) notify Buyer of certain events; (c) not solicit or encourage the submission of any takeover proposal; and (d) take all action necessary to duly call and hold a shareholder meeting or solicit the shareholders consent to the Asset Sale.
Conditions to the Closing
The consummation of the Asset Sale is subject to certain customary closing conditions, as described further below.
Conditions to Each Party’s Obligations
Each party’s obligations to effect the Asset Sale are subject to the satisfaction or waiver of the following conditions:
•
the Purchase Agreement, the Asset Sale and the other transactions contemplated by the Purchase Agreement shall have been duly adopted and approved by the shareholders of Paradise;

•
no litigation shall have commenced against Paradise or Buyer which would be reasonably expected to prevent the closing of the Asset Sale; and

•
no governmental entity shall have enacted, issued, promulgated, enforced, or entered any laws or orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Asset Sale or the other transactions contemplated by the Purchase Agreement.

Conditions to Buyer’s Obligations
The obligations of Buyer to close the Asset Sale are further subject to the satisfaction or waiver by Buyer of the following conditions, among others:
•
Paradise shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants in the Purchase Agreement required to be performed by or complied with by it at or prior to the closing date;

•
(i) the representations and warranties of Paradise set forth in the Purchase Agreement (other than the ones covered in (ii) and (iii) below) shall be true and correct in all respects when made and as of immediately prior to the effective time, except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a “Material Adverse Effect”; (ii) the representations and warranties of Paradise with respect to title to the purchased assets shall be true and correct in all material respects when made and as of immediately prior to the effective time, as if made at and as of such time; and (iii) the representations and warranties of Paradise with respect to organization, standing and power, authority, and brokers’ and finders’ fees shall be true and correct in all respects when made and as of immediately prior to the effective time, as if made at and as of such time;

•
there shall not have been any material adverse effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a material adverse effect since the date of the Purchase Agreement;

•
all required approvals, consents and waivers shall have been received;

•
all encumbrances on the purchased assets shall have been released in full; and

•
the Company’s shareholders shall have approved the Purchase Agreement, the Asset Sale and the other transactions contemplated by the Purchase Agreement.

Conditions to Paradise’s Obligations
Paradise’s obligation to close the Asset Sale is further subject to the satisfaction or waiver by Paradise of the following conditions, among others:
•
Buyer shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, of the Purchase Agreement required to be performed by or complied with by it at or prior to the closing date; and

•
(i) the representations and warranties of Buyer set forth in the Purchase Agreement (other than the ones covered in (ii) below) shall be true and correct in all material respects when made and as of immediately prior to the effective time, as if made at and as of such time; and (ii) the representations and warranties of Buyer with respect to organization, standing and power, authority, and brokers’ and finders’ fees shall be true and correct in all respects when made and as of immediately prior to the effective time, as if made at and as of such time.

No Solicitation of Other Offers
Until the closing of the Asset Sale or, if earlier, the termination of the Purchase Agreement, Paradise will not, and will direct its representatives not to, directly or indirectly, solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any takeover proposal or the making of any proposal that could reasonably be expected to lead to any takeover proposal, or (a) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to Paradise or any of its subsidiaries to, afford access to the business, properties, assets, books, or records of Paradise or any of its subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party that is seeking to make, or has made, any takeover proposal, (b) except where the Board of Directors makes a good faith determination, after consultation with outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Paradise or any of its Subsidiaries, (c) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other contract relating to any takeover proposal.
If Paradise receives an unsolicited bona fide written acquisition proposal prior to the adoption of the Purchase Agreement by its shareholders, the Board of Directors may (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited takeover proposal in writing that the Board of Directors believes in good faith, after consultation with outside legal counsel and its financial advisor, constitutes a “superior proposal;” (ii) thereafter furnish to such third party non-public information relating to Paradise or any of its subsidiaries pursuant to an executed confidentiality agreement (a copy of which confidentiality agreement shall be promptly (in all events within 24 hours) provided for informational purposes only to Parent); (iii) following receipt of and on account of a “superior proposal,” recommend the acceptance of such proposal; and/or (iv) take any action that any court of competent jurisdiction orders Paradise to take (which order remains unstayed), but in each case referred to in the foregoing clauses (i) through (iv).
The term “superior proposal” means an acquisition proposal by a third party or group that would result in such third party or group becoming the beneficial owner of, directly or indirectly, more than 50% of the total voting power of the equity securities of Paradise, or more than 50% of the consolidated net revenues, net income or total assets (including equity securities of its subsidiaries) of Paradise, which the Board of Directors determines in its good faith, after consultation with the Company’s outside legal counsel and financial advisor, to be more favorable to Paradise shareholders from a financial point of view than the Asset Sale, taking into account all relevant factors (including, among other things, expected timing, risk of consummation, regulatory issues and approvals, all terms and conditions, and any proposed changes to the Purchase Agreement that may be proposed by Parent in a binding written offer in response to such acquisition proposal).
The Board of Directors may make a recommendation adverse to the Asset Sale, only if Paradise promptly notifies Parent, in writing, at least five business days before making such an adverse recommendation or entering into an alternate acquisition agreement, of its intention to take such action with respect to a superior proposal, which notice shall state expressly that Paradise has received a takeover proposal that the Board of Directors intends to declare a superior proposal and that the Board of Directors intends to effect an adverse recommendation and/or Paradise intends to enter into an alternate acquisition agreement; (ii) Paradise attaches to such notice the material terms and conditions of the transaction that constitutes such superior proposal and the identity of the third party making such superior proposal; (iii) Paradise shall, and shall cause its representatives to, during the notice period, negotiate with Parent in good faith during such notice period with respect to such proposal to make such adjustments in the terms and conditions of the Purchase Agreement so that the superior proposal described in such notice ceases to constitute a superior proposal; and (iv) the Board of Directors determines in good faith, after consulting with outside legal counsel and its financial advisor, that such takeover proposal continues to constitute a superior proposal after taking into account any adjustments made by Parent during the notice period in the terms and conditions of the Purchase Agreement.
Termination of the Purchase Agreement
The Purchase Agreement may be terminated at any time prior to the closing of the Asset Sale:
•
by mutual written consent of Buyer and Paradise;

•
by either Paradise or Buyer prior to closing:

•
if the Asset Sale has not been consummated on or before August 13, 2019; provided, however, that the right to terminate the Purchase Agreement shall not be available to any party whose breach of any representation, warranty, covenant, or agreement has been the cause of, or resulted in, the failure of the Asset Sale to be consummated on or before August 13, 2019;

•
if any governmental entity shall have issued an order restraining or enjoining the transactions contemplated by the Purchase Agreement, and such order shall have become final and non-appealable; provided, however, that the right to terminate the Purchase Agreement shall not be available to any party whose breach of any representation, warranty, covenant, or agreement has been the cause of, or resulted in, the issuance of such order;

•
if there shall be any law that makes the consummation of the transactions contemplated by the Purchase Agreement illegal or otherwise prohibited; or

•
if the Purchase Agreement has been submitted to the shareholders of Paradise for adoption at a duly convened meeting or by duly noticed consent and the requisite shareholder votes shall not have been obtained at such meeting or by consent, as applicable.

•
by Buyer if:

•
(i) the Board of Directors has made an adverse recommendation with respect to the Asset Sale; or (ii) Paradise shall have breached or failed to perform in any material respect any of its covenants and agreements set forth in the Purchase Agreement; or

•
the Company breaches or fails to perform any of its representations, warranties, covenants or other agreements contained in the Purchase Agreement, which breach or failure to perform would give rise to the failure of a conditions set forth under “The Purchase Agreement — Conditions to the Closing — Conditions to Buyer’s Obligations”; provided that the Buyer shall have given the Company thirty days prior notice of its intention to terminate; and provided further that the Buyer would not have the right to terminate if it is then in material breach of any representation, warranty, covenant, or obligation thereunder, which breach has not been cured.

•
by Paradise if:

•
Buyer breaches or fails to perform any of its representations, warranties, covenants or other agreements contained in the Purchase Agreement, which breach or failure to perform would give rise to the failure of a conditions set forth under “The Purchase Agreement — Conditions to the Closing — Conditions to Paradise’s Obligations”; provided that Paradise shall have given the Buyer thirty days prior notice of its intention to terminate; and provided further that Paradise would not have the right to terminate if it is then in material breach of any representation, warranty, covenant, or obligation thereunder, which breach has not been cured; or

•
prior to the receipt of shareholder approval, in accordance with the terms of the Purchase Agreement, (a) Paradise’s Board authorizes the Company to enter into a definitive agreement with respect to a superior proposal and (b) Paradise pays to Buyer the termination fee.

Termination Fees and Expenses
Termination Fee
We must pay to Buyer a termination fee of  $400,000, if:
•
Buyer terminates the Purchase Agreement because the closing has not occurred on or before August 13, 2019;

•
either party terminates the Purchase Agreement because the Board of Directors (a) withdrew, modified or changed its recommendation with respect to the Purchase Agreement or the transactions contemplated thereby in a manner that is adverse to Buyer, or (b) approved or recommended any acquisition proposal with a third party; or

•
Buyer terminates the Purchase Agreement because there has been a material breach by the Company and such breach is incapable of being cured by August 13, 2019;

•
Buyer terminates the Purchase Agreement because there has been a material breach by the Company and (a) at the time of terminate, there is a publicly announced proposal by a third party contemplating an acquisition proposal that is pending and has not been withdrawn, and (b) within 12 months after such termination the Company or its subsidiaries has entered into a definitive agreement relating to an acquisition proposal or an acquisition proposal has been consummated by the Company;
•
either party terminates the Purchase Agreement because Paradise shall not have received shareholder approval of the Asset Sale;

•
Paradise terminates the Purchase Agreement prior to the receipt of shareholder approval and executed a definitive agreement with respect to a superior proposal.

Reimbursement of Expenses
All out-of-pocket costs and expenses incurred in connection with the Purchase Agreement and the transactions contemplated thereby will be paid by the party incurring such cost or expenses.
Amendment, Extension and Waiver
The Purchase Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after adoption of the Purchase Agreement by the Paradise shareholders, but after any such approval, no amendment will be made that by law requires further approval or authorization by the Paradise shareholders without such further approval or authorization. Further, the Purchase Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.
At any time prior to the closing of the Asset Sale, Buyer (with respect to Paradise) and Paradise (with respect to Buyer) by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties contained in the Purchase Agreement or in any document delivered pursuant thereto, and (c) waive compliance with any of the agreements or conditions contained therein. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party.
Governing Law
The Purchase Agreement or any claims arising under or relating to the Purchase Agreement or the transactions contemplated by the Purchase Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.
Other Agreements
Voting Agreement
Simultaneously with the execution of the Purchase Agreement, certain shareholders of the Company that hold, in the aggregate, approximately 39.7% of the Company’s issued and outstanding common stock, entered into a voting agreement with the Buyer and Parent (the “Voting Agreement”). The Voting Agreement requires the signatories thereto, so long as the Voting Agreement has not terminated in accordance with its terms, to vote in favor of the Company’s completion of the transactions contemplated by the Purchase Agreement and against any action or proposal in favor of an alternative acquisition proposal. The Voting Agreement and the obligations of the shareholders under that agreement will terminate upon, among other things, the termination of the Purchase Agreement, or the entry by the Company, without the prior written consent of the signatories to the Voting Agreement, of an amendment to the Purchase Agreement or a waiver of any term thereof which is or would be economically adverse to the shareholders. The shareholders executing the Voting Agreement include all of the directors and officers of the Company that are shareholders, but solely in their capacity as shareholders. The Voting Agreement (i) does not limit or affect any actions or omissions taken by any shareholder in her or his capacity as a director or officer of the Company and (ii) may not be construed to prohibit, limit, or restrict any shareholder from exercising her or his fiduciary duties as an officer or director of the Company. A copy of the voting agreement is attached to this proxy statement as Annex D.
Co-Pack Agreement
If the Asset Sale is approved and closes, the Company, the Buyer and Parent will enter into a Co-Pack Agreement, pursuant to which the Company will process, manufacture and package the products of the Fruit Business for the Buyer for the 2019 season using the equipment and inventory purchased by the Buyer pursuant to the Purchase Agreement. The Buyer will make weekly payments to the Company based on an agreed upon budget that includes a 10% profit, with a true-up payment by or to the Company to be made at the end of the season.
Consulting Agreement
At the closing of the Asset Sale, each of Randy S. Gordon, President and Chief Executive Officer, Mark H. Gordon, Executive Vice President, and Tracy W. Schulis, Senior Vice President, will, at the request of the Parent, enter into a Consulting Agreement with Buyer and Parent, pursuant to which such officers will, as independent contractors, provide transitional consulting services with respect to the Fruit Business. The term of each Consulting Agreement will be one year, and each such officer will be paid a total fee of $375,000.00 in consideration of such services.
Vote Required and Board Recommendation
The Asset Sale will be approved if the holders of a majority of the shares of the Company’s common stock of record as of the close of business on the record date vote in favor of the proposal. If you are a shareholder and you abstain from voting or fail to vote, or fail to instruct your broker, bank or other nominee how to vote on the Asset Sale, it will have the same effect as a vote cast “AGAINST” the Asset Sale.
The Board recommends that you vote “FOR” the Asset Sale proposal.

PROPOSAL 2
THE LIQUIDATION PROPOSAL
Pursuant to the terms of the Plan of Complete Liquidation and Dissolution (the “Liquidation Plan”) that is described in this proxy statement, attached as Annex B and incorporated by reference into this proxy statement, the Company will dissolve and wind up its affairs in order to maximize shareholder value (the “Liquidation”). Completion of the Liquidation is conditioned on approval of the Liquidation Plan.
The following disclosure contains a summary of the material terms and conditions of the Liquidation Plan. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Liquidation Plan. This summary does not purport to be complete and may not contain all of the information about the Liquidation Plan that is important to you. We encourage you to read the Liquidation Plan carefully and in its entirety.
Reasons for the Liquidation Plan
In considering adopting a Liquidation Plan, the Board considered the terms of the Liquidation Plan and the dissolution process under Florida law, as well as other available strategic options. In approving the Liquidation Plan, the Board considered a number of factors, including but not limited to, the factors described elsewhere in this proxy statement as well as the following factors:
•
The viability of the Company’s business model following the Asset Sale, which constitutes a substantial portion of the Company’s revenues, and the costs and time that would be required to alter the Company’s current business structure following the Asset Sale, and, assuming the completion of the Asset Sale, the Company would have limited assets with which to generate operating revenue and likely will have retained only those employees required to wind-up its corporate existence;

•
The determination by the Board that continuing to operate is not reasonably likely to create greater value for the shareholders than the value that may be obtained for the shareholders pursuant to the sale of the Company’s remaining assets and the complete liquidation and dissolution of the Company;

•
That the liquidation and dissolution provides shareholders with an opportunity to potentially monetize their investment in the Company and allows the Company to distribute the maximum amount of cash to the Company’s shareholders from the sale of its remaining assets;

•
The potential tax benefits of making distributions to shareholders pursuant to the Liquidation Plan;

•
The costs associated with the Company’s operations, including accounting, legal and other expenses in connection with required filings with the SEC and required to support the day-to-day operations of the Company following the closing of the Asset Sale;

•
The terms and conditions of the Liquidation Plan, including the provisions that permit the Board to modify or abandon the Liquidation Plan prior to its effective time without further action by the Company’s shareholders to the extent permitted by the FBCA;

•
The costs of retaining the personnel necessary to administer and manage the Company’s assets and retained liabilities during the winding up period.

The Board also considered certain material risks or potentially adverse factors in making its determination and recommendation, including, but not limited to, the following:
•
The uncertainty of the timing, nature and amount of any liquidation proceeds and distributions to shareholders, including the risk that there could be unanticipated delays in selling the Company’s remaining assets, or that the need to resolve or otherwise address contingent liabilities and the potential emergence of additional liabilities or contingent obligations during the dissolution process could significantly delay, reduce or prevent any distributions to the shareholders;

•
That further shareholder approval of sales will not be required after the approval of the Liquidation Plan and that the Board may authorize transactions thereafter with which the shareholders may not agree;

•
The risk that shareholders may be required to repay some or all of the amounts distributed to them by the Company pursuant to the Liquidation Plan if unknown or unanticipated claims arise against the Company during the winding up period;

•
The risk that the directors of the Company may be held personally liable for the unpaid portion of any claims against the Company if they fail to comply with the statutory procedures for the dissolution of the Company, including the payment of claims against the Company;

•
Potential changes in applicable laws (including tax laws) and regulations;

•
The risk that the IRS could treat any liquidating distributions as an ordinary dividend and that shareholders would receive less favorable tax treatment with respect to the distribution than is currently anticipated;

•
The risk that the amounts available for distribution to shareholders may be significantly less than the Company’s estimates due to unknown or contingent liabilities or increases in the costs and expenses related to settling the Company’s and its subsidiaries’ liabilities and winding up their respective businesses;

•
The fact that, if the shareholders approve the Liquidation Plan, they will not be permitted to transfer their shares of common stock after a date to be determined by the Board in its discretion, subject to applicable law;

•
The possibility of disruption to the Company’s operations and the resulting effects if the Liquidation is not completed, including the diversion of management and employee attention, potential employee attrition and the potential effects on the Company’s business and its relationships with its customers, distributors and suppliers;

•
The risks related to the fact that the Company will not be able to retain certain of its current officers and employees and that, if necessary, the Company may be unable to attract employees to conduct the winding up process;

•
The interests current and former directors and executive officers in the sale of the Company’s remaining assets, the liquidation and the dissolution, including the Company’s continuing indemnification obligations to certain directors and officers during the winding up period and the compensation that will be received by employees conducting the winding up process;

•
That the Liquidation prevents the Company from entering into any future strategic business transaction that could enhance shareholder value; and

•
The other risks described under “Risk Factors — Risks Related to the Liquidation Plan” and “Cautionary Statement Regarding Forward-Looking Statements.”

The foregoing discussion of factors considered by the Board is intended to be a summary, and is not intended to be exhaustive, but does set forth the principal factors considered by the Board. After considering these factors, the Board concluded that the positive factors relating to the Liquidation Plan and the transactions contemplated by the Liquidation Plan substantially outweighed the potential negative factors. The Board reached the conclusion to approve the Liquidation Plan in light of the various factors described above and other factors that they believed were appropriate. They did not attempt to quantify, rank or otherwise assign relative weights to the specific factors they considered in reaching their decision. Rather, they made their recommendation based on the totality of information they received and the investigation they conducted. In considering the factors discussed above, individual directors might have given different weights to different factors.
The approval of the Liquidation Plan will authorize the Board to wind up the affairs of the Company, to cease operating the business for which the Company was organized other than as necessary to fulfill its outstanding contractual obligations and effect the sale of the Company’s remaining assets, including the Plastics Business and the Real Estate, and to terminate the existence of the Company.

Timing and Effect of Liquidation and Business Activities During Liquidation
The Board approved the Liquidation Plan on April 15, 2019. The Liquidation is conditioned on obtaining approval of the Liquidation Plan from the holders of a majority of the outstanding shares of our common stock entitled to be cast at the annual meeting.
Assuming closing of the Asset Sale and approval by our shareholders of the Liquidation proposal, we expect that the Liquidation Plan would be implemented as follows:
1)
During a period beginning immediately after the closing of the Asset Sale and ending when we file our Articles of Dissolution with the Secretary of State of Florida (the “Transition Period”), we expect to engage in the following activities:

•
The Company would process, manufacture and package the products of the Fruit Business for the Buyer for the 2019 season using the equipment and inventory purchased by the Buyer pursuant to the Purchase Agreement under a co-pack agreement (the “Co-Pack Agreement”) to be entered into by the Buyer, the Parent and the Company at closing of the Asset Sale. The Buyer would make weekly payments to the Company based on an agreed upon budget that includes a 10% profit, with a true-up payment by or to the Company to be made at the end of the season.

•
For approximately one year after closing of the Asset Sale, our principal executives would, as independent contractors, continue to provide transitional consulting services to the Buyer with respect to the Fruit Business and our employees would continue to provide services to the Company to facilitate our services to the Buyer under the Co-Pack Agreement. We are offering our employees retention arrangements to support these services, under which our employees would agree to continue working for the Company through December 31, 2019 and/or such time as their respective departments cease operating.

•
The Company would continue to explore the sale of its Plastics Business. The Company is currently seeking buyers for its Plastics Business, and, as described in “Asset Sale —  Background of the Asset Sale” has from time to time been in discussions with certain parties regarding the sale of the Plastics Business. As of the date of this proxy statement, the Company has yet to make a determination regarding the disposition of the Plastics Business.

2)
During a period beginning with the filing of our Articles of Dissolution with the Secretary of State of Florida and ending with the final liquidating distribution to shareholders (the “Wind-Down Period”), we expect to engage in the following activities:

•
The Company would sell its Plastics Business (to the extent not already sold during the Transition Period).

•
The Company would sell its Real Estate, after remediation efforts based on the Phase 2 environmental study conducted in December 2018.

•
The Company would engage in other wind-down activities.

While the above reflects the Company’s expectations as of the date of this proxy statement, there can be assurance as to the order or timing of the sale of either the Plastics Business or the Real Estate, or the expected value to be generated from those sales. If the Liquidation Plan is approved by the shareholders, the decision of whether or not to proceed with the Liquidation and when to proceed will ultimately be made by the Board in its sole discretion. No further shareholder approval would be required to effect the Liquidation pursuant to the Liquidation Plan. However, if the Board determines that the Liquidation is not in our best interest and the best interest of our shareholders, the Board may, in its sole discretion, abandon the Liquidation Plan or may amend or modify the Liquidation Plan to the extent permitted by Florida law without the necessity of further shareholder approval.
If the Board determines to proceed with the Liquidation, the Company anticipates filing Articles of Liquidation with the Secretary of State of the State of Florida on a date determined by the Board. For purposes of the FBCA, the Company will be dissolved on the date the Articles of Liquidation are filed unless the articles specify a later effective date in accordance with the FBCA. The Company will cease carrying on its business after the effective date of the Liquidation except as necessary to wind up its business and affairs, including retaining such employees and consultants as necessary or desirable to carry out these activities.
Shareholder approval of the Liquidation Plan constitutes approval by the shareholders of the sale, exchange, or other disposition in liquidation of all of the property and assets of the Company, which assets include the Fruit Business, the Plastics Business and the Real Estate. Although the Company’s current expectations of its asset dispositions are as reflected above, ultimately, a sale, exchange, or other disposition may occur in one transaction or a series of transactions. As a result, even if the Asset Sale proposal is not approved by the shareholders or the Asset Sale does not close for any reason, if the shareholders approve the Liquidation Plan, the Board may proceed with the Liquidation, as part of which it would be authorized to sell the assets constituting the Fruit Business. In that case, the shareholders would have no right to approve the particular terms of that sale of the Fruit Business.
In connection with the Liquidation, the Company will ultimately terminate its registration under the Exchange Act and cease filing periodic reports with the SEC. Given the expense and resource demands of being a public company, we may decide to “go dark,” or cease filing periodic reports with the SEC. This will result in a substantial decrease in disclosure by us of our operations and prospects, and a substantial decrease in the liquidity and value of the Company common stock.
Summary of the Liquidation Plan
The following summary is qualified in its entirety by reference to the Liquidation Plan, which is attached as Annex B to this proxy statement and is incorporated by reference into this proxy statement. We encourage you to read the Liquidation Plan in its entirety.
As part of the Liquidation Plan, the Company will dispose of and resolve known and unknown claims in accordance with the FBCA and the Board may elect any procedures permitted under the FBCA with respect to that disposition. On and after the effective date of the Liquidation, the Company will make adequate provision, by payment or otherwise, for the Company’s known claims as provided above. On a date or dates determined by the Board, the Company will distribute the remainder of any assets, either in cash or in kind, to its shareholders according to their respective rights and interests. Distributions to any shareholders will be made only as permitted and in the manner required by the FBCA. Subject to the requirements stated above, the Board has absolute discretion in determining the manner and timing in which the Company’s distributions are to be completed. Distributions pursuant to the Liquidation Plan or any other requirements of the FBCA may occur at a single time or be undertaken in a series of transactions over time. Unless otherwise provided in the Liquidation Plan, the distributions may be in cash or in assets or in combination of both. The Board has absolute discretion to make such distributions in such amounts and at such time or times as it determines.
To implement the complete liquidation and winding up of the business and affairs of the Company according to the Liquidation Plan, the Company will:
(a)
collect all assets;

(b)
sell any, all, or substantially all of the assets of the Company in one or more transactions upon such terms and conditions as the Board, in its absolute discretion, deems expedient and in the best interests of the Company and the shareholders, including, but not limited to selling its Fruit Business (to the extent not sold pursuant to the Purchase Agreement), Plastics Business and Real Estate in any form of transaction;

(c)
pay all expenses incurred in connection with the implementation of the Liquidation Plan, including, but not limited to, any consulting, professional, and other fees and expenses of persons or entities providing services to the Company;

(d)
satisfy, settle, or reject all liabilities, debts, or obligations of the Company, whether by payment or by making adequate provisions for payments;

(e)
prosecute and defend actions or proceedings by or against the Company;

(f)
distribute assets of the Company to the fullest extent permitted by the FBCA;

(g)
file all final tax returns or other forms, making final payments, and closing any tax accounts or other obligations required by any state or federal law or regulation to effect the winding up of the Company’s business and affairs and the dissolution of the Company.

The Company will continue to indemnify and advance expenses to its officers, directors, employees and agents in accordance with its Articles of Incorporation and Bylaws and any contractual arrangements, for actions taken in connection with the Liquidation Plan and the winding up of the affairs of the Company. The Board, in its sole and absolute discretion, is authorized to obtain and maintain directors’ and officers’ liability insurance and any other insurance as may be necessary, appropriate or advisable to cover the Company’s obligations.
Depending on the tax basis for their respective shares of common stock, shareholders may be required to recognize gain for tax purposes upon receipt of distributions in liquidation. See “— Estimated Liquidating Distributions to Shareholders” and “Material U.S. Federal Income Tax Consequences.”
Estimated Liquidating Distributions to Shareholders
On the bases and assumptions described in this proxy statement, most notably the assumption that the Asset Sale closes, the Board anticipates that the aggregate amount of distributions to shareholders as a result of the Asset Sale and Liquidation will be between approximately $18.4 million and $25.2 million, or approximately $35 to $48 per share based on 519,600 shares outstanding as of [•], 2019. However, the amount ultimately distributed to shareholders may be more or less than anticipated as a result of the factors described in this proxy statement and unforeseen circumstances.
If the Asset Sale does not close, but the Liquidation Plan is effected, we believe the value of our Fruit Business assets that will ultimately be available for distribution to our shareholders, if any distribution is made, will be significantly less, in the aggregate, than the amount available for distribution to our shareholders arising from the sale of the Fruit Business if the Asset Sale closes.
If the Asset Sale is approved by our shareholders and closes, then as soon as practicable after the closing of the Asset Sale, the Company plans to distribute in an initial distribution a portion of the net proceeds from the Asset Sale, potentially subject to a contingency reserve for remaining costs and liabilities. We currently expect that this initial distribution to shareholders would be made on or prior to the date that is 45 days after the closing of the Asset Sale, i.e., during the Transition Period.
We currently expect that one or more additional distributions would be made during the Wind-Down Period.
However, we cannot provide assurances about the number, timing or amounts of the initial distribution and any additional distributions to shareholders. The number, timing or amounts of distributions to shareholders will be determined by the Board in its discretion, subject to the provisions of the Liquidation Plan, and will depend upon the amounts deemed necessary by the Board to pay or provide for all of our liabilities and obligations. Shareholders will not know at the time of voting the amount of consideration they will receive or when they will receive it.
Liquidating distributions will be made to the shareholders of record at the close of business on the effective date of the Liquidation or such other date as may be determined by the Board in its sole discretion, pro rata to shareholders of the Company’s common stock in accordance with the respective number of shares then held of record; provided that in the opinion of the Board adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the sale and distribution of assets and liquidation of the Company).
Liquidating distributions may be made in cash or in kind, including in stock of, or ownership interests in, subsidiaries of the Company and remaining assets of the Company, if any. Such distributions may occur in a single distribution or in a series of distributions, in such amounts and at such time or times as the Board in its absolute discretion, and in accordance with Florida law, may determine.

The following tables show management’s estimate of cash proceeds and outlays, and of our distributions to shareholders in connection with the Asset Sale and the Liquidation, as of the date of this proxy statement. These estimates are not guarantees and they do not reflect the total range of possible outcomes. The amount(s) ultimately distributed to shareholders may be more or less than anticipated as a result of the assumptions described in this section and unforeseen circumstances. Factors that may have a negative impact on the distribution to shareholders include the actual amount of expenses we incur for legal and accounting fees, operating expenses and expenses relating to the potential sales of our Plastics Business and Real Estate, as well as other liabilities that we may incur. See “Risk Factors — Risks Related to the Asset Sale” and “Risk Factors — Risks Related to the Liquidation Plan” for a discussion of the risk factors related to the Asset Sale, the Liquidation Plan and any potential proceeds which we may be able to distribute to shareholders.
The following table presents a break-down of the estimated proceeds, fees and expenses in connection with the Asset Sale and Liquidation and assumes:
•
that we complete the Asset Sale and the Liquidation;

•
that we are able to sell the Plastics Business and the Real Estate for net book value; and

•
break-even performance between closing of the Asset Sale and the final liquidating distribution to shareholders.

Detail	Amounts
Total Cash Consideration Received in Asset Sale	$9,388,000
Plus net value of remaining assets (NBV @ 12/31/18)
Cash	$8,036,000
Net Fruit accounts receivable	$1,535,000
Plastics Business (NBV @ 5/31/19 estimate)	$3,247,000
Real Estate/buildings	$2,744,000
Other tangible assets	$433,000
Liabilities	($2,037,000)
Total	$13,958,000
Less Transaction-related fees/expenses
Investment banking fees	$521,000
Legal expenses	$250,000
Executive severance	$1,116,000
Employee severance	$1,968,000
Retention bonus	$76,000
Real estate sale expenses	$225,000
Total	$4,156,000
Plus/minus go-forward operating profit/loss	—
Total	$19,190,000

The following table presents a range of estimated proceeds based on differences in valuation assumptions applying to the Plastics Business and Real Estate, including the related transaction-related fees and expenses, and assumes:
•
that we complete the Asset Sale and the Liquidation;

•
that we are able to sell the Plastics Business at 75% (Low), 100% (Mid) and 125% (High) of net book value;

•
that we are able to sell the Real Estate at 100% of net book value (Low); the mid-point between 100% of net book value and the high-end of the appraisal (Mid); and the high-end of the appraisal (High);

•
break-even performance between closing of the Asset Sale and the final liquidating distribution to shareholders.

Detail	Low	Mid	High
Purchase Price (cash consideration)	$9,388,000	$9,388,000	$9,388,000
Plus Plastics Business	$2,435,000 .75 x Book	$3,247,000 1.0 x Book	$4,059,000 1.25 x Book
Plus Real Estate/buildings	$2,744,000 1.0 x Book	$6,322,000 Mid-Point	$9,900,000 High-End Appraisal
Plus other assets less liabilities	$7,968,000	$7,968,000	$7,968,000
Less Transaction-related fees/expenses	($4,136,000)	($5,120,000)	($6,150,000)
Total	$18,398,000	$21,805,000	$25,164,000
Total Per Share	$35.41	$41.96	$48.43

The Board has a fiduciary duty to maximize the proceeds from the sales. However, there is no assurance that the Company will be able to realize these sale proceeds or make the projected distributions.
Indemnification and Advancement of Expenses
The Liquidation Plan requires the Company to continue to indemnify its officers, directors and employees in accordance with the FBCA, its Articles of Incorporation, its Bylaws and any contractual arrangements for actions taken in connection with the Liquidation Plan and the winding up of the affairs of the Company. The Company is also required to continue its existing directors’ and officers’ liability insurance policy during such time period.
Amendment, Modification or Abandonment
If for any reason the Board determines that such action would be in the best interests of the Company, it may amend, modify or abandon the Liquidation Plan and all actions contemplated thereunder, including the proposed winding up of the Company, notwithstanding the shareholder approval of the Liquidation Plan, to the extent permitted by Florida law. Upon the abandonment of the Liquidation Plan, the Liquidation Plan will be void.
Complete Liquidation
It is intended that the Liquidation Plan be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 of the Internal Revenue Code (the “Code”). For such purposes, the Liquidation Plan is effective as of its date of adoption without regard to when the effective date occurs, and all distributions made by the Company on or after such date of adoption are intended to be distributions made pursuant to Section 331 of the Code.
Officers and Directors Following the Effective Date of the Liquidation
After the effective date of the Liquidation Plan, it is expected that the Board and the officers of the Company will continue in their positions, as necessary, for the purpose of winding up the affairs of the Company as contemplated by Florida law. The Board may retain such employees and consultants as necessary or desirable to carry out the wind up activities.
Liquidation Completion Date
The Company has not yet determined an expected completion date of the Liquidation, if any.
Interests of Certain Persons in the Liquidation
Aside from their interests as shareholders of the Company, certain directors and executive officers of the Company have interests in the Liquidation that are different from, or in addition to, those of other shareholders of the Company. Those interests consist of  (1) retention and severance payments and other benefits and entitlements that are due upon, or upon a termination of employment following, a change of control in the Company (pursuant to existing agreements between the Company and the executive officers) and (2) transitional consulting arrangements certain officers of the Company will enter into with the Buyer simultaneously with the closing of the Asset Sale. In considering the recommendation of the Board of Directors that you vote to approve the Liquidation Plan, you should be aware of these interests. These interests are described in more detail below, in the section entitled “Interests of Certain Persons in the Asset Sale and the Liquidation” beginning on page 42 of this proxy statement.
Trading of Our Common Stock
If the Liquidation is approved by our shareholders and if the Board determines to proceed with the Liquidation, we will close our transfer books on a date to be determined by our Board (the “Final Record Date”). After the Final Record Date, we will not record any further transfers of our common stock, except pursuant to the provisions of a deceased shareholder’s will, intestate succession or operation of law and we will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of our common stock will occur after the Final Record Date.
Surrender of Stock Certificates
Subsequent to the Final Record Date, the Company may at its election require shareholders to surrender certificates representing their shares of common stock in order to receive subsequent distributions. Shareholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates is required, all distributions otherwise payable by the Company to shareholders who have not surrendered their stock certificates may be held in trust for such shareholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a shareholder’s certificate evidencing the common stock has been lost, stolen or destroyed, the shareholder may be required to furnish us with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.
Absence of Appraisal Rights
The Company’s shareholders are not entitled to appraisal rights with respect to the Liquidation under Florida law. Section 607.1302 of the FBCA excludes from asset sales, including sales in dissolution, that entitle shareholders to appraisal rights any sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale. The Company intends to distribute substantially all the proceeds of asset sales during the Liquidation as promptly as practical following such sales, but in any event within one year of such sales.
Vote Required and Board Recommendation
The Liquidation proposal will be approved if the holders of majority of the outstanding shares of our common stock entitled to be cast at the annual meeting vote in favor of the proposal. If you are a shareholder and you abstain from voting or fail to vote, or fail to instruct your broker, bank or other nominee how to vote on the Liquidation proposal, it will have the same effect as a vote cast “AGAINST” the Liquidation proposal.
The Board recommends that you vote “FOR” the Liquidation proposal.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion summarizes the material U.S. federal income tax consequences of the Asset Sale and of any subsequent asset sales, and of distributions on Company common stock pursuant to the Liquidation Plan. This discussion is based upon the provisions of the Internal Revenue Code (the “Code”), the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein. No ruling has been requested from the Internal Revenue Service (the “IRS”) in connection with the Asset Sale, any other transactions contemplated by the Liquidation Plan, or distributions on the Company common stock pursuant to the Liquidation Plan. Accordingly, the discussion below neither binds the IRS nor precludes it from adopting a contrary position. No opinion of counsel has been or will be rendered with respect to the tax consequences of the Asset Sale, such other transactions or such distributions.
This discussion assumes that holders of Company common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Company common stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of Company common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers; mutual funds; partnerships, S corporations or other pass-through entities and their partners, shareholders or members; tax-exempt organizations; insurance companies; real estate investment trusts; personal holding companies; regulated investment companies; dealers in securities or foreign currencies; traders in securities who elect mark-to-market method of accounting; controlled foreign corporations; passive foreign investment companies; U.S. expatriates; holders who hold Company common stock as part of a hedge, straddle, constructive sale or conversion transaction; holders whose functional currency is not the U.S. dollar; holders subject to the alternative minimum tax; individual retirement accounts or other tax-deferred accounts; and holders who acquired their shares through stock option or stock purchase plan programs or in other compensatory arrangements of the Company. This discussion does not address the impact of any U.S. federal taxes other than U.S. federal income taxes (including estate and gift taxes), or any applicable foreign, state, or local taxes.
We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the Asset Sale and of any subsequent asset sales, and of distributions on Company common stock pursuant to the Liquidation Plan. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of those transactions or distributions.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Company common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes that hold Company common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of distributions on Company common stock pursuant to the Liquidation Plan.
All shareholders should consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of any distributions on the Company common stock.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust if  (i) it is subject to the primary supervision of a U.S. court and (ii) one or more U.S. persons have the authority to control all substantial decisions of the trust.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of Company common stock that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust that is not a U.S. holder.
Tax Consequences to the Company
If consummated, the Asset Sale will be a taxable transaction to the Company. Because of the tax attributes of the Company, it is anticipated that the Company will utilize such tax attributes to substantially reduce the amount of U.S. federal income tax from the Asset Sale, even taking into account limitations, if any, on the Company’s use of tax attributes imposed by Public Law No. 115-97 enacted in December 2017 (informally known as the Tax Cuts and Jobs Act) (“TCJA”).
Even if the Liquidation Plan is approved, the Company will continue to be subject to tax on our taxable income until the Liquidation is complete, including on taxable income realized from the Co-Pack Agreement. Any subsequent asset sales (such as the sale of the Real Estate or assets of the Plastics Business) will also be taxable transactions to the Company, and the Company does not expect to have tax attributes remaining after the Asset Sale to reduce the amount of U.S. federal income tax from any such subsequent sales. The determination of whether and to what extent the Company’s tax attributes will be available, however, is highly complex and is based in part upon facts that will not be known until the completion of the Asset Sale. Therefore, it is possible that the Asset Sale or our activities after the Asset Sale (including subsequent asset sales) will generate a U.S. tax liability to the Company and, in such case, this liability would reduce the assets available for distribution to our shareholders pursuant to the Liquidation Plan.
Neither the Asset Sale nor any subsequent asset sales will be taxable to holders of Company common stock, although as discussed below, any distribution made by the Company on Company common stock will be a taxable event to the holders of Company common stock.
Tax Consequences to the Shareholders
The Company intends that the Liquidation Plan constitute a plan of  “complete liquidation”, and that distributions made pursuant to the Liquidation Plan constitute distributions made in “complete liquidation” of the Company. The approval of the Liquidation Plan, however, does not ensure that any distributions we make will be treated as distributions in “complete liquidation” by the IRS. Unless otherwise specified, the remainder of this summary assumes that all distributions made by the Company to its shareholders after a vote of the shareholders approving the Liquidation Plan will be treated for U.S. federal income tax purposes as distributions in complete liquidation of the Company. If distributions do not so qualify, they will be treated as dividends to our shareholders to the extent of our earnings and profits.
Tax Consequences to U.S. Holders
Neither the Asset Sale nor any subsequent asset sales by the Company will be taxable to U.S. holders of Company common stock.
If the Company consummates the Liquidation Plan and liquidates, a U.S. holder will recognize gain or loss with respect to distributions made on Company common stock pursuant to the Liquidation Plan (“Liquidating Distributions”) equal to the difference between (i) the sum of the amount of cash and the fair market value of property (other than cash) distributed to such U.S. holder, and (ii) such U.S. holder’s tax basis in the Company common stock. A U.S. holder’s tax basis generally will equal the U.S. holder’s cost for the Company common stock. Any gain or loss so recognized generally would be capital gain or loss, and would be long-term capital gain or loss if the U.S. holder has held the Company common stock for more than one year. Long-term capital gain of non-corporate U.S. holders generally is taxed at preferential rates.

Capital gains may also be subject to the 3.8% tax on net investment income imposed under Section 1411 of the Code. The deductibility of capital losses is subject to limitations. The tax basis of any property other than cash distributed to a U.S. holder pursuant to the Liquidation Plan will be the fair market value of the property at the time of the distribution.
If the Company liquidates pursuant to the Liquidation Plan, U.S. holders may receive one or more Liquidating Distributions. A U.S. holder’s gain or loss will be computed on a “per share” basis so that gain or loss is calculated separately for blocks of Company common stock acquired at different dates and different prices. Each Liquidating Distribution will be allocated proportionately to each share of Company common stock owned by a U.S. holder. Gain will be recognized in connection with a Liquidating Distribution only to the extent that the aggregate value of all Liquidating Distributions received by a U.S. holder with respect to a share exceeds the U.S. holder’s tax basis for that share. If the amount of the Liquidating Distributions is less than the U.S. holder’s basis in the Company common stock, the U.S. holder will generally recognize a loss in the year the final Liquidating Distribution is received.
If the Liquidation Plan is not approved (or if it is approved, but one or more distributions are made to U.S. holders that are not characterized as a distribution in complete liquidation of the Company for U.S. federal income tax purposes), the discussion above does not apply to such distributions by the Company to U.S. holders. Rather, such distributions will be treated as dividends to the extent paid out of current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in income by the U.S. holder. If a distribution exceeds the Company’s current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. holder’s investment, up to the U.S. holder’s tax basis in Company common stock. Any remaining excess will be treated as a capital gain. Dividends received by a corporate U.S. holder may qualify for a dividends-received deduction. Dividends received by certain non-corporate U.S. holders (including individuals) are generally taxed at long-term capital gains rates, provided certain holding period requirements are satisfied, but may also be subject to the 3.8% tax on net investment income imposed under Section 1411 of the Code.
Information Reporting and Backup Withholding
Information reporting requirements generally will apply to payments of Liquidating Distributions, dividends on Company common stock, if any, and the proceeds of a sale of Company common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient and, if requested, certifies as to that status. Backup withholding generally will apply to those payments if the U.S. holder fails to provide an appropriate certification with its correct taxpayer identification number or certification of exempt status. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Tax Consequences to Non-U.S. Holders
Neither the Asset Sale nor any subsequent asset sales by the Company will be taxable to non-U.S. holders of Company common stock.
If the Company consummates the Liquidation Plan and liquidates, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon receipt of Liquidating Distributions unless one of the following applies:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•
the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•
the non-U.S. holder’s Company common stock constitutes a “United States real property interest” as defined in the Code (a “USRPI”).

Gain described in the first bullet above generally will be subject to U.S. federal income tax in the same manner as if the non-U.S. holder was a U.S. holder. A non-U.S. holder that is a corporation also may be subject to a branch profits tax on its effectively connected earnings and profits that are attributable to such gain, as adjusted for certain items.

Gain described in the second bullet above generally will be subject to U.S. federal income tax at a rate of 30% (as it may be modified by treaty), which may be offset by certain U.S.-source capital losses of the non-U.S. holder.
With respect to the third bullet, the non-U.S. holder’s Company common stock will be treated as a USRPI if the Company is or has been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the distribution and such non-U.S. holder’s holding period in the shares of Company common stock, and either (i) the non-U.S. holder beneficially owns, or has owned, more than 5% of the total fair market value of Company common stock at any time during such time period, or (ii) the Company common stock is not considered to be regularly traded on an established securities market within the meaning of Section 897(c)(3) of the Code. If a non-U.S. holder’s Company common stock constitutes a USRPI, such non-U.S. holder generally will be subject to U.S. federal income tax in the same manner as if the non-U.S. holder was a U.S. holder. In addition, the Company may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized by the non-U.S. holder on its Company common stock. Non-U.S. holders should consult their tax advisors to determine the possible application of these USRPI rules to them.
If the Liquidation Plan is not approved (or if it is approved, but one or more distributions are made to U.S. holders that are not characterized as a distribution in complete liquidation of the Company for U.S. federal income tax purposes), the discussion above does not apply to such distributions by the Company to non-U.S. holders. Rather, such distributions will be treated as dividends to the extent paid out of current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Any dividends on Company common stock paid to a non-U.S. holder generally will be subject to U.S. withholding tax at a 30% rate, subject to reduction under an applicable treaty. In order to obtain a reduced rate of withholding, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or in either case suitable successor form), certifying its entitlement to benefits under a treaty. A non-U.S. holder who is subject to withholding tax under such circumstances should consult its tax advisor as to whether it can obtain a refund for all or a portion of the withholding tax.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury regulations thereunder (commonly referred to as “FATCA”), impose a 30% withholding tax on payments of dividends on Company common stock and, for dispositions after December 31, 2018, payments of gross proceeds from the sale, exchange, redemption, or other disposition of Company common stock to “foreign financial institutions” (as defined under FATCA) as the beneficial owner or an intermediary, and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption applies. An intergovernmental agreement between the jurisdiction of a recipient and the United States may modify the rules described in this paragraph. You should consult your tax advisor regarding the effect, if any, of the FATCA rules for you based on your particular circumstances.
Information Reporting and Backup Withholding
Information reporting requirements generally will apply to payments of Liquidating Distributions, dividends on Company common stock, if any, and the proceeds of a sale of Company common stock paid to a non-U.S. holder. In general, unless the USRPI rules apply, a non-U.S. holder will not be subject to withholding with respect to payments of Liquidating Distributions or dividends on Company common stock if a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form), has been provided by the non-U.S. holder or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELEVANT TO COMPANY SHAREHOLDERS. THE TAX CONSEQUENCES OF THE DISTRIBUTIONS ON THE COMPANY COMMON STOCK MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER. YOU SHOULD CONSULT YOUR TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES TO YOU OF THE DISTRIBUTIONS ON COMPANY COMMON STOCK.

PROPOSAL 3
ELECTION OF DIRECTORS
In accordance with the Company’s Bylaws, the Board has fixed the number of directors of the Company (“Directors”) to be elected at the annual meeting at five (5). The Company currently has five (5) Directors, each of whose term of office will expire at the annual meeting. The Board has unanimously nominated five (5) persons (each, a “Nominee”), all of whom are current Directors, to stand for election at the annual meeting. Each Nominee has agreed, if elected, to hold office until the 2020 annual meeting of shareholders, if any, and until his successor has been duly elected and qualified.
It is intended that the proxies received from shareholders, unless contrary instructions are given therein, will be voted in favor of the election of the Nominees, named below. If any Nominee, for any reason, should become unavailable for election, or if a vacancy should occur before the election, it is intended that the shares represented by the proxies will be voted for such other person as the Company’s Board shall designate to replace such Nominee.
Nominees for Director
The following table sets forth the names and ages of each person nominated for election as a Director of the Company, the positions and offices that each Nominee has held with the Company, and the period during which each has served in such positions and offices. The Directors of the Company serve in such capacity without compensation.
Name	Age	Principal Occupation/Positions	Served As Director Since
Melvin S. Gordon(1)(5)	85	Director and Chairman	1965
Randy S. Gordon(2)(5)	63	Director, Chief Executive Officer and President	1989
Eugene L. Weiner(4)	87	Director and Vice President	1967
Tracy W. Schulis(3)(5)	61	Director, Senior Vice President and Secretary	1989
Mark H. Gordon(3)(5)	56	Director and Executive Vice President	1990

(1)
Mr. Melvin S. Gordon has been employed by the Company since 1963. He served as President of the Company from 1968 to 2002 and Chief Executive Officer until August 22, 2016. He has retained the title of Chairman and remains a Director.

(2)
Mr. Randy S. Gordon has been employed by the Company since 1978; serving as Vice President from 1989 to 2002 and President since 2002. He began serving as Chief Executive Officer on August 22, 2016.

(3)
Mr. Tracy W. Schulis has been employed by the Company since 1979 and Mr. Mark H. Gordon has been employed by the Company since 1984, each serving as Vice President since 1989.

(4)
Mr. Eugene L. Weiner has been employed by the Company since November, 1965. Mr. Weiner relinquished his duties as Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary of the Company as of June 30, 2002. He remains a Director and Vice President, concentrating on corporate development.

(5)
Mr. Melvin S. Gordon is the father of Randy S. Gordon and Mark H. Gordon.

It has always been the Company’s policy that each of our incumbent Directors attends the annual meetings of shareholders. All of the Company’s board members were present at the 2018 annual meeting of shareholders.

Directors Meetings, Committees, Independence, Audit Committee Financial Expert
During the fiscal year ended December 31, 2018 (“Fiscal 2017”), the Board held a total of 12 meetings. All Directors attended at least seventy-five percent (75%) of the meetings held.
All of the Directors of the Company are executive officers of the Company, except for Melvin S. Gordon. As a result, none of the Company’s Directors are “independent” as that term is defined in the listing standards for NASDAQ companies.
Under the circumstances, the Board believes it is appropriate not to have a separately designated nominating committee or compensation committee, and the Board has not adopted charters relating to its nominating or compensation functions. Instead, all of the Directors participate in the consideration of director nominees and executive compensation decisions. All of the Directors have served the Company for over twenty-seven (28) years, and the Board has not sought a new director nominee since 1990. Therefore, the Board has not established a process for identifying or evaluating Nominees, nor set minimum qualifications and specific qualities or skills that it believes are necessary for one or more of the Company’s Directors to possess. For the same reason, the Board does not have, and believes it is appropriate under the circumstances to not have, a policy regarding Board consideration of director candidates nominated by shareholders.
Similarly, the Company does not have a standing audit committee and has not adopted a written charter relating to the Board’s audit duties. Instead, the entire Board acts as an audit committee for the purpose of overseeing the accounting and financial reporting processes, risk oversight of the Company, audits of the financial statements of the Company, and the independence of the Company’s auditors. The Securities and Exchange Commission (the “SEC”) has adopted regulations relating to audit committee composition and functions, including disclosure requirements relating to the presence of an “audit committee financial expert” serving on a Board’s audit committee. In connection with these requirements, the Company’s Board examined the Commission’s definition of  “audit committee financial expert” and the Board concluded that Mr. Eugene Weiner, although not independent, otherwise qualifies as a financial expert.

REPORT OF THE BOARD ACTING AS AUDIT COMMITTEE1
The Company’s Board has responsibilities relating to safeguarding of assets and oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. In connection with these responsibilities, the Board reports as follows:
1.
The Board has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with the Company’s management.

2.
The Board has discussed with Warren Averett, LLC the matters required to be discussed by the statement on Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board.

3.
The Board has received the written disclosures and the letter from Warren Averett, LLC required by applicable requirements of the Public Company Accounting Oversight Board regarding Warren Averett, LLC’s communications with the Board concerning independence, and has discussed with Warren Averett, LLC its independence.

4.
Based on the review and discussions referred to in paragraphs (1) through (3) above, the Board recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission.

BY: Melvin S. Gordon, Randy S. Gordon, Eugene L. Weiner, Tracy W. Schulis, Mark H. Gordon
Shareholder Communications with Directors
The Company has in place a policy relating to shareholder communications with the Company’s Directors. It provides that shareholders and other interested parties wishing to contact any member (or all members) of the Board, any committee of the Board, or any chair of any such committee may do so by mail, addressed, either by name or title, to the Board or to any such individual Directors or group or committee of directors, and that all such correspondences be sent to the Company’s office. It is also anticipated that all shareholder communications to Directors will be opened by the Office of the Corporate Secretary, at 1200 W. Dr. Martin Luther King, Jr. Boulevard, Plant City, Florida 33563, for the purpose of determining whether the contents represent a message to our Directors before being forwarded to the addressee. In addition, the Corporate Secretary’s office will make, if necessary, sufficient copies of the contents to be forwarded to each Director who is a member of the group or committee to which the communication is addressed. The directors’ communications policy will exclude the forwarding to Directors of certain kinds of information, such as materials in the nature of advertising, promotions of a product or service, and patently offensive material.

1
The material in this report is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Executive Officers and Compensation of Executive Officers
The executive officers of the Company and their title, age and period of employment with the Company are listed below.
Executive Officers of the Company
Randy S. Gordon	CEO and President, 63 years old. Employee or officer of the Company for the past 40 years.
Eugene L. Weiner	Vice-President, 87 years old. Officer of the Company for the past 53 years.
Tracy W. Schulis	Senior Vice-President and Secretary, 61 years old. Employee or officer of the Company for the past 39 years.
Mark H. Gordon	Executive Vice-President, 56 years old. Employee or officer of the Company for the past 33 years.
Jack M. Laskowitz	CFO and Treasurer, 62 years old. Employee or officer of the Company for the past 18 years.
Summary Compensation Table
The following summary compensation table sets forth all remuneration paid or accrued by the Company and its subsidiaries for the years ended December 31, 2018 and 2017 to its Chief Executive Officer, the two other highest paid executive officers whose total remuneration exceeded $100,000 (collectively with the CEO, the “named executive officers”), and the Company’s Chief Financial Officer, Mr. Laskowitz.
Name and Principal Position	Year	Salary	Bonus	Other Compensation(1)	Total
Randy S. Gordon President and Chief Executive Officer	2018	$214,548	—	$29,343	$243,891
	2017	$220,855	$49,246	$30,559	$300,660
Mark H. Gordon Executive Vice-President	2018	$214,548	—	$29,485	$244,033
	2017	$213,150	$46,646	$28,821	$288,617
Tracy W. Schulis Senior Vice-President and Secretary	2018	$214,548	—	$44,558	$259,106
	2017	$213,542	$52,441	$45,496	$311,389
Jack M. Laskowitz Chief Financial Officer and Treasurer	2018	$137,260	—	$14,008	$151,268
	2017	$137,260	$26,822	$14,147	$178,229

(1)
All Other Compensation includes life insurance premiums paid on behalf of the officers in accordance with the Company’s 162 bonus plan, premiums on long term disability policies, matching contributions provided for by the Company’s 401(k) Retirement Savings Plan, and the value of personal use of Company automobiles and PS-58 costs.

Employment Agreements and Retention Agreement
On April 5, 2018, the Company entered into new employment agreements with Randy S. Gordon, President and Chief Executive Officer, Mark H. Gordon, Executive Vice President, and Tracy W. Schulis, Senior Vice President, in each case effective as of January 1, 2018. Each agreement has an initial term of two years. Thereafter, the agreements automatically renew for successive two-year terms, unless the

Company provides to the executive at least one hundred twenty days prior to expiration of the term written notification that it intends not to renew such executive’s agreement. Under the agreements, the initial base salary of each executive is $215,000, each executive is eligible to earn an annual bonus with a target bonus amount of  $50,000 but with the actual bonus amount to be determined by the Company’s Board of Directors in its sole discretion, and each is entitled to participate in and receive payments from any incentive compensation plans as may be adopted by the Company and available to other employees of the Company. In addition to benefits available to employees of the Company generally, each agreement provides for life insurance coverage, with all premiums paid by the Company, plus payment of membership dues for a country club or similar club. Life insurance premiums and membership dues are subject to a tax gross-up payment. Each agreement contains a non-compete provision for one year following termination.
Under the agreements, in the event of the termination of the executive’s employment (i) by the Company (including by non-renewal) other than for cause (as defined in the employment agreements) or (ii) by the executive upon (a) a good faith determination by such employee that there has been a material breach of his employment agreement by the Company, (b) a material adverse change in such employee’s working conditions or status, (c) a significant relocation of such employee’s principal office, or (d) during the twenty-four month period following a change of control (as defined in the employment agreements), a good faith determination by him that there has been any of the following: a breach of his employment agreement by the Company, any adverse change in his working conditions, status, authority, duties, responsibilities, or any requirement that he relocate his principal office to a location that is more than twenty miles from the location of his principal office immediately prior to the change of control, then such employee will be paid (subject to a Section 280G cap), a one-time, lump-sum severance payment equal to the sum of his annual base salary in effect at the time of such termination plus his average bonus for the two fiscal years immediately preceding such termination, and will receive up to twelve months of benefits continuation. Under the agreements, each executive will be entitled to any earned but unpaid bonus at the time of his termination unless he is terminated by the Company for cause.
Effective as of October 31, 2017, the Company entered into a retention agreement with Jack M. Laskowitz, Chief Financial Officer. Mr. Laskowitz is not a named executive officer of the Company. Pursuant to the retention agreement, Mr. Laskowitz would be entitled to a bonus in the amount of  $75,000 upon a change of control so long as Mr. Laskowitz remains employed by the Company through the closing date of such transaction and otherwise complies with the requirements set forth in the retention agreement, including execution and delivery of a general release of claim.
Outstanding Equity Awards at Fiscal-Year End
There were no outstanding equity awards at December 31, 2018 for any of the named executive officers or Mr. Laskowitz.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company believes that, during its most recently completed fiscal year ended on December 31, 2018, no Section 16(a) reports were required to be filed by its officers, directors, and greater than ten percent beneficial owners.
Board Leadership Structure and Risk Oversight
The Board does not have a policy on whether or not the roles of Chief Executive Officer and Chair of the Board should be separate. The Board believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and its shareholders.
Currently, Melvin S. Gordon serves as the Chairman of the Board and Randy S. Gordon serves as the Company’s Chief Executive Officer. The Board of Directors believes this is the most appropriate structure for the Company at this time because it makes the best use of both individuals’ skills and experiences.

Companies face a variety of risks, including credit risk, liquidity risk, and operational risk. In fulfilling its risk oversight role, the Board focuses on the adequacy of the Company’s risk management process and overall risk management system. The Board believes an effective risk management system will (1) adequately identify the material risks that the Company faces in a timely manner, (2) implement appropriate risk management strategies that are responsive to the Company’s risk profile and specific material risk exposures, (3) integrate consideration of risk and risk management into business decision-making throughout the Company, and (4) include policies and procedures that adequately transmit necessary information with respect to material risks to senior executives and, as appropriate, to the Board.
Vote Required and Board Recommendation
Under the Director Election proposal, the five Nominees for Director receiving the highest number of affirmative votes shall be elected as Directors. Abstentions and broker non-votes will have no effect on the outcome of the proposal.
The Board of Directors recommends that you vote “FOR” each of the Nominees.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF
REGISTERED INDEPENDENT PUBLIC ACCOUNTANTS
The Board has selected the firm of Warren Averett, LLC (“Warren Averett”), registered independent public accountants, to be the Company’s auditors for the year ending December 31, 2019 and recommends that shareholders vote to ratify that appointment. Warren Averett served as the Company’s auditors for the year ended December 31, 2018.
Shareholder ratification of the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. The Board has elected to seek such ratification as a matter of good corporate practice. If the shareholders do not ratify this appointment, the Board will consider the appointment of other auditors, but may also decide to retain Warren Averett as independent registered public accounting firm for 2019. Even if the selection is ratified, the Board, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Ratification of the appointment of the auditors will require that, at a meeting where a quorum is present, the votes cast in favor of the ratification exceed those votes cast opposing ratification. Warren Averett is expected to have a representative at the annual meeting who will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions from shareholders.
Fees Billed for Audit and Non-Audit Services
The following table represents the aggregate fees billed for professional audit services rendered to the Company by Warren Averett for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-K and Forms 10-Q for the years ended December 31, 2018 and 2017.
	2018	2017
Audit Fees(1)	$177,598	$157,443
Audit-Related Fees(2)	—	—
Tax Fees(3)	$15,000	$14,000
All Other Fees(4)	$14,490	$13,681
Total Accounting Fees and Services	$207,088	$185,124

(1)
Audit Fees.   These are fees for professional services for the audit of the Company’s annual financial statements, included in the Company’s filings on Form 10-K, and for the review of the financial statements included in the Company’s filings on Forms 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees.   These are fees for the assurance and related services reasonably related to the performance of the audit or the review of the Company’s financial statements.

(3)
Tax Fees.   These are fees for professional services with respect to tax compliance, tax advice, and tax planning.

(4)
All Other Fees.   These are fees for permissible work that does not fall within any of the other fee categories, i.e., Audit Fees, Audit-Related Fees, or Tax Fees.

Pre-Approval Policy for Audit and Non-Audit Services
The Company’s Board has responsibility for the approval of all audit and non-audit services before the Company engages an accountant. All of the services rendered to the Company by Warren Averett for the fiscal year ended December 31, 2018 and 2017 were pre-approved by the Board before the engagement of the auditors for such services.

The Company does not have a written pre-approval policies and procedures for all future engagements of the Company’s accountants. However, in accordance with the rules and regulations of the Commission relating to the independence of auditors, the Board approves each service to be rendered by the auditors and prohibits the delegation of any pre-approval responsibilities to the Company’s management.
The Company’s pre-approval policy provides for the annual pre-approval by the Board of all audit, audit-related and all non-audit services proposed to be rendered by the independent auditor for the fiscal year, as specifically described in the auditor’s engagement letter. All additional engagements of the auditor that were not approved in the annual pre-approval process, and all engagements that are anticipated to exceed previously approved thresholds, are presented by the President or Chief Financial Officer of the Company to the Board for pre-approval, on a case-by-case basis, before management engages the auditors for any such purposes.
All pre-approvals are contingent on a finding, by the Board, or delegates thereof, as the case may be, that the provision of the proposed services by the Company’s auditor is compatible with the maintenance of the auditor’s independence in the conduct of its auditing functions. In no event is any non-audit related service approved that would result in the independent auditor no longer being considered independent under the applicable rules and regulations of the Securities and Exchange Commission.
Vote Required and Board Recommendation
Ratification of the appointment of our independent public registered accounting firm requires that the number of votes cast at the annual meeting in favor of such proposal exceeds the number of votes cast opposing such proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal.
The Board recommends that you vote “FOR” the Ratification proposal.

PROPOSAL 5
THE ADJOURNMENT PROPOSAL
The Adjournment Proposal
If at the annual meeting of shareholders, the Board determines it is necessary or appropriate to adjourn the annual meeting, we intend to move to vote on the Adjournment proposal. For example, the Board may make such a determination if the number of shares of Company’s common stock represented and voting in favor of the Asset Sale proposal at the annual meeting is insufficient to adopt the Asset Sale proposal, or if the number of shares of Company’s common stock represented and voting in favor of the Liquidation proposal at the annual meeting is insufficient to adopt the Liquidation proposal. If the Board determines that it is necessary or appropriate, we will ask our shareholders to vote only upon (i) the Adjournment proposal and not the other proposals, or (ii) the Asset Sale proposal, the Severance Payments proposal and the Adjournment proposal but not the Liquidation proposal if the number of shares of Company’s common stock represented and voting in favor of the Asset Sale proposal is sufficient to adopt the Asset Sale proposal but the number of shares of Company’s common stock represented and voting in favor of the Liquidation proposal is insufficient to adopt the Liquidation proposal.
In this proposal, we are asking you to authorize the holder of any proxy solicited by the Board to vote in favor of the Adjournment proposal. If the shareholders approve the Adjournment proposal, we could adjourn the annual meeting and any adjourned session of the annual meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously voted against the Asset Sale proposal or the Liquidation proposal. Among other things, approval of the Adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Asset Sale proposal or the Liquidation proposal to defeat the respective proposals, we could adjourn the annual meeting without a vote on the Asset Sale proposal and the Liquidation proposal and seek to convince the holders of those shares to change their votes to votes in favor of the Asset Sale proposal and the Liquidation proposal. Additionally we may seek to adjourn the annual meeting if a quorum is not present or otherwise at the discretion of the chairman of the annual meeting.
Vote Required and Board Recommendation
The Adjournment proposal will be approved if a majority of the shares of Company’s common stock, present in person or represented by proxy and entitled to vote on the subject matter, vote in favor of the proposal, whether or not a quorum is present.
The Board recommends that you vote “FOR” the Adjournment proposal.

PROPOSAL 6
THE SEVERANCE PAYMENTS PROPOSAL
Severance Payments Triggered by the Sale of Assets
On April 5, 2018, the Company entered into new employment agreements with Randy S. Gordon, President and Chief Executive Officer, Mark H. Gordon, Executive Vice President, and Tracy W. Schulis, Senior Vice President, in each case effective as of January 1, 2018. Under the agreements, in the event of the termination of the executive’s employment (i) by the Company (including by non-renewal) other than for cause (as defined in the employment agreements) or (ii) by the executive upon (a) a good faith determination by such employee that there has been a material breach of his employment agreement by the Company, (b) a material adverse change in such employee’s working conditions or status, (c) a significant relocation of such employee’s principal office, or (d) during the twenty-four month period following a change of control, a good faith determination by him that there has been any of the following: a breach of his employment agreement by the Company, any adverse change in his working conditions, status, authority, duties, responsibilities, or any requirement that he relocate his principal office to a location that is more than twenty miles from the location of his principal office immediately prior to the change of control, then such employee will be paid (subject to a Section 280G cap), a one-time, lump-sum severance payment equal to the sum of his annual base salary in effect at the time of such termination plus his average bonus for the two fiscal years immediately preceding such termination, and will receive up to twelve months of benefits continuation. Under the agreements, each executive will be entitled to any earned but unpaid bonus at the time of his termination unless he is terminated by the Company for cause. The employment agreements define a “Change of Control” to include the consummation of a sale or other disposition of all or substantially all of the assets of the Company. Therefore, either the consummation of the Asset Sale or the sale of substantially all of the assets of the Company in Liquidation will constitute a Change of Control under the employment agreements (with the severance payments upon termination triggered only once).
The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosures of information about certain compensation for each of Paradise’s named executive officers that is based on or otherwise relates to a Change of Control. Please note that the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including assumptions described below, and do not reflect certain compensation actions that may occur before a Change of Control. For purposes of calculating the amounts set forth below, we have assumed that a Change of Control occurred on December 31, 2018 and a termination of the named executive officer’s employment by the Company other than for cause or as a result of the executive’s resignation for one of the reasons described above under (ii)(a)-(d) immediately after the consummation of the Change of Control.
Name	Cash Payment ($)(1)(2)	Perquisites/Benefits ($)(3)	Other ($)	Total ($)
Randy S. Gordon	270,382	55,738	20,206	346,326
Tracy W. Schulis	273,648	63,307	18,720	355,675
Mark H. Gordon	265,721	46,932	16,560	329,213

(1)
The cash payments reflected in this column were based on the named executive officers’ respective employment agreements in effect at the date of the filing, and are as follows: For Randy S. Gordon, a salary of  $214,548 and bonus of  $55,834; for Tracy W. Schulis, a salary of  $214,906 and bonus of $58,742; and for Mark H. Gordon, a salary of  $214,525 and bonus of  $51,196.

(2)
Does not include accrued vacation pay and accrued (unused) sick day pay, which would be paid upon termination of such named executive officers whether or not a Change of Control had occurred, as follows: For Randy S. Gordon, accrued vacation pay of  $16,504 and accrued (unused) sick day pay of $8,252; for Tracy W. Schulis, accrued vacation pay of  $16,531 and accrued (unused) sick day pay of $8,266; and for Mark H. Gordon, accrued vacation pay of  $16,502 and accrued (unused) sick day pay of  $8,251.

(3)
Benefit amounts include projected payments for health and life insurance for one year based on current benefit elections, and are as follows: For Randy S. Gordon, $28,638 and $27,100, respectively; for Tracy W. Schulis, $21,907 and $41,400, respectively; and for Mark H. Gordon, $21,907 and $25,025, respectively.

Advisory Vote on Specified Compensation
In accordance with Section 14A of the Exchange Act, the Company is providing its shareholders with the opportunity to cast a non-binding, advisory vote on the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the Asset Sale, the value of which is described in the “Severance Payments Triggered by Sale of Assets” table included above on page 42 of this proxy statement. As required by Section 14A of the Exchange Act, the Company is asking its shareholders to vote on the adoption of the following resolution:
“RESOLVED, that the shareholders approve, on an advisory (non-binding) basis, the agreements or understandings with and items of severance compensation payable to the named executive officers of Paradise, Inc. that are based on or otherwise relate to the Asset Sale, as disclosed in the section of the proxy statement entitled “Severance Payments Triggered by Sale of Assets.”
The vote on executive compensation payable in connection with the Asset Sale is a vote separate and apart from the vote on the proposal to approve the Purchase Agreement. Accordingly, you may vote to approve such executive compensation and vote not to approve the Purchase Agreement and vice versa. Because the vote to approve the executive compensation is advisory in nature only, it will not be binding on the Company. Because the Company is contractually obligated to pay such executive compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the proposal to approve the Purchase Agreement is approved and regardless of the outcome of the advisory vote.
Vote Required and Board Recommendation
Approval of the advisory resolution on executive compensation that will or may become payable to the Company’s named executive officers in connection with the Asset Sale requires that the number of votes cast at the annual meeting in favor of such proposal exceeds the number of votes cast opposing such proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal.
The Board recommends that you vote “FOR” the Severance Payments proposal.

PROPOSAL 7
THE SAY-ON-PAY PROPOSAL
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in the “Summary Compensation Table” and accompanying disclosure in this proxy statement in accordance with the Securities and Exchange Commission’s rules. Although the vote is not binding, our Board of Directors values the opinions of the shareholders and will consider the outcome of the vote if and when making future compensation decisions.
We are asking our shareholders to indicate their support for the compensation paid to our named executive officers, as described in the “Summary Compensation Table” and accompanying disclosure in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers. Accordingly, we ask that our shareholders vote “FOR” the following resolution:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and accompanying disclosure.”
Vote Required and Board Recommendation
Approval of the non-binding resolution, on an advisory basis, regarding the compensation of our named executive officers requires that the number of votes cast at the annual meeting in favor of such proposal exceeds the number of votes cast opposing such proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal.
The Board recommends that you vote “FOR” the Say-on-Pay proposal.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April [•], 2019 by (i) each person known to the Company to be the beneficial owner of more than five percent (5%) of its Common Stock, (ii) each Director and executive officer of the Company, and (iii) all Directors and executive officers as a group. As of April [•], 2019, there were 519,600 issued and outstanding of common stock.
Beneficial Ownership Table
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)	Percentage of Class
Melvin S. Gordon(4)	192,742	37.1%
Salvatore Muoio c/o S. Muoio & Co. LLC 509 Madison Ave. Suite 406 New York, NY 10022(5)	40,740	7.8%
Eugene L. Weiner	307	—
Randy S. Gordon	7,400	1.4%
Tracy W. Schulis	2,060	0.4%
Mark H. Gordon	3,600	0.7%
All officers and directors as a group (5 persons)	206,109	39.7%

(1)
Unless otherwise indicated, the address of the persons named in the table is 1200 W. Dr. Martin Luther King, Jr. Boulevard, Plant City, Florida 33563.

(2)
As used herein, a person is deemed to be the “beneficial owner” of a security if he or she has or shares voting or investment power with respect to such security, or has the right to acquire such ownership within sixty (60) days. As used herein, “voting power” includes the power to vote or to direct the voting of shares, and “investment power” includes the power to dispose or to direct the disposition of shares, irrespective of any economic interest therein.

(3)
Except as a result of the Voting Agreements described in the section titled “Other Agreements — Voting Agreement” in this proxy statement, the persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them.

(4)
Includes 141,760 owned by the Helen A. Weaner Family Partnership, Ltd., Mr. Melvin S. Gordon, sole trustee.

(5)
Based on information furnished on Schedule 13G.

Certain Relationships and Related Transactions
None.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other documents with the SEC. These reports, proxy statements and other information contain additional information about the Company. Shareholders may read and copy any reports, statements or other information filed by the Company at the SEC’s public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC at Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The Company’s SEC filings made electronically are available to the public at the SEC’s website located at www.sec.gov. Shareholders can also obtain free copies of the Company’s SEC filings through the “SEC Newswire” section of the Company’s website at www.paradisefruitco.com/sec-newswire/. The Company’s website address is being provided as an inactive textual reference only. The information provided on the Company’s website, other than the copies of the documents listed or referenced below that have been or will be filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.
The Company undertakes to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at the following address and telephone number:
Paradise, Inc.
1200 W. Dr. Martin Luther King, Jr. Boulevard
Plant City, Florida 33563
Attn: Secretary
(813) 752-1155
Parent and Buyer have supplied, and the Company has not independently verified, the information in this proxy statement relating to Parent and Buyer.
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of the proxy statement to you upon written or oral request to the address and telephone number appearing above. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

ANNEX A

PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT

BY AND BETWEEN

PARADISE, INC.,

AS SELLER,

AND

GRAY & COMPANY,

AS BUYER,

AND, FOR THE SOLE PURPOSE OF SECTION 10.12

SENECA FOODS CORPORATION

DATED APRIL 15, 2019

A-i

A-ii

ASSET PURCHASE AGREEMENT
This Asset Purchase Agreement (this “Agreement”), dated as of April 15, 2019, is entered into between PARADISE, INC., a Florida corporation, (“Seller”), GRAY & COMPANY, an Oregon corporation (“Buyer”) and joining this Agreement for the sole purpose of Section 10.12, SENECA FOODS CORPORATION, a New York corporation (“Parent” and together with Buyer, the “Parent Entities”). Buyer and Seller are each referred to herein individually as a “Party” and, collectively, as the “Parties”.
Recitals
WHEREAS, Seller is engaged in the production, manufacture, sale and distribution of glacé fruit product (the “Business”);
WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, substantially all the assets, and certain specified liabilities, of the Business, subject to the terms and conditions set forth herein;
WHEREAS, a portion of the purchase price payable by Buyer to Seller shall be placed in escrow by Buyer, the release of which shall be contingent upon certain events and conditions, all as set forth in this Agreement and the Escrow Agreement (as defined herein); and
WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Buyer and Parent to enter into this Agreement, certain of the Seller shareholders have entered into a voting agreement with Buyer and Parent pursuant to which, among other things, such Seller shareholders have agreed to vote in favor to adopt a resolution authorizing this Agreement and the transactions contemplated hereby and to take certain other actions in furtherance of the transactions contemplated hereby, in each case, upon the terms and subject to the conditions and limitations set forth in such voting agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
Definitions
The following terms shall have the meanings ascribed to them below when used in this Agreement:
“Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement that contains confidentiality and standstill provisions that are no less favorable to the Seller than those contained in the confidentiality agreement between Seller and Parent.
“Acquisition Proposal” means any offer, or proposal, or any indication of interest in making an offer or proposal, (whether or not in writing) made by any Person (other than Buyer) relating to any direct or indirect disposition, whether by sale, merger or otherwise, of all or a material portion of the Business or the Purchased Assets.
“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, audit, notice of violation, proceeding, litigation, or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.
“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning set forth in the preamble.
“Allocation Schedule” has the meaning set forth in Section 2.07.

“Ancillary Documents” means the Escrow Agreement, the Bill of Sale, the Assignment and Assumption Agreement, Trademark Assignment, the Co-Pack Agreement and the other agreements, instruments and documents required to be delivered at the Closing.
“Assigned Contracts” has the meaning set forth in Section 2.01(c).
“Assigned Trademarks” means the trademarks listed on the attached Section 1.02 of the Disclosure Schedules.
“Assignment and Assumption Agreement” has the meaning set forth in Section 3.02(a)(iii).
“Assumed Liabilities” has the meaning set forth in Section 2.03.
“Balance Sheet” has the meaning set forth in Section 4.04.
“Balance Sheet Date” has the meaning set forth in Section 4.04.
“Benefit Plan” means any pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off  (PTO), medical, vision, dental, disability, welfare, Code Section 125 cafeteria, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by Seller for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Business or any spouse or dependent of such individual, or under which Seller or any of its ERISA Affiliates has or may have any Liability, or with respect to which Buyer or any of its Affiliates would reasonably be expected to have any Liability, contingent or otherwise.
“Bill of Sale” has the meaning set forth in Section 3.02(a)(ii).
“Books and Records” has the meaning set forth in Section 2.01(h).
“Business” has the meaning set forth in the recitals.
“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York City are authorized or required by Law to be closed for business.
“Buyer” has the meaning set forth in the preamble.
“Buyer Closing Certificate” has the meaning set forth in Section 7.03(e).
“Buyer Indemnitees” has the meaning set forth in Section 8.02.
“Cap” has the meaning set forth in Section 8.04(a).
“Closing” has the meaning set forth in Section 3.01.
“Closing Date” has the meaning set forth in Section 3.01.
“Closing Inventory” has the meaning set forth in Section 2.06(a).
“Code” means the Internal Revenue Code of 1986, as amended.
“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.
“Corporate Records” has the meaning set forth in Section 2.02(d).
“Deductible” has the meaning set forth in Section 8.04(a).
“Direct Claim” has the meaning set forth in Section 8.05(c).
“Disclosure Schedules” means the Disclosure Schedules delivered by Seller concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.
“Encumbrance” means any charge, claim, community property interest, pledge, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction on use, voting, transfer, receipt of income or exercise of any other material attribute of ownership.
“End Date” has the meaning set forth in Section 9.01(d)(i).
“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.
“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.
“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
“ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Seller or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code or Section 4001 of ERISA.
“Escrow Agent” means U.S. Bank National Association.
“Escrow Agreement” means the Escrow Agreement to be entered into by Buyer, Seller and the Escrow Agent at the Closing, substantially in the form of Exhibit A.
“Escrow Amount” means $938,800.
“Escrow Fund” has the meaning set forth in Section 3.02(c)(i).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Assets” has the meaning set forth in Section 2.02.
“Excluded Contracts” has the meaning set forth in Section 2.02(c).

“Excluded Liabilities” has the meaning set forth in Section 2.04.
“Final Inventory Value” has the meaning set forth in Section 2.06(a).
“Financial Statements” has the meaning set forth in Section 4.04.
“GAAP” means United States generally accepted accounting principles.
“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.
“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.
“Indemnified Party” has the meaning set forth in Section 8.05.
“Indemnifying Party” has the meaning set forth in Section 8.05.
“Intellectual Property” means any and all intellectual property, however arising, pursuant to the Laws of any jurisdiction throughout the world, all registrations, applications for registration, and renewals of such rights, the Assigned Trademarks, and the goodwill that is directly related to and arises in connection with the Business and the Assigned Trademarks connected with the use of and symbolized by any of the foregoing, including any and all: trademarks, service marks and trade names; websites and domain names, social media account names and pages; designs and design registrations; copyrights and works of authorship, whether or not copyrightable; trade secrets, inventions, technology, and other confidential and proprietary information, whether or not patentable; mask works; and patents (including all reissues, divisionals, continuations, continuations-in-part, and extensions thereof).
“Intellectual Property Agreements” means all licenses, sublicenses, and other Contracts, whether written or oral, by or through which other Persons grant the Seller or Seller grants any other Person rights or interests in or to any Intellectual Property that is used or held for use in the conduct of the Business as currently conducted by the Seller.
“Intellectual Property Assets” means all Intellectual Property that is owned by Seller and used or held for use in the conduct of the Business as currently conducted by the Seller, together with all (i) royalties, fees, income, payments, and other proceeds due or payable to Seller on or after the Closing with respect to such Intellectual Property; and (ii) claims and causes of action with respect to such Intellectual Property, whether accruing before, on or after the Closing including all rights to and claims for damages, restitution, and injunctive and other legal or equitable relief for infringement, misappropriation, or other violation thereof.
“Intellectual Property Registrations” means all Intellectual Property Assets that are subject to any issuance, registration, or application by or with any Governmental Authority or authorized private registrar in any jurisdiction.
“Inventory” has the meaning set forth in Section 2.01(a).
“Knowledge of Seller or Seller’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of each of the individuals listed on Section 1.01 of the Disclosure Schedules, after due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other legally enforceable requirement or rule of law of any Governmental Authority.
“Leased Real Property” means each parcel of real property leased by Seller and used in or necessary for the conduct of the Business as currently conducted by the Seller (together with any and all rights, title and interest of Seller in and to leasehold improvements relating thereto).
“Liabilities” means liabilities, obligations or indebtedness of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.
“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder; provided, however, that “Losses” shall not include punitive or exemplary damages, except to the extent actually awarded to a Governmental Authority or other third party.
“Material Adverse Effect” means any event, occurrence, or change that is, or would reasonably be expected to become, individually or in the aggregate, a material adverse effect on (a) the business, results of operations, financial condition or assets of the Business, (b) the value of the Purchased Assets, or (c) the ability of Seller to consummate the transactions contemplated hereby on a timely basis; provided, however, that, for the purposes of clause (a), a “Material Adverse Effect” shall not be deemed to include events, occurrences, or changes arising out of, relating to or resulting from: (i) changes generally affecting the economy, financial, or securities markets; (ii) the announcement or pendency of the transactions contemplated by this Agreement; (iii) any outbreak or escalation of war or any act of terrorism; (iv) general conditions in the industry in which the Business operates; and (v) failure by the Business to meet internal projections or forecasts, or published revenue or earnings predictions (but not, in each case, the underlying cause, unless the underlying cause was excepted by this definition); provided further, however, that any event, change, and effect referred to in clauses (i), (iii), or (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, change, or effect has a disproportionate effect on the Business compared to other participants in the industry in which the Business operates.
“Owned Real Property” means each parcel of real property owned by Seller and used in or necessary for the conduct of the Business as currently conducted (together with all buildings, fixtures, structures and improvements situated thereon and all easements, rights-of-way and other rights and privileges appurtenant thereto).
“Parent” has the meaning set forth in the preamble.
“Parent Entities” has the meaning set forth in the preamble.
“Party” and “Parties” have the meanings set forth in the Preamble.
“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, and variances obtained, or required to be obtained, from Governmental Authorities.
“Permitted Encumbrances” has the meaning set forth in Section 4.08.
“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.
“Post-Closing Adjustment” has the meaning set forth in Section 2.06(b).
“Post-Closing Tax Period” means any taxable period beginning on or after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning on the Closing Date.
“Pre-Closing Tax Period” means any taxable period ending before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending immediately prior to the Closing Date.
“Purchase Price” has the meaning set forth in Section 2.05.

“Purchased Assets” has the meaning set forth in Section 2.01.
“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).
“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.
“Requisite Shareholder Vote” means the approval of this Agreement and the transactions contemplated hereby by affirmative vote or written consent of a majority of the outstanding shares of Seller Common Stock.
“Restricted Business” means the Business.
“Restricted Period” has the meaning set forth in Section 6.07(a).
“Restricted Persons” means each of the individuals listed on Section 1.01 of the Disclosure Schedules.
“SEC” means the U.S. Securities and Exchange Commission.
“Seller” has the meaning set forth in the preamble.
“Seller Acquisition Agreement” has the meaning set forth in Section 6.03(a).
“Seller Adverse Recommendation Change” shall mean the Seller Board: (a) failing to make, withdraw, amend, modify, or materially qualify, in a manner materially adverse to Parent, the Seller Board Recommendation; (b) failing to include the Seller Board Recommendation in the Seller Proxy Statement that is mailed to the Seller’s shareholders; (c) recommending an Acquisition Proposal; (d) failing to recommend against acceptance of any tender offer or exchange offer for the shares of Seller Common Stock within ten Business Days after the commencement of such offer; (e) failing to reaffirm (publicly, if so requested by Parent) the Seller Board Recommendation within ten Business Days after the date any Acquisition Proposal (or material modification thereto) is first publicly disclosed by Seller or the Person making such Acquisition Proposal; or (f) resolving or agreeing to take any of the foregoing actions.
“Seller Board” means the Board of Directors of Seller or any committee thereof.
“Seller Board Recommendation” has the meaning set forth in Section 4.03(c).
“Seller Closing Certificate” has the meaning set forth in Section 7.02(g).
“Seller Common Stock” means each share of common stock, par value $0.30 per share, of Seller.
“Seller Financial Advisor” has the meaning set forth in Section 4.14.
“Seller Indemnitees” has the meaning set forth in Section 8.03.
“Seller Proxy Statement” means a proxy statement or information statement, and related documents and instruments, of Seller to be filed with the SEC in connection with the transactions contemplated hereby, and any amendments thereto or supplements thereto, in order to seek the Requisite Shareholder Vote.
“Seller SEC Documents” means all reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) filed by Seller with the SEC from January 1, 2019 to the date hereof.
“Seller Shareholders Meeting” means the special meeting of the shareholders of Seller to be held to consider the adoption of this Agreement.
“Standard IP License” means licenses granted to or by the Seller for (i) commercially available off-the-shelf software, hosted software, products or applications that are licensed for a license fee of less than $25,000 during any 12-month period, (ii) non-specific Intellectual Property provided under background licenses in employee, contractors, development, or consulting agreements, and (iii) nondisclosure agreements entered into in the ordinary course of business.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other business entity of which a majority of the shares of voting securities is at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.
“Superior Proposal” means a bona fide written Acquisition Proposal that the Seller Board determines in good faith (after consultation with outside legal counsel and the Seller Financial Advisor) is more favorable from a financial point of view to the holders of Seller Common Stock than the transactions contemplated by this Agreement, taking into account: (a) all financial considerations; (b) the identity of the third party making such Acquisition Proposal; (c) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Acquisition Proposal; (d) the other terms and conditions of such Acquisition Proposal and the implications thereof on Seller, including relevant legal, regulatory, and other aspects of such Acquisition Proposal deemed relevant by the Seller Board; and (e) any revisions to the terms of this Agreement proposed by Parent during the Superior Proposal Notice Period set forth in Section 6.03(d).
“Superior Proposal Notice Period” has the meaning set forth in Section 6.03(d).
“Target Inventory Value” means $8,800,000.
“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, documentary, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes or other governmental fees, assessments or charges in the nature of a tax of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.
“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes filed or required to be filed with any taxing authority, including any schedule or attachment thereto, and including any amendment thereof.
“Termination Fee” means $400,000.
“Territory” means the United States.
“Third Party Claim” has the meaning set forth in Section 8.05(a).
“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.
ARTICLE II
Purchase and Sale
Section 2.01 Purchase and Sale of Assets.   Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of any Encumbrances other than Permitted Encumbrances, all of Seller’s right, title and interest in, to and under all of the following assets, properties and rights, wherever located and whether now existing or hereafter acquired (other than the Excluded Assets), that are used or held for use in connection with, the Business (collectively, the “Purchased Assets”):
(a) all inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories (“Inventory”);
(b) all furniture, fixtures, equipment, machinery, tools, vehicles, supplies and other tangible personal property of the Business set forth on Section 2.01(b) of the Disclosure Schedules;
(c) all Contracts, including Intellectual Property Agreements, set forth on Section 2.01(c) of the Disclosure Schedules (the “Assigned Contracts”);
(d) all Intellectual Property Assets;

(e) all rights to any Actions exclusively related to the Purchased Assets or the Assumed Liabilities, whether arising by way of counterclaim or otherwise;
(f) all of Seller’s rights under warranties, indemnities and all similar rights against third parties to the extent related to any Purchased Assets;
(g) all insurance benefits to the extent covering the Purchased Assets or the Assumed Liabilities; and
(h) originals, or where not available or except to the extent in Seller’s reasonable belief needed to be retained by Seller because they relate to Excluded Assets or Excluded Liabilities, copies, of all books and records, including, but not limited to, books of account, ledgers and general, financial and accounting records, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, sales material and records (including pricing history, total sales, terms and conditions of sale, sales and pricing policies and practices), internal financial statements, marketing and promotional surveys, and material documents relating to the Intellectual Property Assets and the Intellectual Property Agreements (“Books and Records”).
If, following the date hereof and prior to the Closing, the Parties identify any Contract to which Seller is a party which is not set forth on Section 2.01(c) of the Disclosure Schedules as of the date hereof and is reasonably necessary or useful to the operation of the Business, the parties will update Section 2.01(c) of the Disclosure Schedules reflecting the addition of such Contract, and such Contract shall thereafter constitute and be deemed an “Assigned Contract” for all purposes hereunder.
Similarly, to the extent any Inventory is received by Seller prior to the Closing with respect to any Contract set forth on Section 2.01(c) of the Disclosure Schedules as of the date of this Agreement, and such Inventory is included as a Purchased Asset under Section 2.01(a) and its value included in the Purchase Price calculations under Section 2.05 and 2.06, then the obligation to pay a third party for such Inventory under such Contract will not be considered an Assumed Liability so as to avoid Buyer from having to pay twice for the same Inventory items.
Section 2.02 Excluded Assets.   Notwithstanding any contrary provision in this Agreement, Seller will retain and not transfer, Buyer will not purchase or acquire, and the Purchased Assets will not include, the following assets, whether or not related to, used, useful or held for use in connection with the Business (collectively, the “Excluded Assets”):
(a) all cash and cash equivalents;
(b) the accounts receivable of the Business;
(c) Contracts, including Intellectual Property Agreements, that are not Assigned Contracts (the “Excluded Contracts”);
(d) the corporate seal, minute books, charter documents, corporate stock record books and other records that pertain to the organization, existence or capitalization of Seller and duplicate copies of those records included in the Purchased Assets that are necessary to enable Seller to file its tax returns and reports as well as any of the records or materials relating to Seller generally and not involving or relating to the Purchased Assets (“Corporate Records”);
(e) all Tax assets (including duty and Tax refunds and prepayments) of Seller or any of its Affiliates;
(f) all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees (including any such item relating to the payment of Taxes);
(g) All Owned Real Property and Leased Real Property; provided, however, that any fixture explicitly set forth on Section 2.01(b) of the Disclosure Schedules shall be a Purchased Asset;
(h) goodwill of Seller (other than goodwill that is directly related to and arises in connection with the Business and the Assigned Trademarks), and the going concern value of the Business;

(i) all assets, properties and rights produced, held or used by Seller in its businesses other than the Business, including Seller’s plastics business segment; and
(j) the rights which accrue or will accrue to Seller under this Agreement and the Ancillary Documents.
Section 2.03 Assumed Liabilities.   Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform and discharge only the following Liabilities of Seller (collectively, the “Assumed Liabilities”), and no other Liabilities:
(a) all Liabilities in respect of the Assigned Contracts but only to the extent that such Liabilities thereunder are required to be performed on or after the Closing Date and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by Seller prior to the Closing.
Section 2.04 Excluded Liabilities.   Notwithstanding the provisions of Section 2.03 or any other provision in this Agreement to the contrary, Buyer shall not assume and shall not be responsible to pay, perform or discharge any Liabilities of Seller or any of its Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”). Seller shall, and shall cause each of its Affiliates to, pay and satisfy in due course all Excluded Liabilities which they are obligated to pay and satisfy. Without limiting the generality of the foregoing, the Excluded Liabilities shall include, but not be limited to, the following:
(a) any Liabilities of Seller arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others;
(b) any Liability for (i) Taxes of Seller (or any shareholder or Affiliate of Seller) or relating to the Business, the Purchased Assets or the Assumed Liabilities for any Pre-Closing Tax Period; (ii) Taxes that arise out of the consummation of the transactions contemplated hereby or that are the responsibility of Seller pursuant to Section 6.13; or (iii) other Taxes of Seller (or any shareholder or Affiliate of Seller) of any kind or description (including any Liability for Taxes of Seller (or any shareholder or Affiliate of Seller) that becomes a Liability of Buyer under any common law doctrine of de facto merger or transferee or successor liability or otherwise by operation of contract or Law);
(c) any Liabilities relating to or arising out of the Excluded Assets;
(d) any Liabilities in respect of any pending or threatened Action arising out of, relating to or otherwise in respect of the operation of the Business or the Purchased Assets to the extent such Action relates to such operation prior to the Closing Date;
(e) any product Liability or similar claim for injury to a Person or property which arises out of or is based upon any express or implied representation, warranty, agreement or guaranty made by Seller, or by reason of the improper performance or malfunctioning of a product, improper design or manufacture, failure to adequately package, label or warn of hazards or other related product defects of any products at any time manufactured or sold or any service performed by Seller;
(f) any recall, design defect or similar claims of any products manufactured or sold or any service performed by Seller;
(g) any Liabilities of Seller arising under or in connection with any Benefit Plan providing benefits to any present or former employee of Seller;
(h) any Liabilities of Seller for any present or former employees, officers, directors, retirees, independent contractors or consultants of Seller, including, without limitation, any Liabilities associated with any claims for wages or other benefits, bonuses, accrued vacation, workers’ compensation, severance, retention, termination or other payments;
(i) any Environmental Claims, or Liabilities under Environmental Laws;

(j) any trade accounts payable of Seller (i) which constitute intercompany payables owing to Affiliates of Seller; (ii) which constitute debt, loans or credit facilities to financial institutions; or (iii) which did not arise in the ordinary course of business;
(k) any Liabilities of the Business relating or arising from unfulfilled commitments, quotations, purchase orders, customer orders or work orders that (i) do not constitute part of the Purchased Assets issued by the Business’ customers to Seller before the Closing; (ii) did not arise in the ordinary course of business; or (iii) are not validly and effectively assigned to Buyer pursuant to this Agreement;
(l) any Liabilities to indemnify, reimburse or advance amounts to any present or former officer, director, employee or agent of Seller (including with respect to any breach of fiduciary obligations by same), except for indemnification of same pursuant to Section 8.03 as Seller Indemnitees;
(m) any Liabilities under the Excluded Contracts or any other Contracts, including Intellectual Property Agreements, (i) which are not validly and effectively assigned to Buyer pursuant to this Agreement; (ii) which do not conform to the representations and warranties with respect thereto contained in this Agreement; or (iii) to the extent such Liabilities arise out of or relate to a breach by Seller of such Contracts prior to Closing;
(n) any Liabilities associated with debt, loans or credit facilities of Seller and/or the Business owing to financial institutions;
(o) any Liability under the WARN Act; and
(p) any Liabilities arising out of, in respect of or in connection with the failure by Seller or any of its Affiliates to comply with any Law or Governmental Order.
Section 2.05 Purchase Price.   The aggregate purchase price for the Purchased Assets shall be $9,388,000, subject to adjustment pursuant to Section 2.06 hereof  (the “Purchase Price”), plus the assumption of the Assumed Liabilities. The Purchase Price shall be paid as provided in Section 3.02.
Section 2.06 Purchase Price Adjustment.
(a) A physical inventory of the Inventory shall be conducted by representatives of Seller and Buyer on or immediately prior to the Closing Date (the “Closing Inventory”). Within three Business Days after the Closing Date, the Parties shall, on the basis of the Closing Inventory, agree on a final calculation of the amount of the Inventory and the amount payable hereunder for the Inventory (the “Final Inventory Value”). The Final Inventory Value shall be: (i) reduced to writing and signed off on by representatives of Buyer and Seller; and (ii) final and binding upon the parties; provided, however, that nothing in this Section 2.06 shall impact Seller’s indemnity obligations under ARTICLE VIII with respect to the Inventory.
(b) The “Post-Closing Adjustment” shall be an amount equal to the Final Inventory Value minus the Target Inventory Value. If the Post-Closing Adjustment is a positive number, Buyer shall pay to Seller an amount equal to the Post-Closing Adjustment. If the Post-Closing Adjustment is a negative number, Seller shall pay to Buyer an amount equal to the Post-Closing Adjustment.
(c) Any payment of the Post-Closing Adjustment shall (A) be due within five Business Days of determination of the Final Inventory Value; and (B) be paid by wire transfer of immediately available funds to such account as is directed by Buyer or Seller, as the case may be.
(d) The parties acknowledge Seller has ordered a shrink sleeve machine and related products and services (collectively, the “Ordered Equipment”), which has not been placed into service as of the date of this Agreement. If the Ordered Equipment is placed into service prior to the Closing, then the Ordered Equipment will be added to Section 2.01(b) of the Disclosure Schedules and the cost of the Ordered Equipment will increase, on a dollar for dollar basis, the Purchase Price to be paid by Buyer at Closing. If the Ordered Equipment is not placed into service prior to Closing, the purchase order for the Ordered Equipment will be included as an Assigned Contract on Section 2.01(c) of the Disclosure Schedules (and the corresponding liabilities would be Assumed Liabilities under Section 2.03) and any and all deposits paid by Seller for the Ordered Equipment will increase, on a dollar for dollar basis, the Purchase Price to be paid by Buyer at Closing.

(e) Any payments made pursuant to Section 2.06 shall be treated as an adjustment to the Purchase Price by the Parties for Tax purposes, unless otherwise required by Law.
Section 2.07 Allocation of Purchase Price.   The Purchase Price shall be allocated among the Purchased Assets, in a manner consistent with the requirements set forth in Section 1060 of the Code and the Treasury regulations promulgated thereunder, as mutually agreed by the Parties in writing within sixty (60) days after the Closing (the “Allocation Schedule”). Notwithstanding the foregoing, cooperation shall be given by the Parties to determine tentative allocations for purposes of any Transfer Taxes and relevant Tax Returns due prior to the sixty (60) days identified in the foregoing sentence. Buyer and Seller will each report, on IRS Form 8594 (Asset Acquisition Statement) and any other corresponding state or local form, the federal, state and local income and other tax consequences of the purchase and sale contemplated hereby in a manner consistent with such Allocation Schedule and neither Buyer nor Seller shall take any position inconsistent with such Allocation Schedule in any federal or state tax return, in any proceeding before any taxing authority or otherwise. In the event that such Allocation Schedule is disputed by any taxing authority, the Party receiving notice of the dispute shall promptly notify the other Party hereto, and Seller and Buyer agree to use their commercially reasonable efforts to defend such Allocation Schedule in any audit or similar proceeding. Any adjustments to the Purchase Price pursuant to Section 2.06 herein shall be allocated in a manner consistent with the Allocation Schedule. Notwithstanding anything to the contrary, if the Parties are unable to reach an agreement on the content of the Allocation Schedule after good faith negotiations, then the Parties may each use its own allocation of the Purchase Price among the Purchased Assets.
Section 2.08 Third Party Consents.   To the extent that Seller’s rights under any Contract constituting a Purchased Asset, or any other Purchased Asset, may not be assigned to Buyer without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its reasonable best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the Purchased Asset, shall act after the Closing as Buyer’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by Law and the Purchased Asset and at Buyer’s expense, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer. Notwithstanding any provision in this Section 2.08 to the contrary, Buyer shall not be deemed to have waived its rights under Section 7.02(c) hereof unless and until Buyer either provides written waivers thereof or elects to proceed to consummate the transactions contemplated by this Agreement at Closing.
ARTICLE III
Closing
Section 3.01 Closing.   Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Bond, Schoeneck & King, PLLC, 200 Delaware Avenue, Suite 900, Buffalo, NY 14202, at 9:00 a.m., Eastern time, on the third Business Day after all of the conditions to Closing set forth in ARTICLE VII are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time, date or place as Seller and Buyer may mutually agree upon in writing. The date on which the Closing is to occur is herein referred to as the “Closing Date”. The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. on the Closing Date.
Section 3.02 Closing Deliverables.
(a) At the Closing, Seller shall deliver to Buyer the following:
(i) the Escrow Agreement duly executed by Seller;
(ii) a bill of sale in the form of Exhibit B hereto (the “Bill of Sale”) and duly executed by Seller, transferring the tangible personal property included in the Purchased Assets to Buyer;
(iii) an assignment and assumption agreement in the form of Exhibit C hereto (the “Assignment and Assumption Agreement”) and duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities;

(iv) an assignment in the form of Exhibit D hereto (the “Trademark Assignment”) and duly executed by Seller, transferring all of Seller’s right, title and interest in and to the Assigned Trademarks to Buyer;
(v) the Co-Pack Agreement in the form of Exhibit E hereto (the “Co-Pack Agreement”) and duly executed by Seller;
(vi) a consulting agreement in the form of Exhibit F (the “Consulting Agreements”) and duly executed by each of Randy S. Gordon, Mark H. Gordon and Tracy W. Schulis;
(vii) the Seller Closing Certificate;
(viii) evidence reasonably satisfactory to Buyer of the Seller’s receipt of the Requisite Shareholder Vote; and
(ix) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.
(b) At the Closing, Buyer shall deliver to Seller the following:
(i) the Purchase Price less the Escrow Amount by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer;
(ii) the Escrow Agreement duly executed by Buyer;
(iii) the Assignment and Assumption Agreement duly executed by Buyer;
(iv) the Co-Pack Agreement duly executed by Buyer;
(v) the Consulting Agreements duly executed by Buyer;
(vi) the Buyer Closing Certificate;
(vii) a resale certificate valid for Florida sales Tax purposes for the Inventory; and
(viii) the Trademark Assignment duly executed by Buyer.
(c) At the Closing, Buyer shall deliver to the Escrow Agent:
(i) the Escrow Amount (such amount, including any interest or other amounts earned thereon and less any disbursements therefrom in accordance with the Escrow Agreement, the “Escrow Fund”) by wire transfer of immediately available funds to accounts designated by the Escrow Agent; and
(ii) the Escrow Agreement.
ARTICLE IV
Representations and warranties of seller
Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Seller represents and warrants to the Parent Entities that the statements contained in this ARTICLE IV are true and correct as of the date hereof.
Section 4.01 Organization and Qualification of Seller.
(a) Seller is a corporation duly organized, validly existing and in good standing under the Laws of the state of Florida and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted by Seller.
(b) Section 4.01 of the Disclosure Schedules sets forth each jurisdiction in which Seller is licensed or qualified to do business, and Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Purchased Assets or the operation of the Business as currently conducted makes such licensing or qualification necessary.

Section 4.02 Authority of Seller.   Seller has full corporate power and authority to enter into this Agreement and the Ancillary Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Subject to the Requisite Shareholder Vote with regard to the transactions contemplated hereby, the execution and delivery by Seller of this Agreement and any Ancillary Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and remedies and to general equitable principles) and, notwithstanding anything to the contrary contained herein, subject, with regards to the consummation of the transactions contemplated hereby, to the receipt of the Requisite Shareholder Vote. When each Ancillary Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and remedies and to general equitable principles.
Section 4.03 No Conflicts; Governmental Consents; Board Approval.
(a) Subject to the filing of the Seller Proxy Statement with the SEC in accordance with the Exchange Act, and such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the requisite approval by Seller’s shareholders of this Agreement and the transactions contemplated hereby, the execution, delivery and performance by Seller of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Seller; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller, the Business or the Purchased Assets; (c) except as set forth in Section 4.03 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Seller is a party or by which Seller or the Business is bound or to which any of the Purchased Assets are subject (including any Assigned Contract); or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on the Purchased Assets.
(b) No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement or any of the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.
(c) The Seller Board, by resolutions duly adopted by a unanimous vote at a meeting of all directors of Seller duly called and held and, not subsequently rescinded or modified in any way, has: (i) determined that this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, Seller and the Seller’s shareholders; (ii) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth herein; (iii) directed that this Agreement be submitted to a vote of the Seller’s shareholders for adoption at the Seller Shareholders Meeting; and (iv) resolved to recommend that the Seller shareholders vote in favor of adoption of this Agreement in accordance with the Florida Business Corporation Act (collectively, the “Seller Board Recommendation”).
Section 4.04 Financial Statements.   Complete copies of the audited financial statements consisting of the balance sheet of Seller as at December 31 in each of the years 2018 and 2017 and the related statements of income and retained earnings, shareholders’ equity and cash flow for the years then ended (the “Financial Statements”) have been delivered to Buyer. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. The Financial Statements are based on the books and records of Seller, and fairly present in all material respects the financial condition of Seller as of the respective dates they were prepared and the results of the operations of Seller for the periods indicated. The balance sheet of Seller as of December 31, 2018 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date.”
Section 4.05 Undisclosed Liabilities.   Except as disclosed in the Seller SEC Documents, Seller has no Liabilities with respect to the Business except (a) those which are reflected or reserved against in the Balance Sheet as of the Balance Sheet Date (including notes thereto), (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, (c) those which are incurred in connection with the transactions contemplated by this Agreement or any agreement to be delivered at Closing, and (d) those which would not reasonably be expected to have, individually or in the aggregate, a material effect on the Business.
Section 4.06 Absence of Certain Changes, Events and Conditions.   Except as disclosed in the Seller SEC Documents, since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been any:
(a) event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(b) material change in any method of accounting or accounting practice for the Business, except as required by GAAP or as disclosed in the notes to the Financial Statements;
(c) incurrence, assumption or guarantee of any indebtedness for borrowed money in connection with the Business except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;
(d) transfer, assignment, sale or other disposition of any of the Purchased Assets shown or reflected in the Balance Sheet, except for the sale of Inventory in the ordinary course of business;
(e) cancellation of any debts or claims or amendment, termination or waiver of any rights constituting Purchased Assets;
(f) transfer or assignment of or grant of any license or sublicense under or with respect to any Intellectual Property Assets or Intellectual Property Agreements (except non-exclusive licenses or sublicenses granted in the ordinary course of business consistent with past practice;
(g) abandonment or lapse of or failure to maintain in full force and effect any Intellectual Property Registration, or failure to take or maintain reasonable measures to protect the confidentiality of any trade secrets included in the Intellectual Property Assets;
(h) material damage, destruction or loss, or any material interruption in use, of any Purchased Assets, whether or not covered by insurance;
(i) acceleration, termination, material modification to or cancellation of any Assigned Contract;
(j) material capital expenditures which would constitute an Assumed Liability;
(k) imposition of any Encumbrance upon any of the Purchased Assets;
(l) other than the plan of liquidation and dissolution adopted by Seller’s Board of Directors prior to the date hereof and subject to the vote of Seller’s shareholders, adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;
(m) purchase, lease or other acquisition of the right to own, use or lease any property or assets in connection with the Business for an amount in excess of  $100,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of equipment (including the Ordered Equipment), Inventory or supplies in the ordinary course of business consistent with past practice; or

(n) any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.
Section 4.07 Assigned Contracts.   Each Assigned Contract is valid and binding on Seller in accordance with its terms and is in full force and effect. Neither Seller nor, to Seller’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Assigned Contract. To the Seller’s Knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Assigned Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Assigned Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer. There are no material disputes pending or, to Seller’s Knowledge, threatened under any Assigned Contract.
Section 4.08 Title to Purchased Assets.   Seller has good and valid title to, or a valid leasehold interest in, all of the Purchased Assets. All such Purchased Assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively referred to as “Permitted Encumbrances”):
(a) those items set forth in Section 4.08 of the Disclosure Schedules;
(b) liens for Taxes not yet due and payable;
(c) mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the Business or the Purchased Assets; or
(d) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the Business or the Purchased Assets.
Section 4.09 Condition of Assets.   The machinery, equipment, vehicles and other items of tangible personal property included in the Purchased Assets are in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put by the Seller, and none of such machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs.
Section 4.10 Intellectual Property.
(a) Section 4.10(a) of the Disclosure Schedules contains a correct, current and complete list of: (i) all Intellectual Property Registrations, specifying as to each, as applicable: the title, mark, or design; the jurisdiction by or in which it has been issued, registered or filed; the patent, registration or application serial number; the issue, registration or filing date; and the current status; and (ii) all material unregistered Trademarks included in the Intellectual Property Assets. All required filings and fees related to the Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing. Seller has provided Buyer with true and complete copies of the material documents related to all Intellectual Property Registrations.
(b) Section 4.10(b) of the Disclosure Schedules contains a correct, current and complete list of all Intellectual Property Agreements (excluding Standard IP Licenses). Seller has provided Buyer with true and complete copies (or in the case of any oral agreements, a complete and correct written description) of all such Intellectual Property Agreements, including all modifications, amendments and supplements thereto. Each such Intellectual Property Agreement is valid and binding on Seller in accordance with its terms and is in full force and effect (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and remedies and to general equitable principles). Neither Seller, nor to Seller’s Knowledge, any other party thereto is, in breach of or default under, or has provided or received any notice of breach of, default under, or intention to terminate (including by non-renewal), any such Intellectual Property Agreement.

(c) Seller is the sole and exclusive legal and beneficial, and with respect to the Intellectual Property Registrations, record, owner of all right, title and interest in and to the Intellectual Property Assets, free and clear of Encumbrances other than Permitted Encumbrances.
(d) Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of, or payment of any additional amounts with respect to (other than periodic fees and costs required to maintain registration, and fees and costs upon filing or recording any Trademark Assignment), nor require the consent of any other Person in respect of, the Buyer’s right to own or use any Intellectual Property Assets or any Intellectual Property subject to any Intellectual Property Agreement.
(e) To Seller’s Knowledge, all of the Intellectual Property Registrations are valid and enforceable, and all Intellectual Property Registrations are subsisting and in full force and effect. Seller has taken all commercially reasonable steps to maintain and enforce the Intellectual Property Assets and to preserve the confidentiality of any and all material trade secrets included in the Intellectual Property Assets.
(f) To Seller’s Knowledge, the conduct of the Business as currently and formerly conducted, including the use of the Intellectual Property Assets and the Intellectual Property licensed under the Intellectual Property Agreements in connection therewith, and the products and processes of the Business as conducted by Seller have not infringed, misappropriated, or otherwise violated the Intellectual Property rights of any Person. To Seller’s Knowledge, no Person has infringed, misappropriated, or otherwise violated any Intellectual Property Assets.
(g) There are no Actions (including any opposition, cancellation, revocation, review, or other proceeding) settled, pending or, to Seller’s Knowledge, threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, or other violation of the Intellectual Property of any Person by Seller in the conduct of the Business; (ii) challenging the validity, enforceability, registrability, patentability, or ownership of any Intellectual Property Assets; or (iii) by Seller or any other Person alleging any infringement, misappropriation, or violation by any Person of any Intellectual Property Assets. To Seller’s Knowledge, Seller is not subject to any outstanding or prospective Governmental Order that does or could reasonably be expected to restrict or impair the use of any Intellectual Property Assets.
Section 4.11 Inventory.   All Inventory consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All Inventory is owned by Seller free and clear of all Encumbrances, and no Inventory is held on a consignment basis. The quantities of each item of Inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of Seller.
Section 4.12 Legal Proceedings; Governmental Orders.
(a) There are no Actions pending or, to Seller’s Knowledge, threatened against or by Seller (a) relating to the Business, the Purchased Assets or the Assumed Liabilities; or (b) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.
(b) There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against, relating to or affecting the Business.
Section 4.13 Taxes.
(a) All Tax Returns with respect to the Business required to be filed by Seller for any Pre-Closing Tax Period have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all material respects. All Taxes due and owing by Seller (whether or not shown on any Tax Return) have been, or will be, timely paid.
(b) There are no Encumbrances for Taxes upon any of the Purchased Assets nor, to Seller’s Knowledge, is any taxing authority in the process of imposing any Encumbrances for Taxes on any of the Purchased Assets (other than for current Taxes not yet due and payable).

Section 4.14 Brokers.   Except for Hyde Park Capital (the “Seller Financial Advisor”), no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Seller.
Section 4.15 Subsidiaries and Affiliates.   Seller has no Subsidiaries and no assets or Intellectual Property that would otherwise fall within the definitions of the Purchased Assets are owned, in whole or in part, by any Affiliate.
Section 4.16 No Other Representations and Warranties.   Except for the representations and warranties contained in this Article IV (including the related portions of the Disclosure Schedules), none of, the Seller, its Affiliates or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Seller, including any representation or warranty as to the accuracy or completeness of any information regarding the Business, the Seller, its operations, assets or liabilities furnished or made available to the Buyer and its respective Representatives (including any information, documents or material made available to the Buyer in management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Business, or any representation or warranty arising from statute or otherwise in law.
ARTICLE V
Representations and warranties of buyer
Buyer represents and warrants to Seller that the statements contained in this ARTICLE V are true and correct as of the date hereof.
Section 5.01 Organization of Buyer.   Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Oregon.
Section 5.02 Authority of Buyer.   Buyer has full corporate power and authority to enter into this Agreement and the Ancillary Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any Ancillary Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. When each Ancillary Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and remedies and to general equitable principles.
Section 5.03 No Conflicts; Consents.   The execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice or other action by any Person under any Contract to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.
Section 5.04 Brokers.   No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Buyer.

Section 5.05 Legal Proceedings.   There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.
Section 5.06 Financial Capability.   The Buyer has or will have, prior to the Effective Time, sufficient funds to pay the aggregate Purchase Price contemplated by this Agreement and to perform the other obligations of the Buyer contemplated by this Agreement.
Section 5.07 Non-Reliance.   The Buyer has conducted its own independent investigation, review and analysis of the business, results of operations, financial condition, or assets of the Business. The Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer has relied solely upon its own investigation and the express representations and warranties of the Seller set forth in Article IV of this Agreement (including the related portions of the Disclosure Schedules); and (b) none of the Seller or any other Person has made any representation or warranty as to the Business, the Seller, its operations, assets or liabilities except as expressly set forth in Article IV of this Agreement (including the related portions of the Disclosure Schedules).
ARTICLE VI
Covenants
Section 6.01 Conduct of Business Prior to the Closing.   From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Seller shall (x) conduct the Business in the ordinary course of business consistent with past practice; and (y) use reasonable best efforts to maintain and preserve intact its current Business organization, operations and franchise and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having relationships with the Business. Except as set forth on Section 6.01 of the Disclosure Schedules, without limiting the foregoing, from the date hereof until the Closing Date, Seller shall:
(a) preserve and maintain all Permits required for the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets;
(b) pay the debts, Taxes and other obligations of the Business when due;
(c) maintain the properties and assets included in the Purchased Assets in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;
(d) continue in full force and effect without modification all fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, fiduciary liability and other casualty and property insurance maintained by Seller or its Affiliates and relating to the Business, the Purchased Assets or the Assumed Liabilities Insurance Policies, except as required by applicable Law;
(e) defend and protect the properties and assets included in the Purchased Assets from infringement or usurpation;
(f) perform in all material respects its obligations under all Assigned Contracts;
(g) maintain the Books and Records in accordance with past practice;
(h) comply in all material respects with all Laws applicable to the conduct of the Business or the ownership and use of the Purchased Assets; and
(i) not take or permit any action that would cause any of the changes, events or conditions described in Section 4.06 to occur.
Section 6.02 Access to Information.   From the date hereof until the Closing, Seller shall (a) afford Buyer and its Representatives full and free access to and the right to inspect all of the assets, premises, Books and Records, Contracts and other documents and data related to the Business; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Business as Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives of Seller to cooperate with Buyer in its investigation of the Business. Any investigation pursuant to this Section 6.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business or any other businesses of Seller. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement.
Section 6.03 No Solicitation of Other Bids.
(a) Seller shall not, and shall not authorize or permit any of its Affiliates or any of their Representatives to, directly or indirectly, solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any Acquisition Proposal or the making of any proposal that could reasonably be expected to lead to any Acquisition Proposal, or, subject to Section 6.03(b): (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Seller or any of its Affiliates to, afford access to the business, properties, assets, books, or records of Seller or any of its Affiliates to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party that is seeking to make, or has made, any Acquisition Proposal; (ii) except where the Seller Board makes a good faith determination, after consultation with outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Seller or any of its Affiliates; or (iii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract relating to any Acquisition Proposal (each, a “Seller Acquisition Agreement”). Except as expressly permitted by this Section 6.03, the Seller Board shall not effect a Seller Adverse Recommendation Change. Seller shall, and shall cause its Affiliates to cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its or their Representatives to continue, any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Acquisition Proposal and shall use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of Seller or any of its Affiliates that was furnished by or on behalf of Seller and its Affiliates to return or destroy (and confirm destruction of) all such information.
(b) Notwithstanding Section 6.03(a), prior to the receipt of the Requisite Shareholder Vote, the Seller Board, directly or indirectly through any Representative, may, subject to Section 6.03(c): (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Acquisition Proposal in writing that the Seller Board believes in good faith, after consultation with outside legal counsel and the Seller Financial Advisor, constitutes a Superior Proposal; (ii) thereafter furnish to such third party non-public information relating to Seller or any of its Affiliates pursuant to an executed confidentiality agreement that constitutes an Acceptable Confidentiality Agreement (a copy of which confidentiality agreement shall be promptly (in all events within 24 hours) provided for informational purposes only to Parent and which may be redacted to the extent necessary to comply with any confidentiality obligations); (iii) following receipt of and on account of a Superior Proposal, make a Seller Adverse Recommendation Change; and/or (iv) take any action that any court of competent jurisdiction orders Seller to take (which order remains unstayed).
(c) From and after the date of this Agreement, (i) Seller shall advise Parent orally and in writing of the receipt of any Acquisition Proposal, specifying the material terms and conditions thereof and the identity of the party making such Acquisition Proposal, and (ii) Seller shall keep Parent reasonably informed on a current basis with respect to the status and material terms of any such Acquisition Proposal and shall promptly notify Parent of any material modifications to the financial or other material terms and conditions of such Acquisition Proposal, in each case (A) within one Business Day after (but not including) the date of Seller’s receipt thereof and (B) except to the extent such disclosure would constitute a breach of any confidentiality obligations.
(d) Notwithstanding the foregoing, at any time prior to the receipt of the Requisite Shareholder Vote, the Seller Board may effect a Seller Adverse Recommendation Change or enter into (or permit any Affiliate to enter into) a Seller Acquisition Agreement, if: (i) Seller promptly notifies Parent, in writing, at least five Business Days (the “Superior Proposal Notice Period”) before making a Seller

Adverse Recommendation Change or entering into (or causing any Affiliate to enter into) a Seller Acquisition Agreement, of its intention to take such action with respect to a Superior Proposal, which notice shall state expressly that Seller has received an Acquisition Proposal that the Seller Board intends to declare a Superior Proposal and that the Seller Board intends to effect a Seller Adverse Recommendation Change and/or Seller intends to enter into a Seller Acquisition Agreement; (ii) Seller attaches to such notice the material terms and conditions of the transaction that constitutes such Superior Proposal and the identity of the third party making such Superior Proposal; (iii) Seller shall, and shall cause its Representatives to, during the Superior Proposal Notice Period, negotiate with Parent in good faith (to the extent Parent desires to negotiate) during Superior Proposal Notice Period with respect to such proposal to make such adjustments in the terms and conditions of this Agreement so that the Superior Proposal described in such notice ceases to constitute a Superior Proposal (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is a material revision to the terms of a Superior Proposal, including any revision in price, the Superior Proposal Notice Period shall be extended, if applicable, to ensure at least three Business Days remains in the Superior Proposal Notice Period subsequent to the time Seller notifies Parent of any such material revision (it being understood that there might be multiple extensions)); and (iv) the Seller Board determines in good faith, after consulting with outside legal counsel and the Seller Financial Advisor, that such Acquisition Proposal continues to constitute a Superior Proposal after taking into account any adjustments made by Parent during the Superior Proposal Notice Period in the terms and conditions of this Agreement.
(e) Nothing contained in this Agreement shall prohibit Seller from complying with Rules 14a-9, 14d-9, 14e-2 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or making any required disclosure to Seller’s shareholders if, in the good faith judgment of the Seller Board, after consultation with its outside legal counsel, the failure to do so would be inconsistent with its fiduciary duties under applicable Law or such disclosure is otherwise required under applicable Law; provided, that this Section 6.03(e) shall not be deemed to permit the Seller Board to change, withdraw, modify or amend the Seller Board Recommendation except to the extent permitted by Sections 6.03(c) - (d). For the avoidance of doubt, in no event shall the issuance of a “stop, look and listen” statement (or other similar statement pursuant to any requirement of applicable Law) constitute a change, withdrawal, modification or amendment of the Seller Board Recommendation under this Agreement.
Section 6.04 Shareholders Meeting; Preparation of Proxy Materials.
(a) Seller shall take all action necessary to duly call, give notice of, convene, and hold the Seller Shareholders Meeting as soon as reasonably practicable after the date of this Agreement, and, in connection therewith, Seller shall mail the Seller Proxy Statement to the holders of Seller Common Stock in advance of such meeting. Except to the extent that the Company Board shall have effected a Seller Adverse Recommendation Change as permitted by Section 6.03 hereof, the Seller Proxy Statement shall include the Seller Board Recommendation. Subject to Section 6.03 hereof, Seller shall use reasonable best efforts to: (i) solicit from the holders of Seller Common Stock proxies in favor of the adoption of this Agreement; and (ii) take all other actions necessary or advisable to secure the vote of the holders of Seller Common Stock required by applicable Law to obtain such approval. Seller shall not submit any other proposals for approval at the Seller Shareholders Meeting without the prior written consent of Parent. Seller shall keep the Parent Entities updated with respect to proxy results as requested by Parent. Once the Seller Proxy Statement has been filed with the SEC, Seller shall not postpone or adjourn the Seller Shareholders Meeting without the consent of Parent (other than: (A) in order to obtain a quorum of its shareholders; or (B) to allow reasonable additional time after the filing and mailing of any supplemental or amended disclosures to the Seller Proxy Statement for compliance with applicable legal requirements). If the Seller Board makes a Seller Adverse Recommendation Change, it will not alter the obligation of Seller to submit the adoption of this Agreement to the holders of Seller Common Stock at the Seller Shareholders Meeting to consider and vote upon, unless this Agreement shall have been terminated in accordance with its terms prior to the Seller Shareholders Meeting.
(b) In connection with the Seller Shareholders Meeting as soon as reasonably practicable following the date of this Agreement Seller shall prepare and file the Seller Proxy Statement with the SEC. The

Parent Entities and Seller will cooperate and consult with each other in the preparation of the Seller Proxy Statement. Without limiting the generality of the foregoing, each of the Parent Entities will furnish Seller the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Seller Proxy Statement. Seller shall not file the Seller Proxy Statement, or any amendment or supplement thereto, without providing Parent a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by Seller). Seller shall use its reasonable best efforts to cause the Seller Proxy Statement at the date that it (and any amendment or supplement thereto) is first published, sent, or given to the shareholders of Seller and at the time of the Seller Shareholders Meeting to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Seller shall use its reasonable best efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Seller Proxy Statement as promptly as practicable after receipt thereof and to cause the Seller Proxy Statement in definitive form to be mailed to the Seller’s shareholders as promptly as reasonably practicable following filing with the SEC. Seller agrees to consult with parent prior to responding to SEC comments with respect to the preliminary Seller Proxy Statement. Each of the Parent Entities and Seller agree to correct any information provided by it for use in the Seller Proxy Statement which shall have become false or misleading and Seller shall promptly prepare and mail to its shareholders an amendment or supplement setting forth such correction if and as required by applicable SEC rules. Seller shall as soon as reasonably practicable: (i) notify Parent of the receipt of any comments from the SEC with respect to the Seller Proxy Statement and any request by the SEC for any amendment to the Seller Proxy Statement or for additional information; and (ii) provide Parent with copies of all written correspondence between Seller and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Seller Proxy Statement.
Section 6.05 Disclosure Schedule Updates.    From time to time prior to the Closing, Seller shall promptly supplement or amend the Disclosure Schedules hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such sections of the Disclosure Schedules. Any disclosure in any such supplement or amendment shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or of determining whether or not the conditions set forth in Section 7.02 have been satisfied.
Section 6.06 Confidentiality.   From and after the Closing, Seller shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Business, except to the extent that Seller can show that such information (a) is generally available to and known by the public through no fault of Seller, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by Seller, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Seller or any of its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which Seller is advised by its counsel in writing is legally required to be disclosed, provided that Seller shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.
Section 6.07 Non-Competition; Non-Solicitation.
(a) For a period of three years commencing on the Closing Date (the “Restricted Period”), Seller shall not, and shall not permit any of the Restricted Persons to, directly or indirectly (except for the benefit of the Buyer or its Affiliates, including in connection with any obligations under the Co-Pack Agreement), (i) engage in or assist others in engaging in the Restricted Business in the Territory; (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) cause, induce or encourage any material actual or prospective client, customer, supplier or licensor of the Business (including any existing or former client or customer of Seller and any Person that becomes a client or customer of the Business after the Closing), or any other Person who has a material business relationship with the Business, to terminate or modify any such actual or prospective relationship. Notwithstanding the foregoing, Seller may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if Seller is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own 5% or more of any class of securities of such Person.
(b) Seller acknowledges that a breach or threatened breach of this Section 6.07 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Seller of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).
(c) Seller acknowledges that the restrictions contained in this Section 6.07 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.07 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law. The covenants contained in this Section 6.07 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.
Section 6.08 Governmental Approvals and Consents.
(a) Each party hereto shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions required under any Law applicable to such party or any of its Affiliates; and (ii) use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the Ancillary Documents. Each party shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.
(b) Seller and Buyer shall use reasonable best efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 4.03 of the Disclosure Schedules.
Section 6.09 Books and Records.
(a) In order to facilitate the resolution of any claims made against or incurred by Seller prior to the Closing, or for any other reasonable purpose, for a period of five years after the Closing, Buyer shall:
(i) retain the Books and Records relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of Seller; and
(ii) upon reasonable notice, afford the Seller’s Representatives reasonable access (including the right to make, at Seller’s expense, photocopies), during normal business hours, to such Books and Records.

(b) In order to facilitate the resolution of any claims made by or against or incurred by Buyer after the Closing, or for any other reasonable purpose, for a period of five years following the Closing, Seller shall:
(i) retain the books and records (including personnel files) of Seller which relate to the Business and its operations for periods prior to the Closing; and
(ii) upon reasonable notice, afford the Buyer’s Representatives reasonable access (including the right to make, at Buyer’s expense, photocopies), during normal business hours, to such books and records.
(c) Neither Buyer nor Seller shall be obligated to provide the other party with access to any books or records (including personnel files) pursuant to this Section 6.09 where such access would violate any Law.
Section 6.10 Closing Conditions.   From the date hereof until the Closing, each party hereto shall use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in ARTICLE VII hereof.
Section 6.11 Public Announcements.   Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.
Section 6.12 Wrong Pockets.   From and after the Closing, if Seller or any of its Affiliates receives or collects any funds relating to any Purchased Asset, Seller or its Affiliate shall remit such funds to Buyer within five Business Days after its receipt thereof. From and after the Closing, if Buyer or its Affiliate receives or collects any funds relating to any Excluded Asset, Buyer or its Affiliate shall remit any such funds to Seller within five Business Days after its receipt thereof.
Section 6.13 Transfer Taxes.   All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the Ancillary Documents (other than the Co-Pack Agreement) shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).
Section 6.14 Tax Clearance Certificate.   Seller shall request a Certificate of Compliance from the Florida Department of Revenue prior to the Closing Date covering the Purchased Assets (a “Tax Clearance Certificate”) and furnish a copy thereof to Buyer upon receipt. If the Florida Department of Revenue asserts that Seller is liable for any Tax related to the Purchased Assets, Seller shall, unless it elects to contest such asserted liability in appropriate proceedings, promptly pay any and all such amounts and shall provide evidence to the Buyer that such liabilities have been paid in full or otherwise satisfied.
Section 6.15 Further Assurances.   Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the Ancillary Documents. Effective on the Closing Date, to the extent permitted by applicable Law, Seller hereby appoints Buyer as its true and lawful attorney-in-fact, with full power of substitution: (A) to demand and receive from time to time any and all of the Purchased Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (B) to institute, prosecute, compromise and settle any and all Actions that Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets; (C) to defend or compromise any or all Actions in respect of any of the Purchased Assets or the Business, to the extent the same involve Assumed Liabilities; and (D) to do all such acts and things in relation to the matters set forth in the preceding clauses (A) through (C) as Buyer shall reasonably determine to be desirable; provided, however, that if any of the actions authorized by this Section could reasonably be expected to result in a claim for indemnification by Buyer against Seller, then

Buyer shall not take any such actions without complying with the procedures set forth in Article VIII of this Agreement. Seller hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason and shall survive the dissolution or insolvency of Seller.
Section 6.16 Limited License to Paradise Name.   In partial consideration for the sale of the Purchased Assets as provided in this Agreement, Buyer grants to Seller, subject to the Closing and effective as of the Closing Date, a royalty-free, fully paid-up, non-exclusive, worldwide, irrevocable, non-transferable right and license to use the name “Paradise” in connection with the non-Business operations and business activities of Seller (including the wind down of Seller’s plastic segment and the sale of the Excluded Assets). The term of such license shall commence as of the Closing Date until the earlier of  (i) the date that is two (2) years after the Closing Date, and (i) the date that a controlling interest of the Seller’s equity securities are sold or otherwise transferred to an independent third party acquiror.
ARTICLE VII
Conditions to closing
Section 7.01 Conditions to Obligations of All Parties.   The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:
(a) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.
(b) No Action shall have been commenced against Buyer or Seller, which would reasonably be expected to prevent the Closing.
Section 7.02 Conditions to Obligations of Buyer.   The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:
(a) Other than the representations and warranties of Seller contained in Section 4.01(a), Section 4.02, Section 4.08 and Section 4.14, the representations and warranties of Seller contained in this Agreement, the Ancillary Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects), except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect. The representations and warranties of Seller contained in Section 4.01(a), Section 4.02, and Section 4.14 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Seller contained in Section 4.08 shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all material respects).
(b) Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Ancillary Documents to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Seller shall have performed such agreements, covenants and conditions, as so qualified, in all respects.
(c) All approvals, consents and waivers that are listed on Section 4.03 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Buyer at or prior to the Closing.

(d) From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, would reasonably be expected to result in a Material Adverse Effect.
(e) Seller shall have delivered to Buyer duly executed counterparts to the Ancillary Documents and such other documents and deliveries set forth in Section 3.02(a).
(f) (i) All Encumbrances relating to the Purchased Assets shall have been released in full, other than Permitted Encumbrances, and Seller shall have delivered to Buyer written evidence, in form satisfactory to Buyer in its sole discretion, of the release of such Encumbrances, or (ii) Seller shall have delivered a payoff letter with respect to any indebtedness which is secured by an Encumbrance.
(g) Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Seller, that each of the conditions set forth in Section 7.02(a) and Section 7.02(b) have been satisfied (the “Seller Closing Certificate”).
(h) The Requisite Shareholder Vote shall have occurred.
(i) Seller shall have delivered to Buyer such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.
Section 7.03 Conditions to Obligations of Seller.   The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:
(a) Other than the representations and warranties of Buyer contained in Section 5.01, Section 5.02 and Section 5.04, the representations and warranties of Buyer contained in this Agreement, the Ancillary Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Buyer contained in Section 5.01, Section 5.02 and Section 5.04 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date.
(b) Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Ancillary Documents to be performed or complied with by it prior to or on the Closing Date.
(c) Buyer shall have delivered to Seller duly executed counterparts to the Ancillary Documents and such other documents and deliveries set forth in Section 3.02(b).
(d) Buyer shall have delivered the Escrow Amount to the Escrow Agent pursuant to Section 3.02(c).
(e) Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied (the “Buyer Closing Certificate”).
(f) The Requisite Shareholder Vote shall have occurred.
(g) Buyer shall have delivered to Seller such other documents or instruments as Seller reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

ARTICLE VIII
Indemnification
Section 8.01 Survival.   The representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is six (6) months from the Closing Date; provided, that the representations and warranties in Section 4.01(a), Section 4.02, Section 4.08, Section 4.14 (collectively, the “Seller Fundamental Representations”), Section 5.01, Section 5.02 and Section 5.04 (the “Buyer Fundamental Representations”) shall survive indefinitely. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.
Section 8.02 Indemnification By Seller.   Subject to the other terms and conditions of this ARTICLE VIII, Seller shall indemnify and defend each of Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by the Buyer Indemnitees arising out of or by reason of:
(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement, the Ancillary Documents or in any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);
(b) any breach of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement, the Ancillary Documents or any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement; or
(c) any Excluded Asset or any Excluded Liability.
Section 8.03 Indemnification By Buyer.   Subject to the other terms and conditions of this ARTICLE VIII, Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by the Seller Indemnitees arising out of or by reason of:
(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);
(b) any breach of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement; or
(c) any Assumed Liability.
Section 8.04 Certain Limitations.   The indemnification provided for in Section 8.02 and Section 8.03 shall be subject to the following limitations:
(a) Seller shall not be liable to the Buyer Indemnitees for indemnification under Section 8.02(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.02(a) exceeds $100,000.00 (the “Deductible”), in which event Seller shall be required to pay or be liable for all such Losses in excess of the Deductible. The aggregate amount of all Losses for which Seller shall be liable pursuant to Section 8.02(a) shall not exceed $1,000,000.00 (the “Cap”).

(b) Buyer shall not be liable to the Seller Indemnitees for indemnification under Section 8.03(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.03(a) exceeds the Deductible, in which event Buyer shall be required to pay or be liable for all such Losses in excess of the Deductible. The aggregate amount of all Losses for which Buyer shall be liable pursuant to Section 8.03(a) shall not exceed the Cap.
(c) Notwithstanding the foregoing, the limitations set forth in Section 8.04(a) and Section 8.04(b) shall not apply to Losses arising out of or by reason of any inaccuracy in or breach of any Seller Fundamental Representation or Buyer Fundamental Representation.
(d) For purposes of this ARTICLE VIII, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar materiality qualification contained in or otherwise applicable to such representation or warranty, except that such materiality scrape shall not apply to Section 4.04, Section 4.05 or Section 4.06(a).
(e) Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.
(f) In addition to the Cap, the aggregate amount of all Losses arising out of or by reason of any breach of any Seller Fundamental Representation or Buyer Fundamental Representation shall not exceed the Purchase Price.
(g) Any indemnification obligation under this Agreement shall be determined without duplication of recovery by reason of the state of facts giving rise to such obligation constituting a breach of more than one representation, warranty, covenant or agreement hereunder.
(h) No Buyer Indemnitee shall be entitled to receive indemnification for any item of Loss to the extent such item is included in the Purchase Price adjustment calculations under Section 2.06.
Section 8.05 Indemnification Procedures.   The party making a claim under this ARTICLE VIII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this ARTICLE VIII is referred to as the “Indemnifying Party”.
(a) Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is Seller, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of the Business, or (y) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 8.05(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 6.06) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.
(b) Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.05(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).
(c) Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 45 days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 45 day period, the Indemnifying Party shall be deemed to have accepted such claim.

Section 8.06 Payments; Escrow Fund.
(a) Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE VIII, the Indemnifying Party shall satisfy its obligations within 15 Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such 15 Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to but excluding the date such payment has been made at a rate per annum equal to 7%. Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed.
(b) Any Losses payable to a Buyer Indemnitee pursuant to this ARTICLE VIII shall be satisfied: (i) from the Escrow Fund; and (ii) to the extent the amount of Losses exceeds the amounts available to the Buyer Indemnitee in the Escrow Fund, from Seller.
(c) Payments by an Indemnifying Party pursuant to this ARTICLE VIII shall be (i) limited to the amount of any Loss that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the Indemnified Party in respect of any such claim, and (ii) reduced by an amount equal to any Tax benefit realized or reasonably expected to be realized as a result of such Loss by the Indemnified Party.
Section 8.07 Tax Treatment of Indemnification Payments.   All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.
Section 8.08 Exclusive Remedies.   Subject to Section 2.06, Section 6.07 and Section 10.11, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this ARTICLE VIII. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this ARTICLE VIII. Nothing in this Section 8.08 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal or intentional misconduct.
ARTICLE IX
Termination
Section 9.01 Termination.   This Agreement may be terminated at any time prior to the Closing:
(a) by the mutual written consent of Seller and Buyer;
(b) by Buyer by written notice to Seller:
(i) if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of Seller set forth in this Agreement such that the conditions to the Closing set forth in Section 7.02(a) or Section 7.02(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided that Buyer shall have given Seller at least 30 days written notice prior to such termination stating Buyer’s intention to terminate this Agreement pursuant to this Section 9.01(b)(i); provided further, that Buyer shall not have the right to terminate this Agreement pursuant to this Section 9.01(b)(i) if Buyer is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured; or

(ii) if  (I) a Seller Adverse Recommendation Change shall have occurred, or (II) the Seller shall have breached or failed to perform in any material respect any of its covenants and agreements set forth in Section 6.03 or Section 6.04(a);
(c) by Seller by written notice to Buyer if:
(i) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Buyer set forth in this Agreement such that the conditions to the Closing set forth in Section 7.03(a) or Section 7.03(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided, that Seller shall have given Buyer at least 30 days written notice prior to such termination stating Seller’s intention to terminate this Agreement pursuant to this Section 9.01(c)(i); provided further, that Seller shall not have the right to terminate this Agreement pursuant to this Section 9.01(c)(i) if Seller is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured; or
(ii) if prior to the receipt of the Requisite Shareholder Vote at the Seller Shareholders Meeting, the Seller Board authorizes Seller, in full compliance with the terms of this Agreement, including Section 6.03 hereof, to enter into a Seller Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Superior Proposal, provided, that Seller shall have paid any amounts due pursuant to Section 9.02(b) hereof in accordance with the terms, and at the times, specified therein; and provided further, that in the event of such termination, Seller substantially concurrently enters into such Seller Acquisition Agreement; or
(d) by Buyer or Seller in the event that:
(i) the transactions contemplated by this Agreement have not been consummated on or before August 13, 2019 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(d)(i) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the transactions contemplated by this Agreement to be consummated on or before the End Date;
(ii) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited;
(iii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(d)(iii) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement or entry of any such Governmental Order; or
(iv) this Agreement has been submitted to the Seller shareholders for approval at a duly convened Seller Shareholders Meeting and the Requisite Shareholder Vote shall not have been obtained at such meeting (including any adjournment or postponement thereof).
Section 9.02 Fees and Expenses Following Termination.
(a) If this Agreement is terminated by Buyer pursuant to Section 9.01(b)(ii), then Seller shall pay to Buyer (by wire transfer of immediately available funds), within two Business Days after such termination, a fee in an amount equal to the Termination Fee.
(b) If this Agreement is terminated by Seller pursuant to Section 9.01(c)(ii), then Seller shall pay to Buyer (by wire transfer of immediately available funds), at or prior to such termination, the Termination Fee.

(c) If this Agreement is terminated: (i) by Buyer pursuant to Section 9.01(b)(i), provided, that the Requisite Shareholder Vote shall not have been obtained at the Seller Shareholders Meeting (including any adjournment or postponement thereof); or (ii) by Buyer or Seller pursuant to (A) Section 9.01(d)(i) hereof and provided, that the Requisite Shareholder Vote shall not have been obtained at the Seller Shareholders Meeting (including any adjournment or postponement thereof), or (B) Section 9.01(d)(iv) hereof. Additionally, in the case of clauses (i) and (ii) immediately above: (1) prior to such termination (in the case of termination pursuant to Section 9.01(d)(i) or Section 9.01(b)(i)) or the Seller Shareholders Meeting (in the case of termination pursuant to Section 9.01(d)(iv)), an Acquisition Proposal shall (x) in the case of a termination pursuant to Section 9.01(d)(i) or Section 9.01(d)(iv), have been publicly disclosed and not withdrawn, or (y) in the case of a termination pursuant to Section 9.01(b)(i), have been publicly disclosed or otherwise made or communicated to Seller or the Seller Board and not withdrawn, and (2) within 12 months following the date of such termination of this Agreement Seller shall have entered into a definitive agreement with respect to any Acquisition Proposal, or any Acquisition Proposal shall have been consummated (in each case whether or not such Acquisition Proposal is the same as the original Acquisition Proposal made, communicated, or publicly disclosed), then in any such event Seller shall pay to Buyer (by wire transfer of immediately available funds), immediately prior to and as a condition to consummating such transaction, the Termination Fee (it being understood for all purposes of this Section 9.02(c), all references in the definition of Acquisition Proposal to a “material portion” shall be deemed to be references to the sale of  “more than 50%” instead). If a Person (other than Buyer or Parent) makes an Acquisition Proposal that has been publicly disclosed and subsequently withdrawn prior to such termination or the Seller Shareholders Meeting, as applicable, and, within 12 months following the date of the termination of this Agreement, such Person or any of its controlled Affiliates makes an Acquisition Proposal that is publicly disclosed, such initial Acquisition Proposal shall be deemed to have been “not withdrawn” for purposes of clauses (x) and (y) of this paragraph (c).
(d) Seller acknowledges and hereby agrees that the provisions of this Section 9.02 are an integral part of the transactions contemplated by this Agreement and that, without such provisions, Buyer would not have entered into this Agreement.
(e) In the event that Buyer shall receive the Termination Fee, notwithstanding anything to the contrary in this Agreement, the receipt of such fee shall be deemed to be liquidated damages and the exclusive remedy for any breach and any and all losses or damages suffered or incurred by Parent, Buyer, any of their respective Affiliates in connection with this Agreement (and the termination or breach hereof) or any matter forming the basis for such termination, and none of the Parent, Buyer, any of their respective Affiliates or any other person shall be entitled to bring or maintain any other claim, action or proceeding against Seller or any of its Affiliates arising out of this Agreement or any matters forming the basis for such termination, whether for damages or specific performance of this Agreement. In no event will the Company be required to pay the Termination Fee on more than one occasion.
Section 9.03 Effect of Termination.   In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:
(a) as set forth in this ARTICLE IX and Section 6.06 and ARTICLE X hereof; and
(b) that nothing herein shall relieve any party hereto from liability for any willful breach of any provision hereof.
For greater certainty, if the Buyer does not close the transaction contemplated hereby in circumstances in which all of the closing conditions set forth in Section 7.01 and Section 7.02 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing), such event shall be deemed to be a willful breach of this Agreement by the Buyer.

ARTICLE X
Miscellaneous
Section 10.01 Expenses.   Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.
Section 10.02 Notices.   All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):
If to Seller:	Paradise, Inc. 1200 W. Dr. Martin Luther King, Jr. Boulevard Plant City, Florida 33563 E-mail: rgordon@paradisefruitco.com Attention: Randy S. Gordon, President and CEO
with a copy to:	Hill Ward Henderson 101 East Kennedy Boulevard, Suite 3700 Tampa, Florida 33602 E-mail: Dave.Felman@hwhlaw.com Attention: David S. Felman
If to Buyer:	Seneca Foods Corporation 3736 South Main Street Marion, New York 14505 E-mail: jexner@senecafoods.com Attention: John D. Exner
with a copy to:	Bond, Schoeneck & King, PLLC 200 Delaware Avenue, Suite 900 Buffalo, New York 14202 E-mail: mdonlon@bsk.com Attention: Michael C. Donlon
Section 10.03 Interpretation.   For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 10.04 Headings.   The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
Section 10.05 Severability.   If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 6.07(c), upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
Section 10.06 Entire Agreement.   This Agreement and the Ancillary Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Ancillary Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.
Section 10.07 Successors and Assigns.   This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that prior to the Closing Date, Buyer may, without the prior written consent of Seller, assign all or any portion of its rights under this Agreement to one or more of its direct or indirect wholly-owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder.
Section 10.08 No Third-party Beneficiaries.   Except as provided in ARTICLE VIII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 10.09 Amendment and Modification; Waiver.   This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
Section 10.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).
(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE DELAWARE COURT OF CHANCERY, OR IN THE EVENT (BUT ONLY IN THE EVENT) THAT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH ACTION OR PROCEEDING, IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE OTHER COURTS OF THE STATE OF DELAWARE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE

EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10(c).
Section 10.11 Specific Performance.   The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.
Section 10.12 Payment Guarantee by and Representations of Parent.
(a) Parent hereby irrevocably and unconditionally guarantees the due and punctual payment of all amounts due and payable by Buyer pursuant to Section 3.02(b)(i), Section 3.02(c) and Section 2.06 as and when due and payable. The foregoing notwithstanding, Parent may assert as a defense to such payment any defense to any such payment that Buyer could assert pursuant to the terms of this Agreement. Parent acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by this Agreement and that the guarantees and waivers of Parent set forth herein are knowingly made in contemplation of such benefits. The guaranty of Parent herein is one of payment, not collection, and a separate action or actions may be brought and prosecuted against Parent to enforce such guaranty, irrespective of whether any action is brought against Buyer. Parent expressly and irrevocably waives all suretyship defenses, all defenses on the basis of promptness, diligence, notice of acceptance hereof, presentment, demand for payment, notice of non-performance, default, dishonor, protest and all other notices of any kind, and all defenses which may be available by virtue of any valuation, stay, moratorium or other similar law now or hereafter in effect, and any right to require the marshaling of assets; provided, however, Parent expressly reserves any rights of set-off or counterclaims and any other defenses that Buyer may have under the terms of this Agreement.
(b) Parent is a corporation duly organized and validly existing under the Laws of the State of New York. Parent has full corporate power and authority to enter into and to perform its obligations under this Agreement. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and (assuming due authorization, execution and delivery by Seller), constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. As of the date of this Agreement, Parent directly or indirectly owns 100% of the issued and outstanding capital stock of Buyer. The execution, delivery and performance of this Agreement by Parent do not and will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation or by-laws of Parent, or (ii) conflict with or violate any Law applicable to Parent or any of its properties of assets, except in the case of clause (ii) as would not prevent, materially delay or materially impair Parent’s ability to perform its obligations under this Agreement.
(c) Except for the express written representations and warranties made by Parent in this Agreement, Parent does not make any express or implied representation or warranty with respect to itself, any of its Affiliates (other than Buyer) or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement or the transactions contemplated by this Agreement. Parent expressly disclaims any such other representations or warranties, and Seller acknowledges and agrees that none of Seller or its Affiliates or Representatives has relied on or are relying on any representations or warranties regarding Parent, other than the express written representations and warranties expressly set forth in this Section 10.12.
Section 10.13 Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
PARADISE, INC.
By
/s/ Randy S. Gordon

Name: Randy S. Gordon
Title:   President and Chief Executive Officer
GRAY & COMPANY
By
/s/ Timothy J. Benjamin

Name: Timothy J. Benjamin
Title:   Treasurer
SENECA FOODS CORPORATION
(for purposes of Section 10.12 hereof only)
By
/s/ Timothy J. Benjamin

Name: Timothy J. Benjamin
Title:   Chief Financial Officer and Treasurer
[Signature Page to
Asset Purchase Agreement]

ANNEX B

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

PLAN OF COMPLETE LIQUIDATION
AND DISSOLUTION OF PARADISE, INC.
This Plan of Complete Liquidation and Dissolution (this “Plan”) is intended to accomplish the complete liquidation, dissolution, and winding up of Paradise, Inc., a Florida corporation (the “Corporation”), in accordance with the Florida Business Corporation Act (the “FBCA”) and Section 331 of the Internal Revenue Code of 1986, as amended (the “Code”).
1. Approval and Adoption of Plan.   Pursuant to Section 607.1402 of the FBCA (a) this Plan has been approved by the directors of the Corporation (the “Directors”), (b) the Directors have directed that this Plan be submitted to the Corporation’s shareholders (the “Shareholders”) for consideration, and (c) the Directors have recommended that the Shareholders approve this Plan and the dissolution of the Corporation.
2. General Authorization.   The Directors are authorized following the date this Plan is approved by the Shareholders (the “Adoption Date”), without further action by the Shareholders, to do and perform or cause the officers of the Corporation (the “Officers”), subject to approval of the Directors, to do and perform any and all acts, and to make, execute, deliver, or adopt any and all agreements, resolutions, conveyances, certificates, and other documents of every kind that are deemed necessary, appropriate, or desirable, in the absolute discretion of the Directors, to implement the complete liquidation and winding up of the business and affairs of the Corporation according to this Plan, including, but not limited to:
a. Collecting all assets.
b. Selling any, all, or substantially all of the assets of the Corporation in one or more transactions upon such terms and conditions as the Directors, in their absolute discretion, deem expedient and in the best interests of the Corporation and the Shareholders, including, but not limited to selling its glacé fruit product business segment, molded plastics business segment and all real property and improvements thereon owned by the Corporation in any form of transaction.
c. Paying all expenses incurred in connection with the implementation of this Plan including, but not limited to, any consulting, professional, and other fees and expenses of persons or entities providing services to the Corporation.
d. Satisfying, settling, or rejecting all liabilities, debts, or obligations of the Corporation, whether by payment or by making adequate provisions for payments.
e. Prosecuting and defending actions or proceedings by or against the Corporation.
f. Distributing assets of the Corporation to the Shareholders to the fullest extent permitted by the FBCA.
g. Filing all final tax returns or other forms, making final payments, and closing any tax accounts or other obligations required by any state or federal law or regulation to effect the winding up of the Corporation’s business and affairs and the dissolution of the Corporation, including, but not limited to, filing Internal Revenue Service (“IRS”) Form 966 with the IRS and the articles of dissolution with the Florida Department of State, Division of Corporations (“DOC”).
3. Indemnification.   The Corporation shall continue to indemnify its Officers, Directors, and employees in accordance with the FBCA, its articles of incorporation, bylaws, any contractual arrangements, and its existing directors’ and officers’ liability insurance policy, for acts and omissions in connection with the Corporation’s dissolution, implementation of this Plan and the winding up of the business and affairs of the Corporation.
4. Articles of Dissolution and Effective Date.   On or after the Adoption Date, the Corporation shall prepare and file articles of dissolution with the DOC in accordance with the FBCA on a date determined by the Directors in their absolute discretion. For purposes of the FBCA, the Corporation shall be dissolved on the date the articles of dissolution are filed with the DOC unless the articles of dissolution specify a later effective date in accordance with the FBCA (the “Effective Date”).
B-1

5. Cessation of Business Activities.   The Corporation shall cease carrying on its business after the Effective Date except as necessary to wind up its business and affairs, including retaining such employees and consultants as necessary or desirable to carry out these activities.
6. Claims.   The Corporation will dispose of and resolve known and unknown claims in accordance with the FBCA and the Directors may elect any procedures permitted under the FBCA with respect thereto.
7. Plan of Distribution.
a. On and after the Effective Date, the Corporation shall make adequate provision, by payment or otherwise, for the Corporation’s known claims as provided by Section 6 of this Plan.
b. On a date or dates determined by the Directors in their absolute discretion, the Corporation shall distribute the remainder of any assets, either in cash or in kind, to its Shareholders according to their respective rights and interests. Distributions to any Shareholders will be made only as permitted and in the manner required by the FBCA.
c. Subject to the foregoing, the Directors have absolute discretion in determining the manner and timing in which the Corporation’s distributions are to be completed. Distributions pursuant to this Plan or any other requirements of the FBCA may occur at a single time or be undertaken in a series of transactions over time. Unless otherwise provided herein, the distributions may be in cash or in assets or in combination of such. The Directors have absolute discretion to make such distributions in such amounts and at such time or times as they determine.
8. Section 331 Complete Liquidation.    This Plan is intended to constitute a plan of liquidation for purposes of Section 331 of the Code and shall be interpreted and applied consistently therewith. For such purposes, this Plan is effective as of the Adoption Date without regard to when the Effective Date occurs, and all distributions made by the Corporation on or after the Adoption Date are intended to be distributions made pursuant to Section 331 of the Code.
9. Cancellation of Stock.    The distributions to the Shareholders pursuant to Section 7 hereof shall be in complete redemption and cancellation of all of the outstanding capital stock of the Corporation (the “Stock”). As a condition to receipt of any distribution to the Shareholders, the Directors, in their absolute discretion, may require the Shareholders to (i) surrender their certificates evidencing the Stock to the Corporation or its agent for recording of such distributions thereon or (ii) furnish the Corporation with evidence satisfactory to the Directors of the loss, theft or destruction of their certificates evidencing the Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Directors.
10. Modification or Abandonment of the Plan.    Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Shareholders, the Directors may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Shareholders to the extent permitted by the FBCA.
11. Shareholder Consent to Sale of Assets.    Shareholder approval of this Plan shall constitute approval by the Shareholders of the sale, exchange, or other disposition in liquidation of all of the property and assets of the Corporation, whether such sale, exchange, or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition that are conditioned on adoption of this Plan.
IN WITNESS WHEREOF, the Corporation has approved dissolution and adopted this Plan by the following signature(s) as of the Adoption Date.
Date:
By:
Name:
Title:
B-2

ANNEX C

FINANCIAL ADVISOR OPINION

April 15, 2019
Board of Directors
Paradise, Inc.
1200 W. Dr. Martin Luther King Jr. Blvd.
Plant City, FL 33563
Members of the Board of Directors:
You have asked us for our opinion as to the fairness, from a financial point of view, to Paradise, Inc., a Florida corporation (the “Company”), of the Purchase Price (as defined below) to be received by the Company pursuant to the terms of a draft, dated April 15, 2019 of the Asset Purchase Agreement (the “Draft Agreement”) between Paradise, Inc. and Gray & Company, an Oregon corporation (the “Buyer”) which is a wholly-owned subsidiary of Seneca Foods Corporation (the “Transaction”). Under the terms of the Draft Agreement the Company is selling certain assets of its candied fruit business segment to the Buyer and the Buyer is assuming certain liabilities of Paradise’s candied fruit business segment.
The purchase price (the “Purchase Price”) being paid to Paradise by the Buyer is defined in Section 2.05 of the Draft Agreement and is comprised of the Purchased Assets as listed in Section 2.01 of the Draft Agreement for an amount of  $9,388,000, subject to adjustment pursuant to Section 2.06 of the Draft Agreement, plus the assumption of the Assumed Liabilities as listed in Section 2.03 of the Draft Agreement, subject to adjustment pursuant to any changes to Section 2.01(c) of the Disclosure Schedules of the Draft Agreement prior to closing of the Transaction. We have assumed, with your consent, that the estimated amount of the Assumed Liabilities as set forth in Section 2.01(c) of the Disclosure Schedules is $1,481,000.
In arriving at our opinion, we have:
1.
Reviewed certain information related to the historical, current and future operations, financial condition and prospects of the Company that was provided by management and which we deemed to be relevant;

2.
Reviewed certain other information relating to the Company provided to or discussed with us by the Company, including (i) historical financials relating to the Company; and (ii) certain industry and business information prepared by the management of the Company;

3.
Discussed the past and present operations and financial condition and the prospects of the Company with its senior executives;

4.
Reviewed and compared the multiples, margins, current market prices and growth rates and compared that data with similar data for other publicly held companies in businesses we deemed relevant in evaluating the Company;

5.
Considered, to the extent publicly available, the financial terms of certain other transactions or acquisition transactions, which we deemed to be relevant, which have been effected or announced;

6.
Considered and applied conventional valuation methodologies to the Company’s business, including (i) a premium-based analysis; (ii) a comparable public company analysis; and (iii) a precedent mergers and acquisitions transactions analysis (HPC did not use a discounted cash flow analysis because the Company informed HPC that its projected cash flow for 2019 and ensuing years is negative);

7.
Considered such other available information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant;

8.
Considered the results of our efforts marketing a sale and/or recapitalization to a large group of potential strategic and financial buyers;

9.
Reviewed the financial terms and conditions as stated in the Draft Agreement; and

10.
Considered value of potential subsequent sales of the Company’s owned real property and plastics manufacturing business.

In preparing our opinion, with your consent, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, including, without limitation, any information that was publicly available, discussed with or reviewed by or for us, and we have not assumed any responsibility for independently verifying such information. Further, we have not made or obtained any independent evaluation or appraisal of any information provided to us or of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company, nor have we evaluated, nor do we express any opinion with respect to, the solvency of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters, or the impact of the Transaction thereon. We express no opinion regarding the liquidation value of the Company or any other entity. In addition, we have relied upon and assumed, without independent verification, that the representations and warranties of all parties to the Draft Agreement and all other related documents and instruments that are referred to therein are true and correct, and that each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party. We do not express any opinion as to any tax or other consequences that might result from the transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.
Our opinion speaks only as of the date hereof and is necessarily based upon information made available to us through the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise or reaffirm this opinion or otherwise comment upon events occurring after the date hereof. Our opinion does not address the relative merits of the Draft Agreement as compared to alternative transactions or strategies that might be available to the Company, nor does it address the underlying business decision to proceed with the Transaction.
In connection with our review, we have not independently verified any of the foregoing information and we have assumed and relied upon such information being complete and accurate in all material respects. We have further relied on the assurances of the management of the Company that it is not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Draft Agreement, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company. We have also assumed that the relevant portion of the Transaction will be consummated in substantial accordance with the terms of the Draft Agreement without any material waiver, modification or amendment of any material term, condition or agreement thereof. We have also assumed that the definitive, executed Asset Purchase Agreement will be consistent with the Draft Agreement, in all material respects.
Our opinion addresses the fairness, from a financial point of view and as of the date hereof, to the Company, taken as a whole, of the Purchase Price to be received by the Company at closing. Our opinion does not address any other aspect or implication of the Draft Agreement or any other agreement, arrangement or understanding entered into in connection with the Draft Agreement (including, without limitation, any consulting agreements) or otherwise or the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the Draft Agreement or class of such persons, relative to the Purchase Price or otherwise. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, not asserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion therefore does not consider the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed that the Company is not party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or transaction, divestiture or spin-off, other than the Transaction.
The issuance of this opinion was approved by our authorized internal committee. We have acted as a financial advisor to the Board of Directors of the Company in connection with the Transaction, and we will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Transaction. We do not serve and have not served as a financial advisor or in any other capacity to the Company in the last three years, and our fee for rendering this opinion is not contingent upon the consummation of the Transaction or the conclusion contained in this opinion. In addition, the Company has agreed to indemnify us for certain liabilities and other items arising out of or related to our engagement. We may in the future provide financial advice and services to the Company, the Buyer, and their respective affiliates for which we would expect to receive compensation. We have had no previous business agreements or relationships with the Company or the Buyer in the last three years.
Our opinion is directed to, and is solely for the information of the members of the Board of Directors (solely in their capacity as such) in connection with its consideration of the Transaction and our opinion does not constitute advice or a recommendation as to how it or any Board Member or any other party (including any shareholder of the Company) should vote or act on any matter relating to the Draft Agreement. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Hyde Park Capital Advisors, LLC to any such party. This opinion is not to be disclosed to any other person or entity, nor may it be quoted or referred to, in whole or in part, without our prior written consent; provided that this opinion and a description of it may be included in any securities law or other regulatory filings required to be made in connection with the Transaction and in the proxy statement sent to shareholders soliciting approval of the Transaction, in each case after our review and approval of such description (such approval will not be unreasonably withheld or delayed).
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Purchase Price to be received by the Company in the Transaction is fair, from a financial point of view, to the Company.
Respectfully submitted,
/s/ Hyde Park Capital Advisors, LLC
Hyde Park Capital Advisors, LLC

ANNEX D

FORM OF VOTING AGREEMENT

Execution Version
VOTING AGREEMENT
This VOTING AGREEMENT (this “Agreement”), dated as of April 15, 2019, is entered into by and among GRAY & COMPANY, an Oregon corporation (“Buyer”) and the shareholders of PARADISE, INC., a Florida corporation (the “Company”) identified as the signatories hereto (collectively, the “Principal Shareholders,” and each a “Principal Shareholder”). Buyer and the Principal Shareholders are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, in connection with the execution of this Agreement, Buyer and the Company are entering into an Asset Purchase Agreement, dated as of April 15, 2019, by and among Buyer and the Company, as amended from time to time in accordance with the terms thereof  (the “Asset Purchase Agreement”), which provides for, among other things, the sale, transfer, conveyance and assignment by the Company to Buyer of all the specified assets of the Company in the Business (as defined in the Asset Purchase Agreement) in accordance with the terms of the Asset Purchase Agreement;
WHEREAS, in order to induce Buyer to enter into the Asset Purchase Agreement, each Principal Shareholder is willing to make certain representations, warranties, covenants, and agreements as set forth in this Agreement with respect to the shares of common stock, par value $0.30 per share, of the Company (“Company Common Stock”) Beneficially Owned by each Principal Shareholder and set forth below such Principal Shareholder’s signature on the signature page hereto (the “Original Shares” and, together with any additional shares of Company Common Stock pursuant to Section 6 hereof, the “Shares”); and
WHEREAS, as a condition to its willingness to enter into the Asset Purchase Agreement, Buyer has required that the Principal Shareholders, and each Principal Shareholder has agreed to, execute and deliver this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth below and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:
1. Definitions.   For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement. When used in this Agreement, the following terms in all of their tenses, cases, and correlative forms shall have the meanings assigned to them in this Section 1.
(a) “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.
(b) “Beneficial Owner” shall mean the Person who Beneficially Owns the referenced securities.
2. Representations of Principal Shareholders.   Each Principal Shareholder represents and warrants as follows:
(a) Ownership of Shares.   Principal Shareholder: (i) is the Beneficial Owner of all of the Original Shares free and clear of all Encumbrances, other than those created by this Agreement; and (ii) has the sole voting power over all of the Original Shares. Except pursuant to this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which Principal Shareholder is a party relating to the pledge, disposition, or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.
(b) Disclosure of All Shares Owned.   Principal Shareholder does not Beneficially Own any shares of Company Common Stock other than the Original Shares.
(c) Power and Authority; Binding Agreement.   Principal Shareholder has full power and authority and legal capacity to enter into, execute, and deliver this Agreement and to perform fully Principal Shareholder’s obligations hereunder (including the proxy described in Section 3(b) below).

This Agreement has been duly and validly executed and delivered by Principal Shareholder and constitutes the legal, valid, and binding obligation of Principal Shareholder, enforceable against Principal Shareholder in accordance with its terms.
(d) No Conflict.   None of the execution and delivery of this Agreement by Principal Shareholder, the consummation by Principal Shareholder of the transactions contemplated hereby, or compliance by Principal Shareholder with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument or Law applicable to Principal Shareholder or to Principal Shareholder’s property or assets.
(e) No Consents.   No consent, approval, Governmental Order, or authorization of, or registration, declaration, or filing with, any Governmental Authority or any other Person on the part of Principal Shareholder is required in connection with the valid execution and delivery of this Agreement. No consent of Principal Shareholder’s spouse is necessary under any “community property” or other laws in order for Principal Shareholder to enter into and perform its obligations under this Agreement.
(f) No Litigation.   There is no Action pending against, or, to the knowledge of Principal Shareholder, threatened against or affecting, Principal Shareholder that would reasonably be expected to materially impair or materially adversely affect the ability of Principal Shareholder to perform Principal Shareholder’s obligations hereunder or to consummate the transactions contemplated by this Agreement on a timely basis.
3. Agreement to Vote Shares; Irrevocable Proxy.
(a) Agreement to Vote and Approve.   Principal Shareholder agrees during the term of this Agreement, at any annual or special meeting of the Company called with respect to the following matters, and at every adjournment or postponement thereof, to vote or cause the holder of record to vote the Shares: (i) in favor of  (1) the Asset Purchase Agreement, the sale of assets provided for therein and the consummation of the transactions contemplated thereby (the “Transaction”) and (2) any proposal to adjourn or postpone such meeting of Shareholders of the Company to a later date if there are not sufficient votes to approve the Transaction; and (ii) against (1) any Acquisition Proposal, Seller Acquisition Agreement, or any of the transactions contemplated thereby, and (2) any action, proposal, transaction, or agreement which would reasonably be expected to result in a breach of any obligation or agreement of Seller under Section 6.01 of the Asset Purchase Agreement or of any covenant, representation or warranty, or any other obligation of Shareholder under this Agreement.
(b) Irrevocable Proxy.   Principal Shareholder hereby appoints Buyer and any designee of Buyer, and each of them individually, until the Expiration Time (at which time this proxy shall automatically be revoked), its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote during the term of this Agreement with respect to the Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of Principal Shareholder under this Agreement. Principal Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Principal Shareholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by Principal Shareholder with respect to the Shares. The power of attorney granted by Principal Shareholder herein is a durable power of attorney and shall survive the bankruptcy, death, or incapacity of Principal Shareholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.
4. No Voting Trusts or Other Agreements.   Principal Shareholder agrees that during the term of this Agreement Principal Shareholder will not, and will not permit any entity under Principal Shareholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares, or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with Buyer.
5. Transfer and Encumbrance.   Principal Shareholder agrees that during the term of this Agreement, Principal Shareholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge, convey any legal or Beneficial Ownership interest in or otherwise dispose of  (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law, or otherwise), or encumber (“Transfer”) any of the Shares or enter into any contract, option, or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Principal Shareholder’s voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of the Shares by Principal Shareholder to any member of Principal Shareholder’s immediate family, or to a trust for the benefit of Principal Shareholder or any member of Principal Shareholder’s immediate family, or upon the death of Shareholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Buyer, to be bound by all of the terms of this Agreement.
6. Additional Shares.   Principal Shareholder agrees that all shares of Company Common Stock that Principal Shareholder purchases, acquires the right to vote, or otherwise acquires Beneficial Ownership of after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement and shall constitute Shares for all purposes of this Agreement. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares, or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be deemed to be “Shares” for all purposes of this Agreement.
7. Termination.   This Agreement shall terminate upon the earliest to occur of  (the “Expiration Time”): (a) the Closing; (b) the date on which the Asset Purchase Agreement is terminated in accordance with its terms; (c) the termination of this Agreement by mutual written consent of the Parties; (d) an amendment of the Asset Purchase Agreement, without the prior consent of the Principal Shareholder, that affects the economics or material terms of the Asset Purchase Agreement in a manner that is adverse to the Company or its shareholders, and (e) a Seller Adverse Recommendation Change. Nothing in this Section 7 shall relieve or otherwise limit the liability of any Party for any intentional breach of this Agreement prior to such termination.
8. No Solicitation.   Subject to Section 9, Principal Shareholder shall not: (a) directly or indirectly solicit, seek, initiate, knowingly encourage, or knowingly facilitate any inquiries regarding, or the making of, any submission or announcement of a proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal; (b) directly or indirectly engage in, continue, or otherwise participate in any discussions or negotiations regarding, or furnish or afford access to any other Person any information in connection with or for the purpose of encouraging or facilitating, any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal; (c) enter into any agreement, agreement in principle, letter of intent, memorandum of understanding, or similar arrangement with respect to an Acquisition Proposal; (d) solicit proxies with respect to an Acquisition Proposal (other than the Transaction and the Asset Purchase Agreement); or (e) initiate a vote of the Company’s Shareholders with respect to an Acquisition Proposal. Notwithstanding the foregoing, Principal Shareholder may (and may permit its Affiliates to) participate in discussions and negotiations with any Person making an Acquisition Proposal if: (i) the Company is engaging in discussions or negotiations with such Person in accordance with Section 6.03 of the Asset Purchase Agreement; and (ii) Principal Shareholder’s negotiations and discussions are in conjunction with and ancillary to the Company’s discussions and negotiations.
9. No Agreement as Director or Officer.   Principal Shareholder makes no agreement or understanding in this Agreement in Principal Shareholder’s capacity as a director or officer of the Company and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Principal Shareholder in Principal Shareholder’s capacity as such a director or officer, including in exercising rights under the Asset Purchase Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit, or restrict Principal Shareholder from exercising Principal Shareholder’s fiduciary duties as an officer or director to the Company or its shareholders.
10. Further Assurances.   Principal Shareholder agrees, from time to time, at the reasonable request of Buyer and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonable required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

11. Stop Transfer Instructions.   At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, Principal Shareholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of the Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.
12. Specific Performance.   Each Party hereto acknowledges that it may be impossible to measure in money the damage to the other Party if a Party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party may not have an adequate remedy at Law or damages. Accordingly, each Party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at Law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party has an adequate remedy at Law. Each Party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other Party’s seeking or obtaining such equitable relief.
13. Entire Agreement.   This Agreement supersedes all prior agreements, written or oral, between the Parties hereto with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the Parties hereto. No waiver of any provisions hereof by either Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.
14. Notices.   All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 14):
If to Buyer:	Seneca Foods Corporation 3736 South Main Street Marion, New York 14505 E-mail: jexner@senecafoods.com Attention: John D. Exner
with a copy to:	Bond, Schoeneck & King, PLLC 200 Delaware Avenue, Suite 900 Buffalo, New York 14202 E-mail: mdonlon@bsk.com Attention: Michael C. Donlon
If to Principal Shareholder:	To the address, email address, or facsimile number set forth for Principal Shareholder on the signature page hereof.
With a copy to	Hill Ward Henderson 101 East Kennedy Boulevard, Suite 3700 Tampa, Florida 33602 E-mail: dave.felman@hwhlaw.com Attention: David S. Felman

15. Miscellaneous.
(a) Governing Law.   This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.
(b) Submission to Jurisdiction.   Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Chancery Court, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the Federal courts of the United States of America or other courts of the State of Delaware. Each of the Parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 14 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 15(b); (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise); and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action, or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action, or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
(c) Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15(b).
(d) Severability.   If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(e) Counterparts.   This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
(f) Section Headings.   All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.
(g) Assignment.   Neither Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party hereto, except that Buyer may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns. Any assignment contrary to the provisions of this Section 15(g) shall be null and void.
(h) No Third-Party Beneficiaries.   Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement.
[signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.
GRAY & COMPANY
By:

Name: Timothy J. Benjamin
Title:   Treasurer
[Signature Page to Voting Agreement]
IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

Number of Shares of Company Common Stock Beneficially Owned as of the date of this Agreement:
Street Address:
City/State/Zip Code:
Email:
[Signature Page to Voting Agreement]

ANNEX E
PARADISE, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
INCLUDED IN THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED
DECEMBER 31, 2018
E-i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and
Stockholders of Paradise, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Paradise, Inc., and subsidiaries (collectively, the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Warren Averett, LLC
We have served as the Company’s auditor since 2007.
Birmingham, Alabama
April 1, 2019

PARADISE, INC.
AND SUBSIDIARIES
Consolidated Balance Sheets
ASSETS
	DECEMBER 31,
	2018	2017
CURRENT ASSETS:
Cash	$8,036,052	$8,668,012
Accounts Receivable, Net of Allowance for Doubtful Accounts of $ -0- and Allowance for Returns of $1,000,826 (2018) and $1,566,578 (2017)	1,993,564	1,870,649
Inventories, Net	9,331,533	9,528,646
Income Tax Receivable	175,042	209,616
Prepaid Expenses and Other Current Assets	257,949	224,384
Total Current Assets	19,794,140	20,501,307
PROPERTY, PLANT AND EQUIPMENT, Net	4,126,848	4,271,727
GOODWILL	413,280	413,280
DEFERRED INCOME TAXES	126,084	—
OTHER ASSETS	323,390	345,415
TOTAL ASSETS	$24,783,742	$25,531,729

LIABILITIES AND STOCKHOLDERS’ EQUITY
	DECEMBER 31,
	2018	2017
CURRENT LIABILITIES:
Short-Term Debt	$284,016	$541,572
Accounts Payable	931,424	638,896
Accrued Credits Due Fruit Customers	333,244	409,131
Accrued Expenses	488,248	419,783
Total Current Liabilities	2,036,932	2,009,382
DEFERRED INCOME TAXES	—	83,687
Total Liabilities	2,036,932	2,093,069
STOCKHOLDERS’ EQUITY:
Common Stock, $.30 Par Value, 2,000,000 Shares Authorized, 583,094 Shares Issued and 519,600 Shares Outstanding	174,928	174,928
Capital in Excess of Par Value	1,288,793	1,288,793
Retained Earnings	21,556,308	22,248,158
	23,020,029	23,711,879
Treasury Stock, at Cost, 63,494 Shares	273,219	273,219
Total Stockholders’ Equity	22,746,810	23,438,660
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$24,783,742	$25,531,729

The Accompanying Notes are an Integral Part of These Consolidated Financial Statements

PARADISE, INC.
AND SUBSIDIARIES
Consolidated Statements of Operations
	FOR THE YEARS ENDED DECEMBER 31,
	2018	2017
NET SALES	$20,134,998	$21,518,492
COSTS AND EXPENSES:
Cost of Goods Sold	16,869,477	17,122,293
Selling, General and Administrative Expenses	3,955,610	3,940,064
Amortization Expense	18,000	6,000
Total Costs and Expenses	20,843,087	21,068,357
(LOSS) INCOME FROM OPERATIONS	(708,089)	450,135
OTHER (EXPENSES) INCOME – NET	(9,435)	8,493
(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(717,524)	458,628
BENEFIT (PROVISION) FOR INCOME TAXES	103,614	(143,815)
NET (LOSS) INCOME	$(613,910)	$314,813
(LOSS) EARNINGS PER SHARE:
Basic	$(1.18)	$0.61
Diluted	$(1.18)	$0.61

The Accompanying Notes are an Integral Part of These Consolidated Financial Statements

PARADISE, INC.
AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders’ Equity
For the Years Ended December 31, 2018 and 2017
	COMMON STOCK	CAPITAL IN EXCESS OF PAR VALUE	RETAINED EARNINGS	TREASURY STOCK	TOTAL
Balance, December 31, 2016	$174,928	$1,288,793	$22,063,245	$(273,219)	$23,253,747
Cash Dividends Declared, $0.25 per Share			(129,900)		(129,900)
Net Income			314,813		314,813
Balance, December 31, 2017	174,928	1,288,793	22,248,158	(273,219)	23,438,660
Cash Dividends Declared, $0.15 per Share			(77,940)		(77,940)
Net Loss			(613,910)		(613,910)
Balance, December 31, 2018	$174,928	$1,288,793	$21,556,308	$(273,219)	$22,746,810

The Accompanying Notes are an Integral Part of These Consolidated Financial Statements

PARADISE, INC.
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
	FOR THE YEARS ENDED DECEMBER 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (Loss) Income	$(613,910)	$314,813
Adjustments to Reconcile Net (Loss) Income to Net Cash used in Operating Activities:
Provision for Sales Returns	(565,752)	351,425
Provision for Estimated Inventory Returns	(428,940)	255,268
Provision for Deferred Income Taxes	(209,771)	(42,795)
Loss on the Sale of Equipment	13,380	—
Depreciation and Amortization	428,126	415,381
Decrease (Increase) in:
Accounts Receivable	442,837	(113,466)
Inventories	626,053	(1,478,881)
Prepaid Expenses and Other Current Assets	(33,565)	72,467
Income Tax Receivable	34,574	(209,616)
Other Assets	6,500	7,704
Increase (Decrease) in:
Accounts Payable	292,528	(169,800)
Accrued Expenses	(7,422)	139,737
Net Cash used in Operating Activities	(15,362)	(457,763)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Property, Plant and Equipment	(333,627)	(544,472)
Proceeds from Sale of Equipment	55,000	26,000
Change in Cash Surrender Value of Life Insurance	15,525	40,875
Net Cash used in Investing Activities	(263,102)	(477,597)
CASH FLOWS FROM FINANCING ACTIVITIES:
Line of Credit Origination Costs	—	(36,000)
Proceeds from Short-Term Debt	853,706	1,624,351
Dividends Paid	(77,940)	(129,900)
Payments on Short-Term Debt	(1,129,262)	(1,095,717)
Net Cash (used in) provided by Financing Activities	(353,496)	362,734
NET CHANGE IN CASH	(631,960)	(572,626)
CASH, at Beginning of Year	8,668,012	9,240,638
CASH, at End of Year	$8,036,052	$8,668,012
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash Paid During the Year for:
Income Taxes	$164,260	$396,225
Interest	$0	$0

The Accompanying Notes are an Integral Part of These Consolidated Financial Statements

PARADISE, INC.
AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018 AND 2017
NOTE 1: SIGNIFICANT ACCOUNTING POLICIES
Paradise, Inc. operations are conducted through two business segments, candied fruit and molded plastics. The primary operation of the fruit segment is production of candied fruit, a basic fruitcake ingredient, sold to manufacturing bakers, institutional users, and retailers for use in home baking. Also, based on market conditions, the processing of frozen strawberry products, for sale to commercial and institutional users such as preserves, dairies, drink manufacturers, etc. The molded plastics segment provides production of plastic containers for the Company’s products and other molded plastics for sale to unaffiliated customers. Substantially all of the Company’s customers are located in the United States of America.
Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, after elimination of all material intercompany accounts, transactions and profits.
Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Fair Value of Financial Instruments
The aggregated net fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, receivables, payables, accrued expenses and short-term borrowings. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.
Cash and Cash Equivalents
Cash and cash equivalents include demand deposits with banks and all highly liquid investments with original maturities of three months or less.
Accounts Receivable and Revenue Recognition
Management reviews subsequent collections on accounts receivable and writes off all year-end balances that are not deemed collectible by the time the consolidated financial statements are issued. Additionally, management has provided for estimated product returns by applying an allowance against Accounts Receivable for the invoiced price of the returns. A provision to recognize a related estimate of finished goods returns has been added to inventories.
Management considers the remaining accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts has been established as of December 31, 2018 and 2017. If accounts become uncollectible, they will be charged to operations when that determination is made. The Company does not have a policy to charge interest on past due amounts. Accounts Receivable are considered past due based on invoice terms.
The Company recognizes revenue upon the shipment or delivery of goods, depending on the agreed upon terms with its customers.

PARADISE, INC.
AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018 AND 2017

NOTE 1: SIGNIFICANT ACCOUNTING POLICIES – (CONTINUED)

Inventories
Inventories are valued at the lower of cost (first-in, first-out) or net realizable value. Cost includes material, labor, factory overhead and depreciation.
Property, Plant and Equipment
Property, plant and equipment are stated at cost. Generally, the straight-line method is used in computing depreciation. Estimated useful lives of property, plant and equipment range from 3 – 40 years.
Expenditures which significantly increase values or extend useful lives are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Upon sale or retirement of property, plant and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in the current earnings.
Goodwill
Goodwill totaling $413,280 represents the excess purchase price over the fair value of the net assets acquired in the acquisition of Mastercraft Products Corporation. These costs are reviewed for impairment at least annually or more frequently upon the occurrence of an event or when circumstances indicate that goodwill may be impaired. During the years ended December 31, 2018 and 2017, the Company determined that its goodwill was not impaired.
Long-lived Assets
The Company’s long-lived assets other than goodwill are reviewed for potential impairment whenever events or circumstances indicate that the carrying amounts may not be recoverable. During the years ended December 31, 2018 and 2017, the Company determined that its long-lived assets were not impaired.
Selling Expenses
The Company considers freight delivery costs to be selling expenses and has included $617,218 (2018) and $590,107 (2017) in selling, general and administrative expenses in the accompanying statements of income.
Employee Benefit Plan
The Company has a 401(k) retirement plan for all eligible employees. Eligibility requirements for employees are based on completing 1,000 hours of service by the end of the first twelve months of consecutive employment and being at least 21 years old. Employee contributions are voluntary and subject to Internal Revenue Service limitations. The Company provides a matching contribution subject to annual review of the Company’s financial performance. For the years ended December 31, 2018 and 2017, the Company incurred $25,271 and $26,630, respectively, in 401(k) expense.
Earnings Per Share
Basic and diluted earnings per common share are based on the weighted average number of shares outstanding and assumed to be outstanding of 519,600 shares at December 31, 2018 and 2017. There are no dilutive securities outstanding at December 31, 2018 and 2017.
Income Taxes
The Company’s provision for income taxes includes amounts payable or refundable for the current year, the effects of deferred taxes and impacts from uncertain tax positions. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between

PARADISE, INC.
AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018 AND 2017

NOTE 1: SIGNIFICANT ACCOUNTING POLICIES – (CONTINUED)

the financial statement and tax basis of the Company’s assets and liabilities, operating loss carryforwards and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the years in which those differences are expected to reverse.
The realization of certain deferred tax assets is dependent on generating sufficient taxable income in the appropriate jurisdiction prior to the expiration of the carryforward periods. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. When assessing the need for a valuation allowance, the Company considers any carryback potential, future reversals of existing taxable temporary differences (including liabilities for unrecognized tax benefits), future taxable income and tax planning strategies.
The Company recognizes tax benefits in its financial statements from uncertain tax positions only if it is more likely than not that the tax position will be sustained based on the technical merits of the position. The amount the Company recognizes is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon resolution. Future changes related to the expected resolution of uncertain tax positions could affect tax expense in the period when the change occurs.
The Company monitors for changes in tax laws and reflect the impacts of tax law changes in the period of enactment. In response to the United States tax reform legislation enacted on December 22, 2017 (“U.S. tax reform”), the U.S. Securities and Exchange Commission (“SEC”) issued guidance that allowed the Company to record provisional amounts for the impacts of U.S. tax reform if the full accounting could not be completed before the Company filed their 2017 financial statements. For provisions of the tax law where the Company was unable to make a reasonable estimate of the impact, the guidance allowed the Company to continue to apply the historical tax provisions in computing its income tax liability and deferred tax assets and liabilities as of December 31, 2017. The guidance allowed the Company to finalize accounting for the U.S. tax reform changes within one year of the December 22, 2017 enactment date.
Reclassifications
Certain minor reclassifications have been made to the 2017 consolidated financial statements in order to conform to the classifications used in 2018.
Impact of Recently Issued Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU replaced most existing revenue recognition guidance in U.S. GAAP when it became effective. The revenue guidance is effective for annual reporting periods beginning after December 15, 2017, with early adoption permitted as of the original effective date (annual reporting periods beginning after December 15, 2016). The ASU may be applied retrospectively to historical periods presented or as a cumulative-effect adjustment as of the date of adoption. The Company adopted the new standard on January 1, 2018 on a full retrospective basis. There was no material financial impact from adopting the new revenue standard.
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842)(ASU 2016-02). Under ASU 2016-2, an entity will be required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. ASU 2016-02 offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. For public companies, ASU 2016-02 is effective for annual reporting periods beginning after December 15,

PARADISE, INC.
AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018 AND 2017

NOTE 1: SIGNIFICANT ACCOUNTING POLICIES – (CONTINUED)

2018, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. The Company has evaluated the effect of this standard at December 31, 2018. There was no material financial impact.
Except as noted above, the Company’s management does not believe that recent codified pronouncements by the Financial Accounting Standards Board (“FASB”) (including its EITF), the AICPA or the Securities and Exchange Commission will have a material impact on the Company’s current or future consolidated financial statements.
NOTE 2: INVENTORIES
	2018	2017
Supplies	$203,562	$194,346
Raw Materials	6,509,732	5,855,658
Work in Progress	885,655	1,077,718
Finished Goods	1,732,584	2,400,924
Total	$9,331,533	$9,528,646

Included in Finished Goods inventory are estimated returns related to the Provision for Sales Returns totaling $746,985 (2018) and $1,175,925 (2017).
Substantially all inventories are pledged as collateral for certain short-term obligations.
NOTE 3: PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment consisted of the following:
	2018	2017
Land and Improvements	$656,040	$656,040
Buildings and Improvements	7,921,697	7,944,723
Machinery and Equipment	13,502,773	13,289,669
Vehicles	767,615	705,189
Furniture and Fixtures	734,254	721,511
Total	23,582,379	23,317,132
Less: Accumulated Depreciation	19,455,531	19,045,405
Net	$4,126,848	$4,271,727

All of the real property, machinery and equipment are pledged as collateral for the Company’s short-term debt obligations.
Depreciation expense for the years ended December 31, 2018 and 2017 was $410,126 and $409,381, respectively.

PARADISE, INC.
AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018 AND 2017

NOTE 4: SHORT-TERM DEBT
	2018	2017
Letters of credit and other short-term debt under a revolving line of credit with a bank.	$284,016	$541,572
TOTAL	$284,016	$541,572

On July 31, 2017, Paradise, Inc. renewed its revolving line of credit with SunTrust Bank through July 31, 2019. This renewal provides for a maximum limit of  $12 million and a borrowing limit of 80% of the Company’s eligible receivables plus the lessor of  $6,000,000 or 50% of the Company’s eligible inventory from January 1 to May 31 and 60% from June 1 to December 31 of each year. Within this agreement are letters of credit with a limit of  $1,750,000. The Company’s borrowings are secured by all of the assets of the Company and requires that certain conditions be met for the Company to continue borrowing, including debt service coverage and debt to equity ratios and other financial covenants including an agreement not to encumber a mortgage on the property without bank approval. The Company was in compliance with these covenants at December 31, 2018. Interest is payable monthly at the bank’s LIBOR plus 1.75%.
Amortization expense of loan origination costs for the years ended December 31, 2018 and 2017 was $18,000 and $6,000, respectively.
NOTE 5: OPERATING LEASES
The Company leases certain automobiles and office equipment under operating leases ranging in length from thirty-six to sixty months. Lease payments charged to operations amounted to $72,687 (2018) and $79,457 (2017), respectively.
At December 31, 2018, future minimum payments required under leases with terms greater than one year are as follows:
Years Ending December 31,	Operating Leases
2019	$34,950
2020	12,846
2021	980
Total Minimum Lease Payments	$48,776

NOTE 6: ACCRUED EXPENSES
Accrued Expenses consisted of the following:
	2018	2017
Accrued Payroll	$222,042	$196,558
Accrued Brokerage Payable	210,040	181,900
Coupon Reimbursement	56,166	41,325
Total	$488,248	$419,783

PARADISE, INC.
AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018 AND 2017

NOTE 7: PROVISION FOR FEDERAL AND STATE INCOME TAXES
The Company’s provision (benefit) for income taxes was as follows:
	2018	2017
Current Federal Taxes	$106,157	$168,909
Current State Taxes	—	17,701
Current Provision	106,157	186,610
Deferred Federal Taxes	(166,234)	(38,667)
Deferred State Taxes	(43,537)	(4,128)
Deferred Provision	(209,771)	(42,795)
Total Provision (Benefit)	$(103,614)	$143,815

The income tax provision (benefit) differs from the amount of tax determined by applying the Federal statutory rate as follows:
	2018	2017
Statutory tax	$(150,680)	$155,934
State income tax, net of federal tax	(39,464)	16,648
Nondeductible expenses	60,342	6,390
Change in deferred taxes due to enacted changes in tax law	—	(35,148)
Other	26,188	(9)
	$(103,614)	$143,815

Net deferred tax assets and liabilities were comprised of the following:
	2018	2017
Current deferred tax assets (liabilities):
Allowance for Sales Returns and Related Provision for Return of Finished Goods	$67,268	$103,523
Inventory Valuation	277,475	184,580
Prepaid Expenses	(49,403)	(98,653)
Net Operating Loss	105,384	—
Charitable Contribution	1,413	—
Total deferred tax assets	$402,137	$189,450
Non current deferred tax liabilities:
Tax over Book Depreciation and Amortization	$(276,053)	$(273,137)
Total deferred tax liabilities – noncurrent	$(276,053)	$(273,137)
Net deferred tax asset (liability)	$126,084	$(83,687)

As of December 31, 2018 and 2017, we do not expect that any of the tax positions taken by the Company, if challenged, would result in a significant tax liability.

PARADISE, INC.
AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018 AND 2017

NOTE 8: BUSINESS SEGMENT DATA
The Company’s operations are conducted through two business segments. These segments, and the primary operations of each, are as follows:
BUSINESS SEGMENT	OPERATION
Candied Fruit	Production of candied fruit, a basic fruitcake ingredient, sold to manufacturing bakers, institutional users, and retailers for use in home baking. Also, based on market conditions, the processing of frozen strawberry products, for sale to commercial and institutional users such as preservers, dairies, drink manufacturers, etc.
Molded Plastics	Production of plastics containers and other molded plastics for sale to various food processors and others.
	YEAR ENDED 2018	YEAR ENDED 2017
NET SALES IN EACH SEGMENT
Candied Fruit:
Sales to Unaffiliated Customers	$14,954,061	$16,566,096
Molded Plastics:
Sales to Unaffiliated Customers	5,180,937	4,952,396
Net Sales	$20,134,998	$21,518,492

	YEAR ENDED 2018	YEAR ENDED 2017
THE OPERATING PROFIT OF EACH SEGMENT IS LISTED BELOW
Candied Fruit	$2,869,091	$4,148,227
Molded Plastics	396,430	247,972
Operating Profit of Segments	3,265,521	4,396,199
General Corporate Expenses, Net	(3,916,150)	(3,905,263)
General Corporate Depreciation and Amortization Expense	(57,460)	(40,801)
Other (Expense) Income	(9,435)	8,493
(Loss) Income Before Provision for Income Taxes	$(717,524)	$458,628

PARADISE, INC.
AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018 AND 2017

NOTE 8: BUSINESS SEGMENT DATA – (CONTINUED)

Operating profit is composed of net sales, less direct costs and overhead costs associated with each segment. The candied fruit segment purchases items from the molded plastics segment at cost. These transactions are then eliminated during consolidation. Due to the high degree of integration between the segments of the Company, it is not practical to allocate general corporate expenses, interest, and other income between the various segments.
	YEAR ENDED 2018	YEAR ENDED 2017
Identifiable Assets of Each Segment are Listed Below:
Candied Fruit	$11,224,415	$11,078,549
Molded Plastics	3,807,342	4,231,007
Identifiable Assets	15,031,757	15,309,556
General Corporate Assets	9,751,985	10,222,173
Total Assets	$24,783,742	$25,531,729

Included in Identifiable Assets of the Molded Plastics Segment is goodwill totaling $413,280 at both December 31, 2018 and 2017.
Identifiable assets by segment are those assets that are principally used in the operations of each segment. General corporate assets are principally cash, land and buildings.
	YEAR ENDED 2018	YEAR ENDED 2017
Depreciation and Amortization Expense of Each Segment are Listed Below:
Candied Fruit	$216,210	$216,607
Molded Plastics	154,456	157,973
Segment Depreciation and Amortization Expense	370,666	374,580
General Corporate Depreciation and Amortization Expense	57,460	40,801
Total Depreciation and Amortization Expense	$428,126	$415,381

	YEAR ENDED 2018	YEAR ENDED 2017
Capital Expenditures of Each Segment are Listed Below:
Candied Fruit	$231,504	$492,425
Molded Plastics	24,294	41,757
Segment Capital Expenditures	255,798	534,182
General Corporate Capital Expenditures	77,829	10,290
Total Capital Expenditures	$333,627	$544,472

The Company conducts operations only within the United States. Foreign sales are insignificant; primarily all sales are to domestic companies.

PARADISE, INC.
AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018 AND 2017

NOTE 9: MAJOR CUSTOMERS
During 2018, the Company derived 12% and 12% of its consolidated revenues from each Walmart Stores, Inc. and Aqua Cal, Inc., respectively. During 2017, the Company derived 17% and 10% of its consolidated revenues from Walmart Stores, Inc. and Aqua Cal, Inc., respectively. As of December 31, 2018 and 2017, Walmart Stores, Inc.’s accounts receivable balance represented 62% and 63% of total accounts receivable before allowance for returns, respectively, and Aqua Cal, Inc.’s accounts receivable balance represented 8% and 9% of total accounts receivable at December 31, 2018 and 2017, respectively.
NOTE 10: MAJOR VENDORS
During 2018 and 2017, the Company purchased 53% and 35% of its inventory from three suppliers. At December 31, 2018 and 2017, amounts owed to these suppliers is 32% and 10% of total accounts payable, respectively.
NOTE 11: CONCENTRATION OF CREDIT RISK
Cash is maintained at a major financial institution and, at times, balances may exceed federally insured limits. The Company’s deposits in excess of federally insured limits at December 31, 2018 and 2017 were approximately $7,639,000 and $8,188,000, respectively.

ANNEX F
PARADISE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
The following unaudited pro forma condensed consolidated financial information has been derived from the historical financial statements of Paradise, Inc. (the “Company”), adjusted to give effect to the Asset Sale. More specifically, the unaudited pro forma condensed consolidated statement of operations for the fiscal years ended December 31, 2018 and 2017 have been prepared with the assumption that the Asset Sale occurred as of January 1, 2017. The Company is not presenting an unaudited pro forma condensed consolidated balance sheet because it believes that it cannot do so without unreasonable effort and expense and that doing so would exceed what is material to its shareholders.
The unaudited pro forma condensed consolidated financial information has been prepared based upon assumptions deemed appropriate by management. The unaudited pro forma condensed consolidated financial information and pro forma adjustments are based upon information available as of the date of this proxy statement, have been presented solely for informational purposes and are not necessarily indicative of the condensed consolidated statements of operations that would have been realized had the Asset Sale occurred as of the date indicated, nor is it meant to be indicative of any future consolidated financial position or future results of operations.
Historical condensed consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed consolidated financial information to give effect to pro forma events that are (1) directly attributable to the Asset Sale, (2) factually supportable, and (3) are expected to have a continuing impact on financial results following the Asset Sale. Accordingly, the accompanying unaudited pro forma condensed consolidated statements of operations do not include realized gains from the Asset Sale. The adjustments presented are based on currently available information and reflect certain estimates and assumptions. Therefore, actual results may differ from the pro forma adjustments.
The unaudited pro forma condensed consolidated financial statements are based on the Company’s historical consolidated financial statements and should be read in conjunction with the audited financial statements for the Company for the fiscal years ended December 31, 2018 and 2017, which are included elsewhere in this proxy statement.
F-1

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year ended Dec. 31	2018			2017
	As Reported	Pro Forma Adjustment (Fruit Business)	Pro Forma Plastics Business	As Reported	Pro Forma Adjustment (Fruit Business)	Pro Forma Plastics Business
NET SALES	$20,134,998	$14,954,061	$5,180,937	$21,518,492	$16,566,096	$4,952,396
Segment % of Total Revenue
Cost of Goods Sold	16,869,477	12,084,970	4,784,507	17,122,293	12,417,869	4,704,424
Gross Profit*(1)	3,265,521	2,869,091	396,430	4,396,199	4,148,227	247,972
	100%	88%	12%	100%	94%	6%
Selling, General & Administrative*(2)	3,955,610	3,480,937	474,673	3,940,064	3,703,660	236,404
Amortization Expense	18,000	18,000	0	6,000	6,000	0
Other Expenses (Income) – Net	9,435	9,435	0	(8,493)	(8,493)	0
Income (loss) from Operations	(717,524)	(639,281)	(78,243)	458,628	447,060	11,568
Benefit (Provision) for Income Taxes	103,614	91,181	12,433	(143,815)	(135,186)	(8,629)
Net (Loss) Income	$(613,910)	$(548,100)	$(65,810)	$314,813	$311,874	$2,939
Loss (earnings per share)
Basic	$(1.18)	$(1.05)	$(0.13)	$0.61	$0.60	$0.01
Diluted	$(1.18)	$(1.05)	$(0.13)	$0.61	$0.60	$0.01

*(1)
As reported in the Company’s financial statements

*(2)
Allocated based on Gross Profit %

F-2

PARADISE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned holder of Common Stock of Paradise, Inc., a corporation organized under the laws of the State of Florida, does hereby appoint Melvin S. Gordon and Tracy W. Schulis, and each of them, as due and lawful attorneys in-fact (each of whom shall have full power of substitution), to represent and vote, as designated below, all the shares of Common Stock of Paradise, Inc. held of record by the undersigned shareholder as of the close of business on April [•], 2019, at the annual meeting of shareholders of Paradise, Inc., to be held on [•], 2019, at [•], or any adjournment thereof on the following matters:
1.
To approve the Asset Sale of the Fruit Business to the Buyer pursuant to the Purchase Agreement, and to approve and adopt the Purchase Agreement and the transactions contemplated thereunder.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.
To approve the Liquidation of the Company in accordance with the Liquidation Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.
To elect five (5) Directors to hold office until the next annual meeting of shareholders, if any.

☐ FOR all Nominees listed below	☐ WITHHOLD AUTHORITY to vote for all the Nominees (except as marked to the contrary below)
Nominees:
Mark H. Gordon	Tracy W. Schulis
Melvin S. Gordon	Eugene L. Weiner
Randy S. Gordon
INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided.
4.
Ratification of Warren Averett, LLC as the Company’s independent accountants for 2019.

☐ FOR	☐ AGAINST	☐ ABSTAIN
5.
To adjourn the annual meeting of shareholders in order to solicit additional proxies in the event there are insufficient votes to approve one or more the foregoing proposals or for any other reason as the Board of Directors deems appropriate.

☐ FOR	☐ AGAINST	☐ ABSTAIN
6.
To approve, on a non-binding, advisory basis, the Severance Payments that may be paid or become payable to named executive officers based on or otherwise related to the Asset Sale and the Liquidation Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN
7.
To approve, on a non-binding, advisory basis, the compensation of named executive officers as disclosed in the “Summary Compensation Table” and accompanying disclosure.

☐ FOR	☐ AGAINST	☐ ABSTAIN
In their discretion, on such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given by the undersigned shareholder, this Proxy will be voted “FOR” the election of all director nominees listed above and “FOR” each of the other proposals.
(Please Sign and Date on Reverse Side)
(Continue from Other Side)

PLEASE SIGN AND RETURN PROMPTLY
Please sign your name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or other similar capacity so indicate. If the owner is a corporation, or other business entity, an authorized officer or person in similar capacity, should sign for the corporation or other business entity, and state his or her title. This Proxy shall be deemed valid for all shares held in all capacities that they are held by the signatory.
Date:	, 2019
Signatures:

Title or Authority (if applicable)
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.